Exhibit 10.1 SSB Bank Employee Stock Ownership Plan Prepared by: Luse Gorman, PC

SSB Bank Employee Stock Ownership Plan

TABLE OF CONTENTS

EMPLOYER INFORMATION	1

PLAN INFORMATION	2

SECTION A. GENERAL INFORMATION	2
Plan Name/Effective Date	2
Plan Features	2
ESOP Contributions	2
Compensation	3
Compensation Exclusions	4
Definitions	4

SECTION B. ELIGIBILITY	5
Exclusions	5
Eligibility Service Rules	5
Eligibility for Non-Elective Contributions	6
Eligibility Service Computation Rules	7

SECTION C. CONTRIBUTIONS	8
Non-Elective - Allocation Service	8
Non-Elective - Formula	9
Vesting Service Rules	10
Vesting Schedules	11

SECTION E. DISTRIBUTIONS	12
Normal/Early Retirement	12
Time & Form of Payment	13
Payments on Death	14
Cash Out	15
Required Beginning Date	15

SECTION F. IN-SERVICE WITHDRAWALS	15
Vesting Status	15
Retirement/Hardship/Age	16
Other Withdrawals	17
Conditions/Limitations	17
Loans	17

SECTION G. PLAN OPERATIONS AND TOP-HEAVY	17
Plan Operations	18
Statute of Limitations	20
Top-Heavy	20

SECTION I. MISCELLANEOUS	21

SECTION J. EXECUTION PAGE	22

CUSTOM LANGUAGE ADDENDUM	23

ADDENDA EXECUTION PAGE	24

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[Intended for Cycle A3]

ADOPTION AGREEMENT

ESOP

The undersigned adopting employer hereby adopts this Plan. The Plan is intended to qualify as a tax-exempt plan under Code sections 401(a) and 501(a), respectively. The ESOP Accounts of the Plan and the applicable portion of the Trust are also intended to qualify as a tax-exempt employee stock ownership plan and trust under Code section 4975(e)(7). The Plan shall consist of this Adoption Agreement, its related Basic Plan Document #CA3-ESOP and any related Appendix and Addendum to the Adoption Agreement. Unless otherwise indicated, all Section references are to Sections in the Basic Plan Document.

EMPLOYER INFORMATION

NOTE: An amendment is not required to change the responses in items 1-13 below.

1.	Name of adopting employer (Plan Sponsor): SSB Bank
2.	Address: 8700 Perry Highway
3.	City: Pittsburgh
4.	State: PA
5.	Zip: 15212
6.	Phone number: 412 322-9023
7.	Fax number: ________
8.	Plan Sponsor EIN: 25-0971786
9.	Plan Sponsor fiscal year end: 12/31
10.	Entity Type
a.	Plan Sponsor entity type:
i.	☒ C Corporation
ii.	☐ S Corporation
iii.	☐ Non Profit Organization
iv.	☐ Partnership
v.	☐ Limited Liability Company
vi.	☐ Limited Liability Partnership
vii.	☐ Sole Proprietorship
viii.	☐ Union
ix.	☐ Government Agency
x.	☐ Other: ______ (must be a legal entity recognized under the Code)
b.	If "Union" (10a.viii) is selected, enter name of the representative of the parties who established or maintain the Plan:
11.	State of organization of Plan Sponsor: PA
12.	Affiliated Service Groups
☐	The Plan Sponsor is a member of an affiliated service group. List all members of the group (other than the Plan Sponsor): ______

NOTE: Affiliated service group members must adopt the Plan with the approval of the Plan Sponsor to participate.

NOTE: Listing affiliated service group members is for information purposes only and is optional.

13.	Controlled Groups
☒	The Plan Sponsor is a member of a controlled group. List all members of the group (other than the Plan Sponsor): SSB Bancorp, Inc. and SSB Bancorp, MHC

NOTE: Controlled group members must adopt the Plan with the approval of the Plan Sponsor to participate.

NOTE: Listing controlled group members is for information purposes only and is optional.

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 SECTION A. GENERAL INFORMATION

PLAN INFORMATION

SECTION A. GENERAL INFORMATION

Plan Name/Effective Date

1.	Plan Number: 002
2.	Plan name:
a.	SSB Bank Employee Stock Ownership Plan
b.
3.	Effective Date
a.	Original effective date of Plan: 1/1/2018
b.	☐ This is a restatement of a previously-adopted plan. Effective date of Plan restatement: _____

NOTE: The date specified in A.3a for a new plan may not be earlier than the first day of the Plan Year during which the Plan is adopted by the Plan Sponsor.

NOTE: If A.3b is not selected, the Effective Date of the terms of this document shall be the date specified in A.3a. If A.3b is selected, the Effective Date of the restatement shall be the date specified in A.3b. However if the Adoption Agreement states another specific effective date for any Plan provision, when a provision of the Plan states another effective date, such stated specific effective date shall apply as to that provision. The date specified in A.3b for an amended and restated plan may not be earlier than the first day of the Plan Year during which the amended and restated Plan is adopted by the Plan Sponsor.

4.	Plan Year
a.	Plan Year means each 12-consecutive month period ending on December 31 (e.g. December 31)
b.	☐ The Plan has a short Plan Year. The short Plan Year begins and ends
5.	Limitation Year means:
a.	☒ Plan Year
b.	☐ calendar year
c.	☐ tax year of the Plan Sponsor
d.	☐ other: ______

NOTE: If A.5d is selected, the limitation year must be a consecutive 12-month period. This includes a fiscal year with an annual period varying from 52 to 53 weeks, so long as the fiscal year satisfies the requirements of Code section 441(f).

6.	Frozen Plan

☐ The Plan is frozen as to eligibility and benefits effective

NOTE: If A.6 is selected, no Eligible Employee shall become a Participant, no Participant shall be eligible to further participate in the Plan and no contributions shall accrue as of and after the date specified.

Plan Features

ESOP Contributions

7.	ESOP Accounts

The Non-Elective Contribution Account shall constitute the ESOP Accounts of the Plan for purposes of:

a.	☒ Investing in Employer Stock (Section 1.02.)
b.	☐ Investing in other investments types for diversification (Section 1.02.)
c.	If more than one ESOP Account is specified in A.7 and the Employer Stock to be allocated to ESOP Accounts is insufficient to fully fund the contributions to the ESOP Accounts, specify the ordering rule of the ESOP contributions made in the form of Employer Stock (Section 4A.01(b)):
i.	☐ Pro rata
ii.	☐ Pursuant to the special ordering rule:

NOTE: It may be possible for other Accounts to be specified as ESOP Accounts. Consult with appropriate counsel before specifying any other Accounts.

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SECTION A. GENERAL INFORMATION

Compensation

8.	Compensation
a.	Definition of Compensation for purposes of allocations:
i.	☒ W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.
ii.	☐ Withholding. Wages paid to an Employee by the Employer (in the course of the Employer's trade or business) within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.
iii.	☐ Section 415 Safe Harbor Option. As described in the definition of "Section 415 Safe Harbor Option" in Article 2 of the Basic Plan Document.
b.	If "415 Safe Harbor" is selected, exclude amounts received during the year by an employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income: _____
c.	Compensation is determined over the period specified below ending with or within the Plan Year:
i.	☒ Plan Year
ii.	☐ calendar year
iii.	☐ Plan Sponsor Fiscal Year
iv.	☐ Limitation Year
v.	☐ Other twelve-month period beginning on: (enter month and day)
d.	☒ Include deferrals in the definition of Compensation
e.	☐ Include deemed Code section 125 compensation in the definition of Compensation
f.	☐ Include differential military pay (as defined in Code section 3401(h)(2)) in the definition of Compensation
g.	☐ Include other pay (not otherwise included in A.8a):

NOTE: A.8c must be "Plan Year" if the Plan is excluding compensation earned before entry (A.12 is selected).

NOTE: If "Plan Year" is not selected in A.8c, for new/rehired Employees whose date of hire is less than 12 months before the end of the 12-month period designated, Compensation will be determined over the Plan Year.

NOTE: If deferrals (A.8d) are selected, Compensation shall also include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457. If the Plan uses the 415 Safe Harbor definition of Compensation (A.13a.iii is selected) and A.8c.i and/or A.8c.ii is not selected deferrals will not be included in Compensation for Non-Elective Contributions.

NOTE: If deemed 125 Compensation (A.8e) is selected, Compensation shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan. This option is meant to be interpreted consistent with Revenue Ruling 2002-27 and any superseding guidance.

NOTE: If A.8f is not selected and differential military pay exists, the payments will be included in Statutory Compensation.

NOTE: If other pay (A.8g) is selected, A.8g should indicate for what purposes and which class of Participants the Compensation is included, must be objectively determinable and may not be specified in a manner that is subject to Employer discretion.

9.	Post Severance Compensation
a.	☒ Include Post Severance Compensation in definition of Compensation

NOTE: A.9 will also apply for purposes of Statutory Compensation.

10.	Post Year End Compensation
a.	☐ Determine Compensation using Post Year End Compensation

NOTE: If selected, amounts earned during the current year and paid during the first few weeks of the next year will be included in current year Compensation.

NOTE: A.10 will also apply for purposes of Statutory Compensation.

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SECTION A. GENERAL INFORMATION

Compensation Exclusions

11.	Pay Before Participation

☒ Exclude pay earned before participation in the Plan from definition of Compensation

NOTE: If selected, Compensation shall include only that compensation which is actually paid to the Participant during that part of the Plan Year the Participant is eligible to participate in the Plan. If not selected, Compensation shall include that compensation which is actually paid to the Participant during the period specified in A.8c.

12.	414(s) Safe Harbor Alternative Definition

☒ Exclude certain benefits from definition of Compensation

NOTE: If selected, Compensation shall exclude all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits (Treas. Reg. section 1.414(s)-1(c)(3)).

13.	Other Pay
a.	Exclude other pay from definition of Compensation for the following Participants:
i.	☒ None
ii.	☐ Highly Compensated Employees only
iii.	☐ All Participants
b.	Describe other pay excluded from definition of Compensation:

NOTE: If All Participants (A.13a.iii) is selected, the definition of Compensation will not be a safe harbor definition within the meaning of Treas. Reg. 1.414(s)-1(c).

NOTE: A.13b will only apply if A.13a.ii or iii is selected. A.14b should indicate for what purposes and which class of Participants the Compensation is excluded.

NOTE: The pay specified above (A.13b) must be objectively determinable and may not be specified in a manner that is subject to Employer discretion.

NOTE: See Section 4.01(c) for rules regarding elections for bonuses or other special pay.

14.	Statutory Compensation
a.	Definition of Statutory Compensation:
i.	☒ W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation paid to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.
ii.	☐ Withholding. Wages within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source paid to the Employee by the Employer (in the course of the Employer's trade or business).
iii.	☐ Section 415 Safe Harbor Option. As described in the definition of "Section 415 Safe Harbor Option" in Article 2 of the Basic Plan Document.

NOTE: See A.9 and A.10 to determine if Statutory Compensation will include Post Severance Compensation and/or be determined using Post Year End Compensation.

NOTE: If A.8f is not selected and differential military pay exists, the payments will be included in Statutory Compensation.

Definitions

15.	Highly Compensated Employee
a.	☐ Use top-paid group election in determining Highly Compensated Employees
b.	☐ Use calendar year beginning with or within the preceding Plan Year in determining Highly Compensated Employees

NOTE: A.15b will only apply if the Plan Year end in A.4a is not December 31.

16.	Disability

Definition of Disability

a.	☒ Under Code section 22(e). The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.
b.	☐ Under the Social Security Act. The determination by the Social Security Administration that the Participant is

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SECTION A. GENERAL INFORMATION

eligible to receive disability benefits under the Social Security Act.

c.	☐ Inability to engage in comparable occupation. The Participant suffers from a physical or mental impairment that results in his inability to engage in any occupation comparable to that in which the Participant was engaged at the time of his disability. The permanence and degree of such impairment shall be supported by medical evidence.
d.	☐ Pursuant to other Employer Disability Plan. The Participant is eligible to receive benefits under a Employer-sponsored disability plan.
e.	☐ Under uniform rules established by the Plan Administrator. The Participant is mentally or physically disabled under a written nondiscriminatory policy.
f.	☐ Other:

NOTE: If A.16f is selected, provide the definition of Disability. The definition provided must be objectively determinable and may not be specified in a manner that is subject to discretion.

17.	Choice of Law

Name of state or commonwealth for choice of law (Section 14.05): Pennsylvania

SECTION B. ELIGIBILITY

Exclusions

The term "Eligible Employee" shall not include (Check items B.1 - B.4 as appropriate):

1.	☒ Union Employees Any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan.
2.	☒ Any Leased Employee (as defined in Article 2).
3.	☒ Non-Resident Aliens Any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).
4.	Other Employees

☐ Other:

NOTE: If selected, describe other excluded Employees from definition of Eligible Employee and indicate for what purposes, the Employees are excluded. The definition provided must be objectively determinable and may not be specified in a manner that is subject to discretion.

NOTE: See Section 3.04(a) for rules regarding excluded employees.

5.	Opt-Out

☒ An Employee may irrevocably elect not to participate in Plan pursuant to Treas. Reg. section 1.401(k)-1(a)(3)(v).

Eligibility Service Rules

6.	Other Employer Service
☒	Count years of service with employers other than the Employer for eligibility purposes. List other employers and indicate for what purposes the service applies along with any limitations: SSB Bank and its predecessors
7.	Break in Service
a.	☒ Rule of parity. Exclude eligibility service before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance if an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions.
b.	☐ One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude eligibility service before such period until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

NOTE: B.7b applies for purposes of eligibility to receive Non-Elective Contributions only.

NOTE: B.7c could be used, for example, to require less than 500 hours of service (but not more than 500 hours) for a One-Year Break in Service under B.7a and/or B.7b, or to specify that the break in service rule(s) only apply to certain contributions.

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SECTION B. ELIGIBILITY

8.	Special Participation Date
a.	☒ Allow immediate participation for all Eligible Employees employed on a specific date. All Eligible Employees employed on 1/1/2018 shall become eligible to participate in the Plan as of 1/1/2018
b.	☒ The Plan provides conditions or limitations on immediate participation: If [date] is not the closing date of the stock offering of SSB Bancorp, Inc., the Eligible Employees who are employed on the closing date of the stock offering.

NOTE: If B.8b applies (B.8a is selected) and is selected, describe the conditions or limitations and indicate for what purposes the conditions or limitations apply. The conditions/limitations must be objectively determinable and may not be specified in a manner that is subject to discretion.

Eligibility for Non-Elective Contributions

9.	Age Requirement for Non-Elective Contributions

Minimum age requirement for Non-Elective Contributions: 18

NOTE: Age 21 maximum; an age 26 maximum will apply instead if the Plan is maintained exclusively for employees of an educational institution (as defined in Code section 170(b)(1)(A)(ii)) by an employer which is exempt from tax under section 501(a) which provides that each Participant having at least 1 year of service has a right to 100 percent of his accrued benefit under the Plan which is nonforfeitable (within the meaning of section 411) at the time such benefit accrues.

10.	Service Requirement for Non-Elective
a.	Minimum service requirement for Non-Elective Contributions:
i.	☐ None
ii.	☐ Completion of one Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service: (not to exceed 1,000)
iii.	☒ Completion of one Year of Eligibility Service - elapsed time
iv.	☐ Completion of one and 1/2 Year of Eligibility Service - Hours of Service necessary for a Year of Eligibility Service: (not to exceed 1,000). An Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date
v.	☐ Completion of one and 1/2 Year of Eligibility Service - elapsed time
vi.	☐ Completion of two Years of Eligibility Service - Hours of Service necessary for one Year of Eligibility Service: (not to exceed 1,000)
vii.	☐ Completion of two Years of Eligibility Service - elapsed time
viii.	☐ Completion of Hours of Service (not to exceed 1,000) within a twelve month period. The service requirement shall be deemed met at the time the specified number of Hours of Service are completed.
ix.	☐ Completion of months of service - elapsed time (not to exceed 24)
x.	☐ Completion of Hours of Service (not to exceed 1,000) in a month period (not to exceed 12 - hours of service failsafe applies)
xi.	☐ Completion of consecutive months of continuous service (not to exceed 12 - hours of service failsafe applies)
xii.	☐ Other: (hours of service failsafe applies if elapsed time is not specified)
b.	Months of service. If the service requirement is not met in the first consecutive period of months, describe the next service requirement:
i.	☐ Rolling. Each successive period shall begin immediately after the preceding period and shall end on or before the first Eligibility Computation Period after which time the Plan will revert to 1,000 Hours of Service in an Eligibility Computation Period.
ii.	☐ Revert to 1,000 Hours of Service in an Eligibility Computation Period.

NOTE: Service taken into account for purposes of B.10 shall be determined under the terms and conditions specified for determining a Year of Eligibility Service.

NOTE: B.10a cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Non-Elective Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted.

NOTE: If B.10a.vii is selected, the service requirements provided must comply with Code section 410(a), be definitely determinable and may not be specified in a manner that is subject to discretion.

NOTE: B.10b only applies if B.10a.x or B.10a.xi is selected.

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SECTION B. ELIGIBILITY

NOTE: Hours of service failsafe: if B.10a.x - B.10a.xii is selected and the Plan uses the Hours of Service method, the service requirement under B.10e Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date.

11.	Additional Requirements for Non-Elective Contributions
☐	Additional requirements, limitations, conditions or other modifications to B.9-10 (eligibility to receive allocations of Non-Elective Contributions) apply:

NOTE: See Section 3.04 for rules regarding eligibility requirements.

NOTE: The additional requirements provided must be objectively determinable and may not be specified in a manner that is subject to Employer discretion and are subject to the same limits/requirements set out under options B.9-10.

12.	Entry Dates for Non-Elective Contributions
a.	Frequency of entry dates for Non-Elective Contributions:
i.	☐ immediate
ii.	☐ first day of each calendar month
iii.	☐ first day of each Plan quarter
iv.	☒ first day of the first month and seventh month of the Plan Year
v.	☐ first day of the Plan Year
vi.	☐ other:
b.	An Eligible Employee shall become a Participant eligible to receive an allocation of Non-Elective Contributions on the entry date selected in B.12a that is:
i.	☒ coincident with or next following the date the requirements of B.9 through B.11 are met
ii.	☐ next following the date the requirements of B.9 through B.11 are met
iii.	☐ coincident with or immediately preceding the date the requirements of B.9 through B.11 are met
iv.	☐ immediately preceding the date the requirements of B.9 through B.11 are met
v.	☐ nearest to the date the requirements of B.9 through B.11 are met

NOTE: If immediate entry (B.12a.i) is selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Non-Elective Contributions immediately upon meeting the requirements of B.9 through B.11.

NOTE: B.12b is not applicable if immediate or other (B.12a.i or B.12a.vi) is selected.

NOTE: The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

Eligibility Service Computation Rules

13.	Eligibility Service Computation Rules
a.	☐ Eligibility Computation Period switches to Plan Year.
b.	Select hours equivalency for eligibility purposes:
i.	☐ None

An Employee shall be credited with the following service with the Employer:

ii.	☐ 10 Hours of Service for each day or partial day
iii.	☐ 45 Hours of Service for each week or partial week
iv.	☐ 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	☐ 190 Hours of Service for each month or partial month
c.	The hours equivalency shall apply to:
i.	☐ All Employees
ii.	☐ Only Employees not paid on a per-hour basis
d.	☐ The following modifications shall be made to the requirements specified in B.13a-c:

NOTE: B.13c will not apply if B.13b.i is selected ("None").

NOTE: The responses to B.13 are used only to the extent that the Plan determines eligibility service by the Hour of Service method and will apply uniformly to B.10, wherever Hours of Service is elected unless otherwise provided in B.13d.

NOTE: If B.13d is selected, the modifications must be objectively determinable and may not be specified in a manner

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SECTION B. ELIGIBILITY

that is subject to Employer discretion. For example, B.13d could be used to restrict the Accounts where Eligibility Computation Periods switch to the Plan Year.

SECTION C. CONTRIBUTIONS

Non-Elective - Allocation Service

NOTE: An Eligible Employee who has met the requirements of Section B and who has satisfied the following requirements shall be eligible to receive an allocation of Non-Elective Contributions during the applicable Plan Year.

1.	Allocation Service Requirements for Non-Elective Contributions
a.	☐ In order to share in the allocation of Non-Elective Contributions, a Participant is required to complete the following Hours of Service in the applicable Plan Year
b.	☒ In order to share in the allocation of Non-Elective Contributions, a Participant is required to be employed by the Employer on the last day of Plan Year
c.	☐ In order to share in the allocation of Non-Elective Contributions, a Participant is required to be employed by the Employer on the last day of Plan Year or complete at least Hours of Service in the applicable Plan Year

NOTE: C.1a and C.1b are inapplicable if C.1c is selected.

NOTE: C.1a and C.1c may not be more than 1,000.

2.	Non-Elective Allocation Service Computation Rules
a.	Select hours equivalency:
i.	☐ None

An Employee shall be credited with the following service with the Employer:

ii.	☐ 10 Hours of Service for each day or partial day
iii.	☐ 45 Hours of Service for each week or partial week
iv.	☐ 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	☐ 190 Hours of Service for each month or partial month
b.	The hours equivalency shall apply to:
i.	☐ All Employees
ii.	☐ Only Employees not paid on a per-hour basis

NOTE: C.2 is only applicable if C.1a or C.1c is selected.

3.	Exceptions to Allocation Service Requirements for Non-Elective Contributions
a.	Modify Hour of Service requirement and/or last day requirement for a Participant who terminates employment with the Employer during the Plan Year due to:
i.	☒ death.
ii.	☒ Disability
iii.	☒ attainment of Normal Retirement Date
b.	Any Hour of Service requirement and last day requirement shall be modified as follows:
i.	☒ Waive both the Hour of Service requirement and last day requirement
ii.	☐ Waive the Hour of Service requirement only
iii.	☐ Waive last day requirement only
c.	☐ The following other modifications shall be made to the requirements specified in C.1-3b:

NOTE: C.3 is only applicable if C.1a, C.1b or C.1c is selected.

NOTE: C.3c may only be used to make minor changes to the requirements specified in C.1-3b and must be specified in a manner that is objectively determinable and may not be specified in a manner that is subject to Employer discretion. For example, C.3c could be used to clarify that last day but not Hours of Service is waived for death while Hours of Service and last day are waived for Disability and attainment of Normal Retirement Age.

4.	Coverage Failures for Non-Elective Contributions

Method to fix Non-Elective Contribution Code section 410(b) ratio percentage coverage failures (Section 4.03(d)):

a.	☐ Do not automatically fix
b.	☒ Add just enough Participants to meet the coverage requirements
c.	☐ Add all non-excludable Participants

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SECTION D. VESTING

Non-Elective - Formula

5.	Non-Elective allocation formula. See Section 4.01(b) of the BPD.
6.	Allocation of Non-Elective Contributions
a.	Non-Elective Contributions are allocated to Participant Accounts at the following time(s):
i.	☒ End of Plan Year
ii.	☐ Semi-annually
iii.	☐ Quarterly
iv.	☐ Each calendar month
v.	☐ Each pay period
b.	Minimum and Maximum Non-Elective Allocations
i.	☐ Allocations of Non-Elective Contributions for a Participant shall be subject to a minimum amount:
ii.	☐ Allocations of Non-Elective Contributions for a Participant shall be subject to a maximum amount:

NOTE: Any service requirements specified in C.1 through C.3 shall be applied pro rata to the period selected in this C.6a. Any last day rule specified in C.1 through C.3 shall be applied as of the end of each period selected in this C.6a.

7.	Non-Elective - Disability
☐	Allocate Non-Elective Contributions to Disabled Participants who do not meet the allocation service requirements (Section 4.01(e)). Allocations to Disabled Participants end as of the earliest of: (i) the last day of the Plan Year in which occurs the anniversary of the start of the Participant's Disability or (ii) such other time specified in Section 4.01(e).

NOTE: C.7 shall not be more than "tenth".

NOTE: Allocations under C.7 may occur after Termination.

8.	Death or Disability During Qualified Military Service
☐	For benefit accrual purposes, a Participant that dies or becomes Disabled while performing qualified military service will be treated as if he had been employed by the Employer on the day preceding death or Disability and terminated employment on the day of death or Disability (Section 4.04).
9.	Prevailing Wage
a.	☐ In addition to any other Non-Elective Contributions otherwise provided in the Plan, an amount necessary to meet the Employer's requirements under an applicable prevailing wage statute shall be allocated. The formula for allocating Non-Elective Contributions shall be specified in the Prevailing Wage Addendum to the Adoption Agreement.

The prevailing wage allocation offset:

i.	☐ None
ii.	☐ The prevailing wage allocations will offset any other Non-Elective Contribution allocations that would otherwise be made to a Participant
iii.	☐ Other:
b.	☐ Qualified Non-Elective Contributions (in addition to any non-elective contribution made pursuant to C.5 and Section 4.01) shall be allocated in an amount necessary to meet the Employer's requirements under an applicable prevailing wage statute. Allocations will be made in an amount necessary to meet the Employer's requirements under an applicable prevailing wage statute. The formula for allocating Qualified Non-Elective Contributions shall be specified in an Addendum to the Adoption Agreement.

The prevailing wage allocation offset:

i.	☐ None
ii.	☐ The prevailing wage allocations will offset any other Qualified Non-elective Contribution allocations that would otherwise be made to a Participant.
iii.	☐ Other:
c.	☐ Exclude from receiving benefits under an applicable prevailing wage statute under this Plan.

NOTE: Depending upon the offset rule chosen, timing of allocations may need to be considered as contributions under Prevailing Wage are typically required to be made not less often than quarterly.

NOTE: The offset provided under C.9a.iii and/or C.9b.iii must be objectively determinable and may not be specified in a manner that is subject to Employer discretion

NOTE: C.9c must be used to exclude Highly Compensated Employees or another nondiscriminatory class of employees from receiving Prevailing Wage allocations. Note that the Employees excluded will generally still need to be provided the Prevailing Wage benefits in another manner.

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SECTION D. VESTING

10.	QNECs

☐ The following limitations, conditions and/or special rules apply to Qualified Non-Elective Contributions: (Section 4.01(b))Subject to C.10 if applicable, the Employer's Qualified Non-elective Contribution shall be allocated in such manner as determined by the Company. The Company shall notify the Plan Administrator and/or the Trustee in writing of the manner in which such contributions shall be allocated.

NOTE: A Qualified Non-elective Contribution of a Nonhighly Compensated Employee will not be taken into account in satisfying the requirements of Section 5.01 to the extent it is a disproportionate contribution within the meaning of Treas. Reg. sections 1.401(k)-2(a)(6)(iv) and/or 1.401(m)-2(a)(6)(v).

11.	Rollovers

Rollover Contributions are permitted (Section 4.02):

a.	☒ No
b.	☐ Yes - All Eligible Employees may make a Rollover Contribution even if not yet a Participant in the Plan
c.	☐ Yes - Only active Participants may make a Rollover Contribution
d.	☐ Yes - may make a Rollover Contribution

NOTE: The Plan Administrator has discretion under Section 4.02 to limit the types of rollover contributions accepted by the Plan and must use that discretion in a consistent and nondiscriminatory manner.

12.	415 Additional Language

☐ Additional language necessary to satisfy Code section 415 because of the required aggregation of multiple plans: ___

Vesting Service Rules

1.	Vesting service computation method
a.	☐ Hours of Service. Number of Hours of Service necessary for a Year of Vesting Service:
b.	☒ Elapsed Time

NOTE: Unless D.1.b (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining vesting service. If D.1.b (Elapsed Time) is selected, questions D.2 through D.3 are disregarded.

NOTE: D.1a may not be more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.

2.	Vesting Service Equivalencies
a.	Select equivalency for vesting purposes:
i.	☐ None.

An Employee shall be credited with the following service with the Employer:

ii.	☐ 10 Hours of Service for each day or partial day
iii.	☐ 45 Hours of Service for each week or partial week
iv.	☐ 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	☐ 190 Hours of Service for each month or partial month
b.	The hours equivalency selected in D.2a shall apply to:
i.	☐ All Employees
ii.	☐ Only Employees not paid on a per-hour basis

NOTE: D.2b does not apply if D.2a.i is selected.

3.	Vesting Computation Period
a.	☐ Calendar year
b.	☐ Plan Year
c.	☐ The twelve-consecutive month period commencing on the date the Employee first performs an Hour of Service; each subsequent twelve-consecutive month period shall commence on the anniversary of such date
d.	☐ Other:

NOTE: D.3d must be a twelve-consecutive month period.

4.	Other Employer Service
☒	Count years of service with employers other than the Employer for vesting purposes. List other employers and indicate for what purposes (e.g., Non-Elective, etc.) the service applies along with any limitations: SSB Bank and its predecessors
5.	Vesting Exceptions
a.	☒ Death. Provide for full vesting for a Participant who terminates employment with the Employer due to death

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SECTION D. VESTING

while an Employee (Section 6.02).

b.	☒ Disability. Provide for full vesting for a Participant who terminates employment with the Employer due to Disability while an Employee (Section 6.02).
c.	☐ Early Retirement. Provide for 100% vesting upon the attainment of Early Retirement Date while an Employee (Section 6.02).
6.	Vesting Exclusions
a.	☒ Exclude Years of Vesting Service earned before age 18
b.	☐ Exclude Years of Vesting Service earned before the Employer maintained this Plan or a predecessor plan
c.	☐ One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude Years of Vesting Service earned before such period until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.
d.	☒ Rule of parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude Years of Vesting Service earned before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.
7.	Special Vesting Provisions
☒	Provide for special vesting provisions: Include all Years of Vesting Service with SSB Bank and its predecessors

NOTE: Any special provisions must satisfy Code sections 401(a)(4) and 411.

Vesting Schedules

8.	Non-Elective Contribution Account

Vesting Schedule for Non-Elective Contributions:

a.	☐ 100%
b.	☒ 2-6 Year Graded
b.	☐ 1-5 Year Graded
c.	☐ 1-4 Year Graded
d.	☐ 3 Year Cliff
e.	☐ 2 Year Cliff
f.	☐ Other:
i.	Other Non-Elective Schedule - less than 1 year: _____%
ii.	Other Non-Elective Schedule - 1 year but less than 2 years: %
iii.	Other Non-Elective Schedule - 2 years but less than 3 years: %
iv.	Other Non-Elective Schedule - 3 years but less than 4 years: %
v.	Other Non-Elective Schedule - 4 years but less than 5 years: %
vi.	Other Non-Elective Schedule - 5 years but less than 6 years: %
vii.	Other Non-Elective Schedule - 6 or more years: 100%.

NOTE: See Section 6.02 for definitions of the applicable vesting schedules.

NOTE: Any vesting schedule described in E.8g must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule and D.8f.vii will be deemed to be 100%.

9.	Other Vesting Schedule
a.	☐ The Plan has another vesting schedule:
b.	Describe the Participants to which the other vesting schedule applies:
c.	☐ Retain pre-PPA Non-Elective vesting schedule for pre 2007 contributions:

NOTE: The vesting schedule in D.9 is in addition to the vesting schedules in D.8

NOTE: D.9b must be applied in a consistent and nondiscriminatory manner. For example, D.9b could be used to describe a prior vesting schedule, vesting for a transfer account, or a vesting schedule that applies to Participants covered by a collective bargaining agreement provided retirement benefits were the subject of good faith bargaining.

NOTE: The vesting schedule must satisfy the applicable minimum vesting requirements of Code section 411(a)(2) at every point in time, for all Participants' years of service.

10.	Forfeitures

Forfeitures will be used in the following manner (Articles 5 and 6):

a.	☒ Any permissible method (restore forfeitures, reduce Employer contributions (or reallocate as Employer contributions) made pursuant to Article 4 or to pay Plan expenses)

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SECTION D. VESTING

b.	☐ Other: _____

NOTE: D.10b is limited to one or a combination of the options described in D.10a. D.10b may be used to further restrict the uses of forfeiture and must be applied in a consistent and nondiscriminatory manner.

SECTION E. DISTRIBUTIONS

Normal/Early Retirement

1.	Normal Retirement
a.	Normal Retirement Age means:
i.	☒ Attainment of age 65
ii.	☐ Later of attainment of age and the service specified in E.1b
b.	Select the type and length of service used to measure Normal Retirement Age:
i.	☐ Eligibility. Years of Eligibility Service
ii.	☐ Vesting. Years of Vesting Service
iii.	☐ Participation. anniversary of participation (e.g. third, fourth, etc.)
c.	Normal Retirement Date means:
i.	☒ Normal Retirement Age
ii.	☐ First day of calendar month coincident or next following Normal Retirement Age
iii.	☐ First day of calendar month nearest Normal Retirement Age
iv.	☐ Anniversary date nearest Normal Retirement Age
v.	☐ Other:

NOTE: The age entered in E.1a may not be more than 65.

NOTE: E.1b may not require more than the fifth anniversary of participation as defined in Treas. Reg. section 1.411(a)-7(b)(1) and any superseding guidance.

NOTE: The Normal Retirement Age shall be deemed met no later than the later of age 65 or the fifth anniversary of participation as defined in Treas. Reg. section 1.411(a)-7(b)(1) and any superseding guidance.

2.	Early Retirement
a.	Early Retirement Age means:
i.	☒ None. The Plan does not have an early retirement feature.
ii.	☐ Attainment of age
iii.	☐ Later of attainment of age and the service specified in F.2b
b.	Select the type and length of service used to measure Early Retirement Age:
i.	☐ Eligibility. Years of Eligibility Service
ii.	☐ Vesting. Years of Vesting Service
iii.	☐ Participation. anniversary of participation (e.g. third, fourth, etc.)
c.	Early Retirement Date means:
i.	☐ Early Retirement Age
ii.	☐ First day of calendar month coincident or next following Early Retirement Age
iii.	☐ First day of calendar month nearest Early Retirement Age
iv.	☐ Anniversary date nearest Early Retirement Age
v.	☐ Other:

NOTE: The age entered in E.2a may not be more than 65.

NOTE: E.2b is only applicable if E.2a.iii is selected.

NOTE: See related selections D.5c (vesting upon Early Retirement Date) and F.2b (in-service distributions upon Early Retirement Date).

Time & Form of Payment

NOTE: Unless E.10b is "Yes", E.3 through E.5 shall only apply to Accounts other than those that comprise Participant's ESOP Accounts.

3.	Time of Payment (Other than Death)
a.	☐ Immediate. As soon as administratively feasible with a final payment made consisting of any allocations

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SECTION E. DISTRIBUTIONS

occurring after such Termination of Employment

b.	☒ End of Plan Year. As soon as administratively feasible after all contributions have been allocated relating to the Plan Year in which the Participant's Account balance becomes distributable
c.	☐ Normal Retirement Date.
d.	☐ Other:

NOTE: Any entry in E.3d must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.

4.	Form of Payment (Other than Death)

Medium of distribution from the Plan:

a.	☐ Cash only
b.	☒ Cash or in-kind
c.	☐ Cash or in-kind rollover to an Individual Retirement Account sponsored by the following vendor: _____
5.	Default Form of Payment (Other than Death)
a.	Unless otherwise elected by the Participant, distributions shall be made in the form of:
i.	☒ Lump sum only
ii.	☐ Qualified Joint and % Survivor Annuity (not less than 50% and not more than 100%)
b.	In addition to the form described in E.5a, distributions from the Plan after Termination for reasons other than death may be made in the following forms (select all that apply):
i.	☒ Lump sum only
ii.	☐ Lump sum payment or substantially equal annual, or more frequent installments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary
iii.	☐ Under a continuous right of withdrawal pursuant to which a Participant may withdraw such amounts at such times as he shall elect
iv.	☐ Other:

NOTE: E.5b.iii and any entry in E.5b.iv must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.

6.	Distributions as an Annuity
a.	Permit Participants to make distributions in the form of an annuity
i.	☐ Yes - entire account
ii.	☐ Yes - the following conditions and/or limitations shall apply:
iii.	☒ No

NOTE: If E.6a.i or E.6a.ii is selected, a Participant may elect to have the Plan Administrator apply his vested Account to the extent provided above toward the purchase of an annuity contract, which shall be distributed to the Participant. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable.

NOTE: If E.6b.i or E.6b.ii is selected, a Beneficiary may elect to have the Plan Administrator apply his vested Account to the extent provided above toward the purchase of an annuity contract, which shall be distributed to the Beneficiary. The terms of such annuity contract shall comply with the provisions of this Plan (including Section 7.05) and any annuity contract shall be nontransferable.

NOTE: E.6a.ii and E.6b.ii must be applied in a consistent and nondiscriminatory manner (for example, limiting annuity distributions to accounts in excess of a certain dollar amount.)

7.	Transfer from Pension Plan
☐	The Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417 (e.g., a money purchase or defined benefit plan).

Payments on Death

8.	Beneficiary Designation

To the extent that a Participant's Account is subject to the survivor annuity rules of Section 7.10, the spouse of a married Participant shall be the beneficiary of          % of such Participant's Account unless the spouse waives his or her rights to such benefit pursuant to Section 7.10 (Section 7.04).

NOTE: E.8 may not be less than 50%.

NOTE: E.8 only applies to Accounts subject to the survivor annuity requirements of Section 7.10.

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SECTION E. DISTRIBUTIONS

9.	Payment upon Participant's Death

Distributions on account of the death of the Participant shall be made in accordance with the following:

a.	☒ Pay entire Account balance by end of fifth year for all Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) only
b.	☐ Pay entire Account balance no later than the 60th day following the end of Plan Year in which the Participant dies
c.	☐ Allow extended payments for all beneficiaries in accordance with Sections 7.02(b)(1)(A), (B) and (C) and 7.02(b)(2)(A) and (B)
d.	☐ Pay entire Account balance by end of fifth year for Beneficiaries in accordance with Sections 7.02(b)(1)(A) and 7.02(b)(2)(A) and allow extended payments in accordance with Sections 7.02(b)(1)(B) and (C) and 7.02(b)(2)(B) only if the Participant's spouse is the Participant's sole primary Beneficiary
e.	☐ Other:

NOTE: Any entry in E.9e must comply with Code section 401(a)(9), Section 7.02(b) and other requirements of Article 7.

10.	ESOP Distributions
a.	Distributions from a Participant's ESOP Accounts may be made over a period longer than the period described in Section 7.02(a)(3):
i.	☐ Yes
ii.	☒ No
b.	Distributions from a Participant's ESOP Accounts may be made pursuant to the elections in E.3, E.5 and E.9
i.	☒ Yes
ii.	☐ No
c.	Distributions from a Participant's ESOP Accounts may be made in Employer Stock:
i.	☒ Yes
ii.	☐ No
d.	Apply the distribution rules of Section 7.02(a) and the diversification rules of Section 9.02(b) to Employer Stock acquired by the Plan on or before December 31, 1986:
i.	☐ Yes
ii.	☒ No
e.	Provide for a right of first refusal for distributions payable in Employer Stock (Section 7.02(d)(3)):
i.	☐ Yes
ii.	☒ No
11.	Beneficiaries
a.	Death benefits when there is no designated beneficiary:
i.	☒ Standard according to Section 7.04(c)
ii.	☐ Other: _____
b.	☒ Revocation. A beneficiary designation to a spouse shall be automatically revoked upon the following circumstances: Divorce
c.	Domestic Partners are treated as a spouse under the terms of this Plan for purposes of death benefits to the extent applicable:
i.	☒ No
ii.	☐ Yes - limited to the following terms and conditions: _____
iii.	☐ Yes
d.	☐ The term "Domestic Partner" as defined in Article 2 is modified in the following manner: _____
e.	☐ For purposes of determining a Participant's spouse, the one-year rule in Code section 417(d), Treas. Reg. section 1.401(a)-20 applies.

NOTE: If E.11a.ii (Other) is selected, death benefits when there is no designated beneficiary shall be provided pursuant to F.11a.ii. The death benefits described must be definitely determinable and may not be specified in a manner that is subject to discretion.

NOTE: If E.11c.i is selected, E.11d does not apply.

NOTE: If E.11d is selected, the modifications must be nondiscriminatory and definitely determinable.

NOTE: Domestic Partners shall not be treated as a spouse under the following Sections of the Plan: 7.02(b) (distribution upon death), 7.05 (minimum distributions) and 7.06 (direct rollovers).

NOTE: If revocation is selected (E.11b) you may use this item to indicate automatic revocation upon divorce.

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SECTION E. DISTRIBUTIONS

Cash Out

12.	Cash Out
a.	☒ Involuntary cash-out amount for purposes of Section 7.03: $5000
b.	Minimum Account balance for Qualified Joint and Survivor Annuity consent requirements (Section 7.10): $_____
c.	Involuntary cash-out of a terminated Participant's Account balance when it exceeds the cash-out amount specified in E.10a is deferred under Section 7.03(b) until:
i.	☒ Later of age 62 or Normal Retirement Date - payment made in a lump sum only
ii.	☐ Required Beginning Date - Participant may elect payment in a lump sum or installments
iii.	☐ Required Beginning Date - payment made in a lump sum only
iv.	☐ Other: _____
d.	☒ Exclude amounts attributable to Rollover Contributions in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's Involuntary Cash out Rules (Sections 7.03 and 7.10)

NOTE: E.12a and E.12b have a $5,000 maximum, $5,000 will be entered unless otherwise specified.

NOTE: If E.12a is not selected and E.10b is zero, E.10d does not apply.

NOTE: E.12b only applies to Accounts subject to the survivor annuity requirements of Section 7.10.

NOTE: If E.12a is less than $1,000, E.12d may not be selected.

NOTE: Any entry in E.12c.iv must comply with Code section 411(a)(11), Section 7.03 and other requirements of Article 7.

Required Beginning Date

13.	Required Beginning Date

Required Beginning Date for a Participant other than a More Than 5% Owner:

a.	☒ Retirement. April 1 of the calendar year following the later of the calendar year in which the Participant: (x) attains age 70-1/2, or (y) retires
b.	☐ Age 70-1/2. April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2c. ☐ Election. The option provided in E.13a; provided that a Participant may elect to commence distributions pursuant to either E.13a or E.13b

NOTE: A Participant's Required Beginning Date is a protected benefit under Code section 411(d)(6).

SECTION F. IN-SERVICE WITHDRAWALS

NOTE: See Section 8.05 for limits on in-service distributions.

NOTE: In-service withdrawal options are meant as enabling rules. If an in-service distribution is permitted under any option specified below, the in-service withdrawal is permissible.

Vesting Status

1.	Vesting Status for In-service Withdrawals

Select one:

☐ In-service withdrawals otherwise permitted under Section G are allowed from Accounts that are partially vested

☐ An Account must be fully vested for a Participant to receive an in-service withdrawal

NOTE: The response to F.1 will be ignored if the Plan does not allow in-service withdrawals.

NOTE: Withdrawals under F.2-10 are only permitted from the portion of a Participant's Accounts described in F.1 unless otherwise specified in F.11.

Retirement/Hardship/Age

2.	Normal/Early Retirement
a.	☐ Allow in-service distributions after attainment of Normal Retirement Date (Section 7.01(b)) from the following Accounts: _____
b.	☐ Allow in-service distributions after attainment of Early Retirement Date (Section 7.01(a)) from the following

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SECTION F. IN-SERVICE WITHDRAWALS

Accounts: _____

3.	Hardship

Hardship withdrawals are allowed as follows (Section 8.01):

a.	☒ None
b.	☐ All Accounts.
c.	☐ Selected Accounts
i.	☐ Non-Elective Contribution Account
ii.	☐ Rollover Contribution Account
iii.	☐ Transfer Account
iv.	☐ Other: _____
d.	The criteria used in determining whether a Participant is entitled to receive a Hardship withdrawal:
i.	☐ Safe Harbor criteria set forth in Section 8.01(b)
ii.	☐ Non Safe Harbor criteria set forth in Section 8.01(c)
e.	☐ More flexible Hardship criteria applies to permitted Account(s)
i.	☐ Use criteria specified in Section 8.01(c)
ii.	☐ Use criteria specified in Section 8.01(c) with the following additional criteria and/or modifications: _____
f.	☐ Expand the Hardship criteria to include the Beneficiary of the Participant
g.	☐ Other limitations on Hardship withdrawals: _____

NOTE: If F.3a is selected, F.3b through F.3g do not apply.

NOTE: F.3e only applies if Hardship withdrawals are permitted from Accounts not subject to Treas. Reg. 1.401(k)-1(d) (Accounts specified in F.3c.ii-iv to the extent applicable and selected above). If F.3e is selected, the requirements of Section 8.01(b)(2) shall not apply, the amount of the hardship distribution may not exceed the Participant's vested interest under the applicable Account and the requirements of Revenue Ruling 71-224 and any superseding guidance shall apply.

NOTE: F.3f only applies if the Plan provides for in-service withdrawals on account of Hardship and uses the safe harbor criteria for Hardship determinations. If F.3f is selected, Hardship distributions may be made for a primary Beneficiary for expenses described in Treas. Reg. sections 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively). A "primary Beneficiary" is an individual who is named as a Beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's Account Balance upon the death of the Participant.

4.	Specified Age and Service
a.	In-service withdrawals are allowed on attainment of age _____ and _____ service (Section 8.02):
i.	☒ None
ii.	☐ All Accounts
iii.	☐ Selected Accounts
b.	If Selected Accounts is selected, specified age and service withdrawals may be made from the following Accounts:
i.	☐ Non-Elective Contribution Account
ii.	☐ Rollover Contribution Account
iii.	☐ Transfer Account
iv.	☐ Other: _____

NOTE: F.4b only applies if F.4a.iii is selected.

5.	Specified Age
a.	In-service withdrawals are allowed on attainment of age _____ (Section 8.02):
i.	☒ None
ii.	☐ All Accounts
iii.	☐ Selected Accounts
b.	If Selected Accounts is selected, specified age withdrawals may be made from the following Accounts:
i.	☐ Non-Elective Contribution Account
ii.	☐ Rollover Contribution Account
iii.	☐ Transfer Account
iv.	☐ Other: _____

NOTE: F.5b only applies if F.5a.iii is selected.

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SECTION F. IN-SERVICE WITHDRAWALS

Other Withdrawals

6.	Withdrawals After Period of Participation
a.	☐ Non-Elective Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Non-Elective Contribution Account after _____ years of Participation
b.	☐ ESOP Contributions. In-service withdrawals are allowed from a Participant's ESOP Account after _____ years of Participation

NOTE: F.6a-b may not be less than five.

7.	Withdrawals After Period of Accumulation
a.	☐ Non-Elective Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Non-Elective Contribution Account on funds held for _____ years.
b.	☐ ESOP Contributions (Section 8.03(a)). In-service withdrawals are allowed from a Participant's ESOP Account on funds held for _____ years.

NOTE: F.7a-b may not be less than two.

8.	At Any Time (Section 8.03(b)) ☐ In-service withdrawals are allowed from the Rollover Contribution Account
9.	Transfer Account

Permit a distribution to be made to a Participant who has attained age 62 and who has not separated from employment from the transfer Account

a.	☐ Yes - under any distribution option offered to a Terminated Participant
b.	☐ Yes - limited to the following terms and conditions: _____

NOTE: F.9 only applies if E.7 is selected (Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 401(a)(11) and 417).

10.	Disability

☐ Allow distributions upon Disability.

NOTE: A severe disability equivalent to A.20a is as follows: the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

Conditions/Limitations

11.	Other Conditions/Limitations
☐	The following limitations, conditions and/or special rules apply to in-service withdrawals: _____

NOTE: Unless otherwise specified, the limitations will apply to all in-service withdrawals (F.1 through F.10). F.11 must be applied in a consistent and nondiscriminatory manner. For example, F.11 could be used to specify the number of withdrawals permitted in a specified time period. See Section 8.05.

Loans

12.	Loans

Loans are permitted:

☐ Yes ☒ No

SECTION G. PLAN OPERATIONS AND TOP-HEAVY

Plan Operations

1.	Permitted Investments
a.	☒ Plan may invest up to 100% of the Trust Fund in "qualifying employer securities" and "qualifying employer real property" (Section 9.04)
b.	☐ Plan may invest assets other than ESOP Accounts in life insurance (Section 9.11)

NOTE: If G.1a is selected, the selection shall not apply to Accounts prohibited from investing more than 10% of assets

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SECTION G. PLAN OPERATIONS AND TOP-HEAVY

in "qualifying employer securities" and "qualifying employer real property" under section 407(b)(2) of ERISA.

2.	☐ Plan may invest in qualifying longevity annuity contracts ("QLACs")
a.	The date the QLAC option will first be available under the Plan _____
3.	Indicate the extent to which terminated Participants shall be subject to the Reshuffling provisions of Section 7.02(d)(4):
a.	☐ Redemption. Employer Stock held in a terminated Participant's ESOP Account shall be redeemed for assets other than Employer Stock
b.	☐ Transfer. Employer Stock held in a terminated Participant's ESOP Account shall be transferred to other Participant Accounts where it will be redeemed for assets other than Employer Stock held in that Account
c.	☐ Other.
d.	☒ None.
4.	Reshuffling provisions. Indicate: (i) when such redemption/transfer shall occur, (ii) the manner in which Employer stock will be valued, and (iii) the method used to determine how many shares of Employer Stock shall be redeemed/transferred and to which Participant Accounts the Employer Stock shall be transferred: _____
5.	Indicate the extent to which Participants' Accounts will be subject to Rebalancing:
a.	☒ The Plan will not be subject to Rebalancing
b.	☐ ESOP Accounts will be Rebalanced to: _____%
6.	Indicate which Participants will be affected by Rebalancing:
a.	☐ All Participants
b.	☐ Only Active Participants
c.	☐ Only Terminated Participants
7.	Participant Self-Direction
a.	Specify the extent to which the Plan permits Participant self-direction and indicate the Plan's intent to comply with ERISA section 404(c) (Section 9.02):
i.	☐ All Accounts other than ESOP Accounts
ii.	☐ Some Accounts
iii.	☒ None
b.	If "Some Accounts" is selected, a Participant may self-direct the following Accounts Accounts if they are not ESOP Account:
i.	☐ Non-Elective Contribution Account
ii.	☐ Rollover Contribution Account
iii.	☐ Transfer Account
iv.	☐ Other: _____
c.	☐ Participants may also establish individual brokerage accounts.
d.	Participants may exercise voting rights with respect to the assets held in Accounts other than ESOP Accounts (Section 9.06(a)):
i.	☐ Employer stock only
ii.	☐ All investments
iii.	☐ Selected investments: _____

NOTE: If G.7a.iii (None) is selected, G.7b through G.7d do not apply.

NOTE: G.7b only applies if G.2a.ii is selected.

NOTE: If G.1a is selected (employer securities) and G.7a.i or G.7a.ii (404(c) applies) is selected, then voting rights must be selected in G.7d.i, G.7d.ii or G.2d.iii.

8.	Valuation Date for Accounts other than ESOP Accounts
a.	☒ Last day of Plan Year
b.	☐ Last day of each Plan quarter
c.	☐ Last day of each month
d.	☐ Each business day
e.	☐ Other: _____ (Must be at least annually).

NOTE: If G.7a.i or G.7a.iii (404(c) applies) is selected then Valuation Date must be at least quarterly.

9.	Valuation Date for ESOP Accounts (Article 2 Definitions and Section 9.10)
a.	☒ Last day of Plan Year
b.	☐ Other: _____

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SECTION G. PLAN OPERATIONS AND TOP-HEAVY

10.	Diversification
a.	Enter the method used to determine "years of participation in the Plan" for the Diversification Election Period:
i.	☐ Anniversaries of participation
ii.	☒ Plan Years entitled to receive an allocation
iii.	☐ Plan Years with minimum Hours of Service: _____
iv.	☐ Other: _____
b.	Enter the amount of Employer Stock the Qualified Participant will be permitted to diversify during the Qualified Election Period:
i.	☒ the minimum amount permitted under section 9.02(b)
ii.	☐ _____ amount for each Diversification Election Period
iii.	☐ Other Amount _____ (please describe the amount and the affected Diversification Election Periods)
11.	Plan Administration
a.	Designation of Plan Administrator (Section 12.01)
i.	☒ Plan Sponsor
ii.	☐ Committee appointed by Plan Sponsor
iii.	☐ Other: _____
b.	Establishment of procedures for the Plan Administrator and the Investment Fiduciary (Sections 12.01(c) and 12.02(c))
i.	☒ Plan Administrator and Investment Fiduciary adopt own procedures
ii.	☐ Governing body of the Plan Sponsor sets procedures for Plan Administrator and Investment Fiduciary
c.	Type of indemnification for the Plan Administrator and Investment Fiduciary
i.	☐ None - the Employer will not indemnify the Plan Administrator or the Investment Fiduciary
ii.	☒ Standard according to Section 12.06
iii.	☐ Provided pursuant to an outside agreement
d.	☐ The following modifications shall be made to the duties of the applicable parties: _____

NOTE: G.11d may be used to reallocate duties between the Plan Sponsor and the Plan Administrator. It may also be used to designate additional parties to perform specific Plan Administrator and/or Plan Sponsor duties.

12.	Trust
a.	Use the Trust agreement contained in the Basic Plan Document
i.	☐ Yes
ii.	☒ No
iii.	☐ Yes, but only for the following assets/Accounts: _____; other assets/Accounts will use an outside Trust or be held by an insurance company.
iv.	☐ Not Applicable - assets are held solely by an insurance company
b.	Trustee Type
i.	☒ Corporate. Trustee name and address: ABC Company, ABC Company
ii.	☐ Individual. Trustee name(s): _____
c.	Type of Trustee Indemnification:
i.	☐ Standard according to Section 10.07(b)
ii.	☐ None
d.	[ ] The Trustees may designate one or more Trustees to act on behalf of all Trustees (Section 10.05(b)(2)).
e.	The Trustee is also the Investment Fiduciary (Section 10.06):
i.	☐ Yes
ii.	☒ No. The Investment Fiduciary is: ESOP Committee
f.	The special trustee for purposes of determining and collecting contributions under the Plan is:
i.	☒ the chief executive officer of the Plan Sponsor
ii.	☐ the Trustee
iii.	☐ other: _____

NOTE: Section 10.09 shall apply to the extent assets are held in an outside trust agreement.

NOTE: If the Trust agreement contained in the Basic Plan Document applies, then Trustee signature(s) is/are not necessary on amendments if the amendment does not affect Trustee duties.

NOTE: If G.12a.iv is selected, G.12b - e shall not apply.

NOTE: If a separate trust agreement is to be used (G.12a.ii or G.12a.iii is selected), the items in G.1-5 shall apply only to the extent that they are not superseded by the terms of the separate trust agreement. Only the trust document(s) previously approved by the IRS may be utilized with this Plan and still rely on the Plan's advisory letter.

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SECTION G. PLAN OPERATIONS AND TOP-HEAVY

NOTE: If G.12a.i or G.12a.iii (use trust in Basic Plan Document) is selected and G.12c.ii (no indemnification) is selected, indemnification for the Trustee may be pursuant to an agreement that is not a part of the Plan.

NOTE: If G.12c.ii (no indemnification) Section 10.07(b) shall not apply and indemnification for the Trustee may be pursuant to an agreement that is not a part of the Plan.

NOTE: G.12f must be an individual or a corporation with trust powers and is intended to comply with FAB 2008-01.

13.	Trust Administrative Modifications
a.	☐ The following modifications are made to the permitted investments under the Trust Fund:
b.	☐ The following modifications are made to the duties of the Trustee, Investment Fiduciary or Investment Manager: _____
c.	☐ The following modifications are made to other administrative provisions of the Trust Fund:

NOTE: G.13 only applies if G.12a.i or G.12a.iii is selected (the Trust Agreement contained in the Basic Plan Document applies).

NOTE: The addition of language in G.13 cannot conflict with other provisions of the Plan and cannot cause the Plan to fail to qualify under Code section 401(a). Under no circumstances can a modification consist of: 1) removal or change to the prudent man rule, 2) addition of arbitration for Participant disputes, 3) addition of securities lending program, and 4) modification of the duties of the special trustee in Section 10.02(b) to determine and collect contributions under the Plan.

Statute of Limitations

14.	Statute of Limitations

☐ The Plan has a contractual statute of limitations as follows: _____

NOTE: The statute of limitations must not be unreasonably short (See Heimeshoff v. Hartford Life Ins. Co., U.S., No. 12-729 (2013)).

Top-Heavy

15.	Top-Heavy Allocations

Top-Heavy allocations are made to

a.	☐ This Plan. Participants who share in Top-Heavy minimum allocations:
i.	☐ Non-Key only. Any Participant who is employed by the Employer on the last day of the Plan Year and is not a Key Employee
ii.	☐ All Participants. Any Participant who is employed by the Employer on the last day of the Plan Year
iii.	☐ Participants covered by a collective bargaining agreement will share in Top-Heavy minimum allocations provided retirement benefits were the subject of good faith bargaining.
b.	☒ Pursuant to the terms of SSB Bank 401(k) Plan
c.	☐ Other (include information about which Plan allocations are made to and which Participants in this Plan will share in Top-Heavy minimums): _____
d.	Other plan maintained by the Employer
i.	☐ N/A - no other plan
ii.	☒ Defined Contribution
iii.	☐ Defined Benefit

NOTE: Choose one option, G.15a, b or c.

NOTE: G.15a.iii may be selected in addition to G.15a.i or G.15a.ii. If G.15a.iii applies and is not selected, Employees covered under a collective bargaining agreement that bargains in good faith for retirement benefits shall not be eligible to receive top-heavy minimum allocations.

NOTE: If G.15b is selected, include the name of the other plan.

NOTE: G.15d is not applicable if G.15c is selected.

16.	Top-Heavy Vesting

Top-Heavy vesting schedule:

a.	☐ 100%
b.	☒ 2-6 Year Graded
c.	☐ 3 Year Cliff
d.	☐ Other:

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SECTION G. PLAN OPERATIONS AND TOP-HEAVY

i.	Other Top-Heavy Schedule - less than 1 year: _____%
ii.	Other Top-Heavy Schedule - 1 year but less than 2 years: _____%
iii.	Other Top-Heavy Schedule - 2 years but less than 3 years: _____%
iv.	Other Top-Heavy Schedule - 3 years but less than 4 years: _____%
v.	Other Top-Heavy Schedule - 4 years but less than 5 years: _____%
vi.	Other Top-Heavy Schedule - 5 years but less than 6 years: _____%
vii.	Other Top-Heavy Schedule - 6 or more years: 100%.

NOTE: See Section 11.03 for definitions of the applicable vesting schedules.

NOTE: If G.16 is "Other", then any vesting schedule described in G.11d must provide vesting at least as rapidly as the "3 Year Cliff" vesting schedule or the "2-6 Year Graded" vesting schedule.

17.	Present Value Assumptions
a.	Enter the interest rate to be used for determining Present Value to compute the Top-Heavy ratio: _____%
b.	Enter the mortality table to be used for determining Present Value to compute the Top-Heavy ratio: _____
11.	416 Additional Language
☐	Additional language necessary to satisfy Code section 416 because of the required aggregation of multiple plans: __.

SECTION I. MISCELLANEOUS

Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan.

The Plan shall consist of this Adoption Agreement #001, its related Basic Plan Document #CA3-ESOP and any related Appendix and Addendum specifically created in response to a question within the Adoption Agreement.

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SECTION J. EXECUTION PAGE

SECTION J. EXECUTION PAGE

The undersigned agree to be bound by the terms of this Adoption Agreement and Basic Plan Document and acknowledge receipt of same. The parties have caused this Plan to be executed this _______ day of ________________, 2017.

SSB Bank:

Signature:________________________________

Print Name: _______________________________

Title/Position:_____________________________

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CUSTOM LANGUAGE ADDENDUM

CUSTOM LANGUAGE ADDENDUM

One-third Rule rider - If allocation of Employer Non-Elective Contributions in accordance with Section 4.01(b) will result in an allocation of more than one-third of the total contribution for a Plan Year to the Accounts of Highly Compensated Employees, and such allocation would cause any Highly Compensated Employee to exceed the limitations under Code section 415(c) or the Employer to exceed the deduction limits under Code Section 404, then no more than one-third of the Employer Non-Elective Contribution used for repayment of any Exempt Loan shall be allocated to the accounts of Highly Compensated Employees, with the remaining Employer Non-Elective Contribution to be allocated solely to Non-Highly Compensated Employees in the ratio that such Non-Highly Compensated Employee Participant's Compensation bears to the Compensation of all Non-Highly Compensated Employee Participants.

Change in Control Termination rider - In the event that the Employer has a Change in Control, as defined in the Bank Holding Company Act, then Participants in the Plan will become 100% vested in their Accounts and the Plan shall terminate in accordance with the provisions of Section 13.03 on or immediately before the effective date of the Change in Control. A Change in Control shall not include any "second-step" reorganization.

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ADDENDA EXECUTION PAGE

ADDENDA EXECUTION PAGE

The undersigned agree to be bound by the terms of the foregoing addenda to the Plan and acknowledge receipt of same. The addenda are executed this _____ day of ________________, 2017.

SSB Bank:

Signature:________________________________

Print Name: _______________________________

Title/Position:_____________________________

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ADDENDA EXECUTION PAGE

PLEASE NOTE THAT THERE ARE AT LEAST

TWO SIGNATURE PAGES ON THIS DOCUMENT

THE SECOND SIGNATURE PAGE IS GENERATED BECAUSE THE PLAN DOCUMENT INCLUDES AT LEAST ONE OF THE FOLLOWING:

•	CUSTOM LANGUAGE ADDENDUM
•	CUSTOM EFFECTIVE DATE ADDENDUM
•	QUALIFIED LONGEVITY ANNUITY CONTRACT ADDENDUM
•	DAVIS-BACON FORMULA ADDENDUM

THE SECOND SIGNATURE PAGE IS NOT GENERATED WHEN THE PLAN ONLY HAS NON-SIGNATURE ADDENDUMS (e.g., QNEC FORFEITURE AMENDMENT).

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BASIC PLAN DOCUMENT #CA3-ESOP

[INTENDED FOR CYCLE A3]

Copyright © 2002-2017

CCH Incorporated, DBA ftwilliam.com

All Rights Reserved.

Prepared by:

Luse Gorman, PC

CCH INCORPORATED, DBA FTWILLIAM.COM

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ii	Copyright © 2002-2017 CCH Incorporated, DBA ftwilliam.com

ARTICLE 1 INTRODUCTION

ARTICLE 1 INTRODUCTION

Section 1.01         PLAN AND TRUST

This document ("Basic Plan Document") and its related Adoption Agreement are intended to qualify as a tax-exempt plan and trust under Code sections 401(a) and 501(a), respectively.

Section 1.02         EMPLOYEE STOCK OWNERSHIP PLAN

The Plan and the Accounts specified in the Adoption Agreement as the Employee Stock Ownership Plan (ESOP) Accounts and the applicable portion of the Trust are also intended to qualify as a tax-exempt ESOP and trust under Code section 4975(e)(7). The Accounts specified in the Adoption Agreement as the ESOP Accounts of the Plan shall be invested primarily in Employer Stock.

Section 1.03         APPLICATION OF PLAN AND TRUST

Except as otherwise specifically provided herein, the provisions of this Plan shall apply to those individuals who are Eligible Employees of the Company on or after the Effective Date. Except as otherwise specifically provided for herein, the rights and benefits, if any, of former Eligible Employees of the Company whose employment terminated prior to the Effective Date, shall be determined under the provisions of the Plan, as in effect from time to time prior to that date.

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ARTICLE 2 DEFINITIONS

ARTICLE 2 DEFINITIONS

"Account" means the balance of a Participant's interest in the Trust Fund as of the applicable date as adjusted pursuant to Article 9. "Account" or "Accounts" shall include to the extent provided in the Adoption Agreement, Non-Elective Contribution Account, Rollover Contribution Account, Transfer Account and such other account(s) or subaccount(s) as the Plan Administrator, in its discretion, deems appropriate.

"Adoption Agreement" means the document executed in conjunction with this Basic Plan Document that contains the optional features selected by the Plan Sponsor.

"Alternate Payee" means the person entitled to receive payment of benefits under the Plan pursuant to a Qualified Domestic Relations Order.

"Annual Addition" means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

(a)          Employer contributions allocated to a Participant's Account Non-Elective Contributions. Employer contributions shall also include;

(b)          after-tax contributions;

(c)          forfeitures;

(d)          amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(e)          amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; and

(f)          allocations under a simplified employee pension plan.

Notwithstanding the foregoing, an Annual Addition shall not include a restorative payment within the meaning of IRS Revenue Ruling 2002-45 and any superseding guidance.

"Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

"Applicable Plan" means a plan that is established and maintained by: (i) an employer whose charter or bylaws restrict the ownership of substantially all outstanding employer securities to employees or to a trust described in Code section 401(a), (ii) an S Corporation, or (iii) a bank (as defined in Code section 581) which is prohibited by law from redeeming or purchasing its own securities.

"Beneficiary" means the person(s) entitled to receive benefits, under Section 7.04 of the Plan, upon the Participant's death.

"Board" means the governing body of the Plan Sponsor. If the Plan Sponsor is a sole proprietorship, the Board means the sole proprietor.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

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ARTICLE 2 DEFINITIONS

"Committee" means the Committee that may be appointed by the Plan Sponsor pursuant to Section 12.01 to serve as Plan Administrator.

"Company" means the Plan Sponsor and any other entity that has adopted the Plan with the approval of the Plan Sponsor.

"Compensation" shall have the meaning set forth in the Adoption Agreement. To the extent provided in the Adoption Agreement, amounts not includible in gross income under Code section 125 shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage ("deemed Code section 125 compensation"). An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

Compensation shall include other compensation paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Company or (b) the end of the Limitation Year that includes the date of the Employee's severance from employment with the Company if: (1) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and (2) the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company.

The exclusions from Compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of Qualified Military Service to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering Qualified Military Service. To the extent selected in the Adoption Agreement and pursuant to Code section 414(u)(12), IRS Notice 2010-15 and any superseding guidance, differential wage payments shall be treated as Compensation.

To the extent provided in Section 4.01(e), Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

For any Plan Year, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

"Deemed-Owned Shares" means, with respect to any person: (i) the stock in the S Corporation constituting employer securities of an employee stock ownership plan which is allocated to such person under the Plan, and; (ii) such person's share of the stock in such corporation which is held by the Plan but which is not allocated under the Plan to Participants or Beneficiaries. For purposes of clause (ii) of the preceding sentence, a person's share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

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ARTICLE 2 DEFINITIONS

"Determination Date" means the last day of the preceding Plan Year. Notwithstanding the foregoing, the Determination Date for the first Plan Year shall be the last day of such year.

"Disabled" or "Disability" shall have the meaning specified in the Adoption Agreement. The determination of Disability shall be made by the Plan Administrator.

"Disqualified Person" means a person defined in Code section 4975(e)(2), including but not limited to (i) a fiduciary of the Plan; (ii) a person providing services to the Plan; (iii) the Employer; (iv) an owner of 50% or more of the combined voting power or value of all classes of stock of the Plan Sponsor entitled to vote or the total value of shares of all classes of stock of the Plan Sponsor and certain members of such owner's family; or (v) an officer, director, 10% or greater shareholder or highly compensated employee (who earns 10% or more of the yearly wages) of the Employer.

"Diversification Election Period" means the six Plan Years beginning with the Plan Year during which a Participant becomes a Qualified Participant.

"Domestic Partner" means, unless otherwise specified in the Adoption Agreement, a partner of the Participant if the Participant is in a civil union or similar relationship recognized under the laws of any state. A Participant may only have one Domestic Partner. A Participant may not have a Domestic Partner if the Participant is legally married to a person. If Domestic Partners are treated as a spouse under this Plan, Section 7.10 applies and a Domestic Partner instead of a spouse is the Beneficiary of the survivor annuity, the term "Qualified Joint and Survivor Annuity" shall be modified to "Joint and Survivor Annuity", "qualified preretirement survivor annuity" shall be modified to "preretirement survivor annuity", and Qualified Optional Survivor Annuity" shall be modified to "Optional Survivor Annuity".

"Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

"Effective Date" shall have the meaning set forth in Section A.3 of the Adoption Agreement except as otherwise specified in the Plan or Adoption Agreement.

"Eligibility Computation Period" means a 12-consecutive month period beginning with an Employee's Employment Commencement Date and each anniversary thereof. Notwithstanding the foregoing, if the Adoption Agreement provides that the Eligibility Computation Period switches to the Plan Year his succeeding Eligibility Computation Period for such purpose will switch to the Plan Year, beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date. If the Eligibility Computation Period switches to the Plan Year, an Employee who is credited with a Year of Eligibility Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Eligibility Service.

"Eligible Employee" means any Employee employed by the Company, subject to the modifications and exclusions described in the Adoption Agreement.

If an individual is subsequently reclassified as, or determined to be, an Employee by a court, the Internal Revenue Service or any other governmental agency or authority, or if the Company is required to reclassify such individual as an Employee as a result of such reclassification or determination (including any reclassification by the Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become an Eligible Employee by reason of such reclassification or determination.

An individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees

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ARTICLE 2 DEFINITIONS

of the trade or business shall not become eligible to participate in the Plan until the Plan Sponsor specifically authorizes such participation.

"Employee" means any individual who is employed by the Employer, including a Self-Employed Individual. The term "Employee" includes any Leased Employee of the Employer. No Leased Employee may become a Participant hereunder unless he becomes an Eligible Employee. The term "Employee" shall not include a person who is classified by the Employer as an independent contractor or a person (other than a Self-Employed Individual) who is not treated as an employee for purposes of withholding federal employment taxes.

"Employer" means the Company or any other employer that is a member of the same controlled group of corporations as the Employer within the meaning of Code section 1563(a) (as modified by subparagraphs (B) and (C) of Code section 409(l)(4) and as determined without regard to sections 1563(a)(4) and 1563(e)(C).

"Employer Stock" means the securities issued by the Employer that qualifies as employer securities within the meaning of Code section 409(l).

(1)         Common stock of the employer which is (publically traded) readily tradable on an established securities market; or

(2)         In a privately held company, it is the class of common stock with the greatest voting power and greatest dividend rights.

"Employer Stock Fund" means the Investment Fund which is invested primarily in Employer Stock.

"Employment Commencement Date" means the first date on which the Eligible Employee performs an Hour of Service.

"ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all federal regulations promulgated pursuant thereto.

"ESOP Accounts" means those Accounts specified in Section 1.02 and the Adoption Agreement as the ESOP portion of the Plan. The ESOP Accounts shall be invested in the Employer Stock Fund.

"Exempt Loan" means an extension of credit to the Plan pursuant to Article 4A.02.

"Highly Compensated Employee" means, effective for Plan Years beginning after December 31, 1996, any Employee who during the Plan Year performs services for the Employer and who:

(a)          was a More Than 5% Owner at any time during the Plan Year or the preceding Plan Year; or

(b)          during the preceding Plan Year (the Adoption Agreement may provide that the foregoing determination may be made with respect to the calendar year beginning with or within the preceding Plan Year) received Statutory Compensation in excess of the Code section 414(q)(1) amount ($80,000 as adjusted) and unless otherwise provided in the Adoption Agreement was a member of the top paid group of Employees within the meaning of Code section 414(q)(3).

The determination of who is a Highly Compensated Employee will be made in accordance with Code section 414(q) and the regulations thereunder to the extent they are not inconsistent with the method established above.

The term Highly Compensated Employee also includes a former Employee who was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.

"Hour of Service" means:

(a)          Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

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ARTICLE 2 DEFINITIONS

(b)          Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to DOL Reg. section 2530.200b-2 which is incorporated herein by this reference.

(c)          Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Solely for purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment with such groups during the time the Employer is a member of the applicable group. Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).

If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

Service with respect to Qualified Military Service shall be credited in accordance with Code section 414(u) and service shall also be determined to the extent required by the Family and Medical Leave Act of 1993.

Notwithstanding the foregoing, for determining service under the elapsed time method an Hour of Service means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

"Impermissible Allocation" means, any Annual Addition occurring during a Nonallocation Year to a S Corporation Disqualified Person under this Plan or any other plan of the Employer qualified under Code section 401(a).

"Impermissible Accrual" means, all Employer Stock consisting of shares in the S Corporation and all other Plan assets attributable to S Corporation shares held in a S Corporation Disqualified Person's Account for the benefit of that S Corporation Disqualified Person, regardless of whether such Impermissible Accrual is attributable to contributions in the current year or prior years Plan assets attributable to S Corporation stock held in a S Corporations Disqualified Person's Account include distributions made on such S Corporation stock within the meaning of Code section 1368, proceeds from the sale of such S Corporation stock, and earnings on such distributions or proceeds.

"Investment Fiduciary" means the person(s) designated in the Adoption Agreement. The fiduciary will be subject to standards of conduct as prescribed under ERISA.

"Investment Funds" means the funds, including the Employer Stock Fund, in which the Trust Fund is invested.

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ARTICLE 2 DEFINITIONS

"Investment Manager" means an investment manager as described in section 3(38) of ERISA.

"Key Employee" means for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, is an officer of the Employer having an annual Testing Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a More Than 5% Owner of the Employer, or a 1-percent owner of the Employer having Testing Compensation of more than $150,000. In determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the 5-year period ending on the Determination Date, is an officer of the Employer having Testing Compensation that exceeds 50 percent of the dollar limitation under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 318) of one of the ten largest interests in the Employer if such individual's Testing Compensation exceeds 100 percent of the dollar limitation under Code section 415(c)(1)(A), a More than 5% Owner of the Employer, or a 1-percent owner of the Employer who has Testing Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

"Leased Employee" means any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person shall not be considered a Leased Employee if: (i) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's nonhighly compensated work force.

"Leveraged Shares" means shares of Employer Stock acquired by the Trustee with the proceeds of an Exempt Loan pursuant to Article 4A.02.

"Limitation Year" means the year specified in the Adoption Agreement for purposes of determining Annual Additions limits pursuant to Article 5. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

"Member of the Family" means, with respect to any individual: (i) the spouse of the individual; (ii) an ancestor or lineal descendant of the individual or the individual's spouse; (iii) a brother or sister of the individual or the individual's spouse and any lineal descendant of the brother or sister; and (iv) the spouse of any individual described in clause (ii) or (iii). A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual's spouse for purposes of this Subsection (D).

"More Than 5% Owner" means any person who (a) owns (either directly or by attribution, under Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, (b) in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. For purposes of Section 7.05, a Participant is treated as a More Than 5% Owner if such Participant is a More Than 5% Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2 and shall continue to be considered a More Than 5% Owner (and distributions must continue under Section 7.05) even if the Participant ceases to be a 5% owner in a subsequent year.

"Nonallocation Event" means any event that the Plan Administrator determines would otherwise cause a Nonallocation Year (as defined in Section 4A.04(b)) to occur. Events that may cause a nonallocation year include, but are not limited to, a contribution to the Plan in the form of shares of Employer Stock, a distribution from the Plan in the form of shares of Employer Stock, a change of investment within a Plan account of a S Corporation Disqualified Person that alters

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the number of shares of employer stock held in the account of the S Corporation Disqualified Person, or the issuance by the employer of Synthetic Equity as defined by Code section 409(p)(6)(C) and Treas. Reg. section 1.409(p)-1(f). A Nonallocation Event occurs only if (i) the total number of shares of Employer Stock that, held in the ESOP account of those Participants who are or who would be S Corporation Disqualified Persons after taking into account the Participant's Synthetic Equity and the Nonallocation Event exceeds (ii) the number of shares of Employer Stock equal to 49.9% of the total number of shares of Employer Stock outstanding after taking the Nonallocation Event into account (causing a Nonallocation Year to occur).

"Nonallocation Period" means the period beginning on the date of a sale of Employer Stock to the Plan financed with an Exempt Loan and ending on the later of ten years after the date of such sale or the date of the allocation attributable to the final payment on the Exempt Loan incurred with respect to the sale.

"Nonallocation Year" means any Plan Year if, at any time during such Plan Year: (i) the Plan holds employer securities consisting of stock in an S Corporation; and (ii) S Corporation Disqualified Persons own at least 50 percent of the number of outstanding shares of stock in the S Corporation or (iii) at least 50% of the sum of (A), the outstanding shares of stock in the S Corporation (including Deemed-Owned Shares), and (B) the Synthetic Equity shares owned by S Corporation Disqualified Persons. For purposes of this definition, the rules of Code section 318(a) shall apply for purposes of determining ownership, except that in applying Code section 318(a)(1), the members of an individual's family shall include members of the family defined in Subsection (3)(D) herein pursuant to Code section 409(p)(4)(D) and Code section 318(a)(4) regarding options shall not apply. Notwithstanding the employee trust exception in Code section 318(a)(2)(B)(i), an individual shall be treated as owning Deemed-Owned Shares of the individual. Solely for purposes of applying Code section 409(p)(5) (regarding the treatment of synthetic equity), Synthetic Equity shares are only treated as owned by S Corporation Disqualified Persons if such treatment results in the treatment of a Plan Year as a Nonallocation Year.

"Non-Elective Contribution" means a contribution made by the Company that is allocated to a Participant's Non-Elective Contribution Account pursuant to Article 4.

"Non-Elective Contribution Account" means so much of a Participant's Account as consists of Non-Elective Contributions made to the Plan.

"Non-ESOP Accounts" means those Accounts specified in Section 1.02 and the Adoption Agreement as the Non-ESOP portion of the Plan. The Non-ESOP Accounts shall be invested in the other non-Employer Stock assets of the Plan.

"Non-Key Employee" means any Employee or former Employee who is not a Key Employee.

"Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

"Normal Retirement Age" shall have the meaning set forth in the Adoption Agreement.

"One-Year Break in Service" means, for purposes of determining eligibility service, an Eligibility Computation Period or, for purposes of determining a Year of Vesting Service, a Vesting Computation Period during which an Employee is credited with 500 or fewer Hours of Service.

"One-Year Period of Severance" means a Period of Severance of at least 12-consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

"Participant" means an Eligible Employee who participates in the Plan in accordance with Article 3.

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"Period of Severance" means a continuous period of time during which the Employee does not perform an Hour of Service for the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

"Permissive Aggregation Group" means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

"Plan Administrator" means the person(s) designated pursuant to the Adoption Agreement and Section 12.01. The Plan Administrator is a "named fiduciary" within the meaning of ERISA section 402(a)(2).

"Plan Sponsor" means the entity described in the Adoption Agreement.

"Plan Year" means the 12-consecutive month period described in the Adoption Agreement. In the event the Plan incurs a short Plan Year of less than 12-consecutive months, the requirements of the Department of Labor Regulations in 2530.202 and 2530.203 and corresponding Treas. Reg. section 1.410(a) shall be satisfied.

"Post Severance Compensation" means amounts paid by the later of: (a) 2-1/2 months after an Employee's severance from employment with the Company or (b) the end of the applicable Limitation Year/Plan Year that includes the date of severance from employment with the Company; and those amounts would have been included in the definition of Compensation if they were paid prior to the Participant's severance from employment with the Company. However the payment must be for (a) unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if the Employee had continued in employment; or (b) received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includible in the Participant's gross income.

"Post Year End Compensation" means amounts earned during a year but not paid during that year solely because of the timing of pay periods and pay dates if: (a) these amounts are paid during the first few weeks of the next year; (b) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (c) no compensation is included in more than one year.

"Present Value" means a benefit of equivalent value and shall be based only on the interest and mortality rates specified in the Adoption Agreement.

"QLAC" means a qualifying longevity annuity contract as defined in Treasury Regulation 1.401(a)(9)-6, Q&A 17.

"Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) that constitutes a "qualified domestic relations order" within the meaning of Code section 414(p).

"Qualified Joint and Survivor Annuity" means for a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested Account balance subject to Section 7.10. The percentage of the survivor annuity under the plan shall be 50%, unless a different percentage is elected in the Adoption Agreement. For a single Participant, a Qualified Joint and Survivor Annuity means an immediate annuity for the life of the Participant and which is the amount of benefit which can be purchased with the Participant's vested Account balance. The terms of such annuity contract shall comply with the provisions of this Plan and the annuity contract shall be nontransferable.

"Qualified Military Service" means qualified military service as defined in Code section 414(u).

"Qualified Optional Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity that is equal to the applicable percentage of the amount of the annuity that is payable during the joint lives of the Participant and

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the spouse, and that is the actuarial equivalent of a single life annuity for the life of the Participant. The survivor percentage of the Qualified Optional Survivor Annuity shall be determined in accordance with the following:

(a)          If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is less than 75%, then the Plan's Qualified Optional Survivor Annuity shall be 75%.

(b)          If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is greater than or equal to 75%, then the Plan's Qualified Optional Survivor Annuity shall be 50%.

(c)          If the Plan does not provide for a specific Qualified Joint and Survivor Annuity survivor annuity percentage, then the Qualified Joint and Survivor Annuity survivor annuity percentage shall be 50% and the Qualified Optional Survivor Annuity survivor annuity percentage shall be 75%.

"Qualified Participant" means a Participant who has attained age 55 and has 10 years of participation in the Plan or a predecessor plan until the date on which the Participant ceases to be entitled to any benefit under the Plan as specified in the Adoption Agreement. For this purpose, a predecessor plan includes any ESOP maintained by the Employer or a predecessor employer within the meaning of Treasury Regulation 1.415(f)-1(c), and any plan that has been merged into, consolidated with, or transferred assets to the plan in accordance with 414(l) of the Code.

"Qualifying Employer Real Property" means real property (and related personal property) which is leased to the employer of employees covered by the Plan, or to an affiliate of such employer. For purposes of determining the time at which a Plan acquires Qualifying Employer Real Property for purposes of this section , such property shall be deemed to be acquired by the Plan on the date on which the plan acquires the property or on the date on which the lease to the employer (or affiliate) is entered into, whichever is later.

"Qualifying Employer Security" means a security issued by an employer of employees covered by the plan, or by an affiliate of such employer. A contract to which ERISA section 408(b)(5) applies shall not be treated as a security for purposes of this section.

"Rebalancing" is the mandatory transfer of Employer Stock into and out of Participant's Accounts designed to result in all Participant Accounts having the same proportion of Employer Stock.

"Released and Unallocated Account" means the account established and maintained in the Trust to hold Employer Stock released from the Suspense Account, as described in Article 4A, but not yet allocated to Participants' Accounts and dividends thereon.

"Reshuffling" means the mandatory transfer of Employer Stock into or out of the ESOP accounts for administrative purposes such as distributions, diversifications or segregation upon termination.

"Required Aggregation Group" means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code sections 401(a)(4) or 410.

"Required Beginning Date" means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant retires, except that benefit distributions to a More Than 5% Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. The Adoption Agreement may provide that for a Participant other than a More Than 5% Owner: (a) the Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; or (b) the Participant may elect to begin receiving distributions at the date specified in the preceding sentence or the date specified in clause (a) of this sentence.

"Rollover Contribution" means an Employee contribution made to the Plan as a rollover from another eligible retirement plan or individual retirement account pursuant to Article 4 of the Plan.

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"Rollover Contribution Account" means so much of a Participant's Account as consists of a Participant's Rollover Contributions (and corresponding earnings) made to the Plan.

"Section 415 Safe Harbor Option" means a definition of Compensation that:

(a)          Includes all of the following:

(1)         The Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. section 1.62-2(c).

(2)         Amounts described in Code section 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the Employee.

(3)         Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code section 217.

(4)         The value of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. section 1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(5)         The amount includible in the gross income of an Employee upon making the election described in Code section 83(b).

(6)         Amounts that are includible in the gross income of an Employee under the rules of Code section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.

(b)          Excludes all of the following:

(1)         Contributions (other than elective contributions described in Code section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension plan described in Code section 408(k) or a simple retirement account described in Code section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Code section 415 purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(2)         Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Treas. Reg. section 1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code section 83 and regulations promulgated thereunder).

(3)         Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. section 1.421-1(b)).

(4)         Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code section 125).

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(5)         Other items of remuneration that are similar to any of the items listed in paragraphs (b)(1) through (b)(4) of this section.

"S Corporation" means a corporation described in Code section 1361(a)(1) for which an election under Code section 1362(a) is in effect.

"S Corporation Disqualified Person" means any person whose: (i) number of Deemed-Owned Shares is at least 10% of the total number of the Deemed-Owned Shares,; (ii) aggregated number of Deemed-Owned Shares and Synthetic Equity shares is at least 10% of the sum of (a) the total number of Deemed-Owned Shares and (b) such person's Synthetic Equity shares; (iii) number of Deemed-Owned Shares, together with the number of Deemed-Owned Shares of the Members of the Family of such person, is at least 20% of the total number of Deemed-Owned Shares; or (iv) aggregate number of Deemed-Owned Shares and Synthetic Equity shares, together with the aggregate number of Deemed-Owned Shares and Synthetic Equity shares of the Members of the Family of such person, is at least 20% of the sum of the total number of Deemed-Owned Shares and (b) the Synthetic Equity shares owned by such person and the members fo the family of such person. Solely for the purposes of determining whether a person is a S Corporation Disqualified Person, a person is only treated as owning Synthetic Equity shares if such treatment results in that person being treated as an S Corporation Disqualified Person.

"Self-Employed Individual" means any individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year. An individual shall not be a Self-Employed Individual unless he or she is also an owner of the Company.

"Suspense Account" means the account established and maintained in the Trust to hold Employer Stock acquired with the proceeds of an Exempt Loan, which has not yet been released pursuant to Article 4A, and dividends thereon.

"Statutory Compensation" shall have the meaning set forth in the Adoption Agreement.

Statutory Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual, Statutory Compensation shall mean Earned Income.

Statutory Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457. To the extent provided in the Adoption Agreement, Statutory Compensation shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage ("deemed Code section 125 compensation"). An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

Statutory Compensation shall include other compensation paid by 2-1/2 months after a Participant's severance from employment with the Company if: (a) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company. The exclusions from compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering qualified military service. To the extent provided in the Plan, Statutory Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Notwithstanding any other provision hereof to the contrary, the annual Statutory Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed the amount in effect for such year under Code section 401(a)(17). If a Plan Year consists of fewer than 12 months, the applicable limitation under Code section 401(a)(17) will

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be multiplied by a fraction, the numerator of which is the number of months in such year, and the denominator of which is 12.

"Synthetic Equity" means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except to the extent provided in the regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, nonqualified deferred compensation or similar right to a future cash payment based on the value of such stock or appreciation in such value.

"Termination" and "Termination of Employment" means any absence from service that ends the employment of the Employee with the Employer.

"Top-Heavy Ratio" means:

(a)          If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s), including any part of any account balance distributed in the one-year period ending on the Determination Date(s), (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(b)          If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002).

(c)          For purposes of (a) and (b) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is a Non Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the one-year period (5-year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account

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balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Non Key Employee shall be determined under: (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

"Transfer Account" means so much of a Participant's Account as consists of amounts transferred from another eligible retirement plan (and corresponding earnings) pursuant to Article 4 in a transaction that was not an eligible rollover distribution within the meaning of Code section 402.

"Trust Fund" means all of the assets of the Plan held by the Trustee pursuant to Article 10 or held by an insurance company pursuant to section 403 of ERISA.

"Trustee" means the person or persons designated by the Plan Sponsor to serve as the Trustee of the Trust Fund to the extent the assets of the Plan are not held solely by an insurance company. If the Trustee is a corporate Trustee the Trustee will be a directed Trustee unless otherwise indicated in a separate agreement. If the Trustee is an individual Trustee, the Trustee will be a discretionary Trustee unless otherwise indicated in a separate agreement.

"Valuation Date" has the meaning specified in the Adoption Agreement. Valuations of Employer Stock shall be made pursuant to Section 9.10, in accordance with a method consistently followed and uniformly applied in good faith. Notwithstanding anything in the Adoption Agreement to the contrary and in the event that a Participant is to receive a distribution from the Plan, or there is to be a transfer of assets and/or division of assets from the Plan, the Plan Administrator may in its sole discretion declare a special Valuation Date for that portion of the Plan that is not daily-valued in extraordinary situations to protect the interests of Participants in the Plan or the Participant receiving the distribution. Such extraordinary circumstances include a significant change in economic conditions or market value of the Trust Fund.

"Vesting Computation Period" means, for purposes of determining Years of Vesting Service, the period described in the Adoption Agreement.

"Year of Eligibility Service" means, with respect to any Employee, an Eligibility Computation Period during which he completes at least the service specified in the Adoption Agreement. If the Plan uses the elapsed time method: (a) "Year of Eligibility Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which eligibility service is being determined; (b) in order to determine the number of whole Years of Eligibility Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that twelve months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; (c) an Employee will also receive credit for any Period of Severance of less than twelve consecutive months; and (d) if less than one Year of Eligibility Service is required in Article 3, such service shall be determined by substituting such period for "twelve month" and "Year" where they appear in this paragraph. If the Plan provides for fractional Years of Eligibility Service, the requirement to complete any specified hours in the fractional period shall be waived.

All eligibility service with the Employer is taken into account except that if permitted in the Adoption Agreement, the following service shall be disregarded in determining Years of Eligibility Service:

(a)          One-Year Holdout. If an Employee has a One-Year Break in Service (One-Year Period of Severance to the extent the Plan uses the elapsed time method), Years of Eligibility Service before such period will not be taken into account until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

(b)          Rule of Parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Eligibility Service before a period of five (5) consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) will not be taken into account in computing eligibility service.

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ARTICLE 2 DEFINITIONS

If a Participant's Years of Eligibility Service are disregarded pursuant to the foregoing, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Eligibility Service may not be disregarded pursuant to the foregoing, such Participant shall participate in the Plan pursuant to the terms of Article 3.

To the extent provided in the Adoption Agreement, eligibility service may also include service with employers other than the Employer.

"Year of Vesting Service" means a Vesting Computation Period during which the Employee completes at least the number of hours specified in the Adoption Agreement. If the Plan uses the elapsed time method: (a) "Year of Vesting Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which vesting service is being determined; (b) in order to determine the number of whole Years of Vesting Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; and (c) an Employee will also receive credit for any Period of Severance of less than 12-consecutive months.

All Years of Vesting Service with the Employer are taken into account except that for an Employee who has five consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) and except to the extent provided in Article 6, all periods of service after such breaks in service/periods of severance shall be disregarded for the purpose of vesting the Employee's Employer-derived Account balance that accrued before such breaks in service/periods of severance, but except as otherwise expressly provided, both the service before and after such breaks in service/periods of severance shall count for purposes of vesting the Employee's Employer-derived Account balance that accrues after such breaks in service/periods of severance pursuant to Article 6.

In addition, if permitted in the Adoption Agreement, the following service shall be disregarded in determining Years of Vesting Service:

(a)          One-Year Holdout. If an Employee has a One-Year Break in Service (One-Year Period of Severance to the extent the Plan uses the elapsed time method), Years of Vesting Service before such period will not be taken into account until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.

(b)          Rule of Parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Vesting Service before a period of five (5) consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) will not be taken into account in computing vesting service. Elective Deferrals under a qualified CODA are taken into account for purposes of determining whether a Participant is a nonvested Participant for purposes of Code section 411(a)(6)(D)(iii).

(c)          Years of Vesting Service before age 18 and/or Years of Vesting Service before the Employer maintained this Plan or a predecessor plan will not be taken into account in computing vesting service.

To the extent provided in the Adoption Agreement, vesting service may also include service with employers other than the Employer.

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ARTICLE 3 PARTICIPATION

Section 3.01         NON-ELECTIVE CONTRIBUTIONS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Non-Elective Contributions immediately prior to the Effective Date shall be a Participant eligible to receive Non-Elective Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Non-Elective Contributions immediately prior to the Effective Date shall become a Participant eligible to receive Non-Elective Contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to receive Non-Elective Contributions only to the extent such contributions are permitted in the Adoption Agreement.

Section 3.02         TRANSFERS

If a change in job classification or a transfer results in an individual no longer qualifying as an Eligible Employee, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of the effective date of such change of job classification or transfer. Should such Employee again qualify as an Eligible Employee or if an Employee who was not previously an Eligible Employee becomes an Eligible Employee, he shall become a Participant with respect to the contributions for which the eligibility requirements have been satisfied as of the later of the effective date of such subsequent change of status or the date the Employee meets the eligibility requirements of this Article 3.

Section 3.03         TERMINATION AND REHIRES

If an Employee has a Termination of Employment, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of his Termination of Employment. An individual who has satisfied the applicable eligibility requirements set forth in Article 3 as of his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall resume or become a Participant immediately upon his rehire date with respect to the contributions for which the eligibility requirements of this Article 3 have been satisfied. An individual who has not so qualified for participation on his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall be eligible to participate as of the later of the effective date of such reemployment or the date the individual meets the eligibility requirements of this Article 3. The determination of whether a rehired Eligible Employee satisfies the requirements of Article 3 shall be made after the application of any applicable break in service rules.

Section 3.04         LIMITATIONS ON EXCLUSIONS

(a)          Exclusions. Any employee exclusion entered in the Adoption Agreement shall not be valid to the extent that such exclusion requires that the maximum number of Nonhighly Compensated Employees with the highest amount of compensation and/or service shall be excluded from participation so that the Plan still meets the coverage requirements of Code section 410(b).

(b)          Coverage. The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective Deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (1) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (2) the date that is 6 months after the date on which he satisfied such requirements.

(c)          A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. section 1.410(b)-3(a). Notwithstanding any provision of the Plan to the contrary, no Participant shall earn an allocation hereunder except as provided under the terms of the Plan as in effect on the last day of the Plan Year after giving effect to all retroactive amendments that may be permitted

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under applicable Internal Revenue Service procedures and other applicable law; including, without limitation, any amendment permitted under Treas. Reg. section 1.401(a)(4)-11.

Section 3.05         PROCEDURES FOR ADMISSION

The Plan Administrator shall prescribe such forms and may require such data from Participants as are reasonably required to enroll a Participant in the Plan or to effectuate any Participant elections made pursuant to this Article 3.

Section 3.06         PARTICIPANTS RECEIVING DIFFERENTIAL MILITARY PAY

To the extent selected in the Adoption Agreement and pursuant to Code section 414(u)(12), IRS Notice 2010-15 and any superseding guidance, a Participant receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payments may be treated as Compensation under the Plan to the extent selected in the Adoption Agreement.

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ARTICLE 4 CONTRIBUTIONS

Section 4.01         NON-ELECTIVE CONTRIBUTIONS

(a)          Amount. Subject to the limitations described in Article 5, the Company may, in its sole discretion, make Non-Elective Contributions to the Plan on behalf of each Participant who has completed any service requirements specified in the Adoption Agreement.

(b)          Allocation of Non-Elective Contributions. Non-Elective Contributions shall be allocated to the Non-Elective Contribution Accounts of each Participant eligible to share in such allocations pursuant to Subsection (a) in the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.

(c)          Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Non-Elective Contributions.

(d)          Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to contributions described in this Section 4.03 because such contributions have not been allocated to a sufficient number or percentage of Participants for such year, then the list of Participants eligible to share in such contributions for such year shall be expanded to include the Participants described in the Adoption Agreement.

(1)         If the Adoption Agreement specifies that all non-excludable Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)         Any Participant who remains in the Employer's employ on the last day of such Plan Year; and

(B)         Any Participant who completes at least 501 Hours of Service during such Plan Year (whether or not he remains in the Employer's employ on the last day of such Plan Year).

(2)         If the Adoption Agreement specifies that just enough Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)         The list of Participants eligible to share in such contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in such contributions for such Plan Year pursuant to this Paragraph (A) shall be those Participants who remain in the Company's employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(B)         If, after the application of Paragraph (A) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in such contributions for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Company's employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Company's contribution for such Plan Year pursuant to this Paragraph (B) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer.

Notwithstanding the foregoing, the Plan Administrator always retains the option to meet the minimum coverage requirements of Code section 410(b) by using the average benefits test of Code section 410(b)(1)(C).

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(e)          Disability. In addition to the foregoing, if the Adoption Agreement specifies that contributions described in this Section shall be allocated to Disabled Participants, a Participant who does not meet the requirements of Subsection (a) due to Disability shall be eligible to share in such contributions; provided that such Disability would also constitute a disability pursuant to Code section 22(e). The Company shall allocate the applicable contributions on behalf of each such Disabled Participant on the basis of the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before suffering a Disability. Contributions allocated to Participants suffering a Disability pursuant to this Subsection shall be fully vested when made. Such allocations shall cease on the first to occur of the following:

(1)         the last day of the Plan Year in which occurs the anniversary specified in the Adoption Agreement of the date the Plan Administrator determines that the Participant's Disability commenced;

(2)         the date the Participant ceases to suffer from a Disability;

(3)         the date the Participant refuses to submit to a periodic examination by the Company or its agent to determine the existence of a Disability; or

(4)         the date the Participant dies.

Section 4.02         ROLLOVER CONTRIBUTIONS

(a)          To the extent provided in the Adoption Agreement, the Plan Administrator may direct the Trustee to accept Rollover Contributions made in cash or other form acceptable to the Trustee. Rollover Contributions shall be allocated to the Participant's/Eligible Employee's (to the extent elected in the Adoption Agreement) Rollover Contribution Account. The Plan may accept the following Rollover Contributions to the extent allowed by the Plan Administrator in its sole discretion:

(1)         A rollover from a plan qualified under Code section 401(a) or 403(a) if the contribution qualifies as a tax-free rollover as defined in Code section 402(c). If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee.

(2)         A rollover from a "Conduit Individual Retirement Account", as determined in accordance with procedures established by the Plan Administrator and only if the contribution qualifies as a tax-free rollover as defined in Code section 402(c). If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee.

(3)         A direct rollover of an eligible rollover distribution of after-tax employee contributions from a qualified plan described in Code section 401(a) or 403(a). The Plan shall separately account for amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

(4)         Any rollover of an eligible rollover distribution from an annuity contract described in Code section 403(b). The Plan shall separately account for after-tax amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

(5)         Any rollover of an eligible rollover distribution from an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(6)         Any rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.

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(7)         If the Plan permits Roth Elective Deferrals, the Plan may accept a Rollover Contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(8)         Any additional rollover contribution as may be permitted by applicable law.

(b           Plan Administrator Procedures. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of rollovers; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.

Section 4.03         TRANSFERS

The Trustee may accept a direct transfer of assets, made without the consent of the affected Employees, from the trustee of any other qualified plan described in Code section 401(a) to the extent permitted by the Code and the regulations and rulings thereunder. In the event assets are transferred to the Plan pursuant to the foregoing sentence, the transferred assets shall be accounted for separately in the Transfer Account of the affected Employees to the extent necessary to preserve a more favorable vesting schedule or any other any legally-protected benefits available to such Employees under the transferor plan. The Plan Administrator shall establish a vesting schedule for the Transfer Account; provided that such schedule is not less favorable that the vesting schedule under the transferor plan.

Section 4.04         MILITARY SERVICE

(a)          In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

(b)          Death Benefits Under USERRA. Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service specified in Subsection (d) below) provided under the plan as if the Participant had resumed and then terminated employment on account of death pursuant to Code section 401(a)(37), Notice 2010-5 and any superseding guidance.

(c)          Death or Disability During Qualified Military Service. To the extent provided in the Adoption Agreement and pursuant to Code section 414(u)(9), Notice 2010-5 and any superseding guidance, a Participant that dies or becomes disabled while performing qualified military service (as defined in Code section 414(u)) will be treated as if he had been employed by the Company on the day preceding death or disability and terminated employment on the day of death or disability and receive benefit accruals related to the period of qualified military service as provided under Code section 414(u)(8), except as provided below:

(1)         All Participants eligible for benefits under the Plan by reason of this Section shall be provided benefits on reasonably equivalent terms.

Section 4.05         MULTIPLE EMPLOYER PLAN

If the Employees of more than one employer within the meaning of Code section 413(c) and that is a member of the same controlled group of corporations as the Employer within the meaning of Code section 1563(a) (as modified by subparagraphs (B) and (C) of Code section 409(l)(4) and as determined without regard to sections 1563(a)(4) and 1563(e)(C) are covered under the Plan, the provisions of such section shall apply to the Plan. The Plan Administrator may restrict the allocation of any forfeitures arising hereunder to the entity for which the applicable Participant is or was employed.

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ARTICLE 4A

SPECIAL ESOP PROVISIONS

Section 4A.01      ESOP CONTRIBUTIONS

(a)          Amount of ESOP Contributions. The Company may, but is not obligated to, make a contribution to the Plan, in such amounts as it determines from time to time. The Company shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. If the Plan has obtained an Exempt Loan, the Company may, but is not obligated to, contribute an amount in cash sufficient to pay any currently maturing obligations on an Exempt Loan (to the extent that such obligations will not be satisfied pursuant to the terms of Article 4 by means of contributions paid to ESOP Accounts or by use of dividends pursuant to Article 9). Such contributions, if made, shall be applied, as the Plan Administrator shall direct the Trustee, to repay any outstanding Exempt Loan in accordance with any pledge or similar agreement. The Company may make additional contributions in cash or Employer Stock; provided however, that Rollover Contributions and transfers may be in such other form that may be acceptable to the Trustee and the Plan Administrator.

(b)          Allocation of ESOP Contributions. ESOP Contributions made in the form of Employer Stock and Employer Stock transferred to the Released and Unallocated Account shall be allocated to the ESOP Accounts in the manner specified in Section 4.01(b) and determined by the Plan Administrator. The shares so allocated shall have a fair market value as of the allocation date equal to the amount of the contributions to which the Participant is entitled. Allocations to Participants within each ESOP Account shall be made pursuant to the terms of Section 4.01(b).

Section 4A.02      EXEMPT LOAN

(a)          Authorization - Use. The Board may direct the Trustee to borrow money from a Disqualified Person, or another source which is guaranteed by a Disqualified Person, the proceeds of which are used within a reasonable time to: (1) acquire Employer Stock, (2) repay such Exempt Loan, or (3) repay a prior Exempt Loan pursuant to applicable regulations.

(b)          Terms of Exempt Loan Agreements. All Exempt Loans shall satisfy the following requirements:

(1)         The loan shall be primarily for the benefit of Participants and their Beneficiaries.

(2)         The loan shall be for a specified term, shall bear no more than a reasonable rate of interest, and shall not be payable on demand except in the event of default.

(3)         The terms of an Exempt Loan must be at least as favorable to the Plan as the terms of a comparable loan resulting from an arm's length negotiation between independent parties.

(4)         The collateral pledged by the Trustee shall consist only of the Employer Stock purchased with the borrowed funds, or Employer Stock that was pledged as collateral in connection with a prior Exempt Loan that was repaid with the proceeds of the current Exempt Loan.

(5)         Under the terms of the loan agreement, the lender shall have no recourse against the Trust, or any of its assets, except with respect to the collateral and contributions (other than contributions of Employer Stock) by the Company that are made to satisfy the Trustee's obligations under the loan agreement and earnings attributable to such collateral and such contributions.

(6)         No person entitled to payment under the Exempt Loan has any right to Plan assets other than collateral given for the Exempt Loan, contributions (other than contributions of Employer Stock) that are made under the Plan to meet its obligations under the Exempt Loan, and earnings attributable to such collateral and the investment of such contributions.

(7)         The payments made on the Exempt Loan during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments on the Exempt Loan in prior years. Such contributions and earnings must be accounted for separately in the books of account for separately in the books of account of the ESOP until the Exempt Loan is repaid.

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(8)         The Exempt Loan cannot be payable upon the demand of any person except in the event of default. In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default; moreover, if the lender is a Disqualified Person, the loan agreement shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan. For purposes of this paragraph, the making of a guarantee does not make a person a lender.

Section 4A.03      RELEASE OF EMPLOYER STOCK

(a)          Employer Stock purchased with the proceeds of an Exempt Loan shall be held in the Suspense Account as the collateral for that Exempt Loan. Such Employer Stock shall be released from the Suspense Account, and transferred to the Released and Unallocated Account, on a pro-rata basis according to the amount of the payment on the Exempt Loan determined under one of the following two alternative formulas specified in Subsections (a)(1) and (a)(2) in the discretion of the Plan Administrator and in accordance with the terms of the Exempt Loan.

(1)         For each payment during the duration of the Exempt Loan, the number of shares of Employer Stock released and transferred to the Released and Unallocated Account shall equal the number of such shares held in the Suspense Account immediately before release for the current payment period multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the payment period, and the denominator of the fraction is the sum of the numerator plus the remaining principal and interest to be paid for all future payments. The number of future payments under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future payment periods must be computed by using the interest rate applicable as of the end of the immediately preceding payment period. Notwithstanding the foregoing, if the Exempt Loan is repaid with the proceeds of a subsequent Exempt Loan, such repayment shall not operate to release all of the Employer Stock in the Suspense Account; rather, such release shall be effected pursuant to the foregoing provisions of this subsection on the basis of payments of principal and interest on such substitute loan. If collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class; or

(2)         For each payment during the duration of the Exempt Loan, the number of shares of Employer Stock released and transferred to the Released and Unallocated Account is determined solely with reference to the principal payment of the Exempt Loan. Employer Stock in the Suspense Account may be released in accordance with this subsection (2) only if the following three conditions are met:

(i)          The Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(ii)         The interest portion of any payment is disregarded for purposes of determining the number of shares released only to the extent it would be treated as interest under standard loan amortization tables; and

(iii)        If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal period, the extension period or the duration of a new Exempt Loan does not exceed ten years.

(b)          More than One Exempt Loan. If at any time there is more than one Exempt Loan outstanding, separate accounts shall be established under the Suspense Account and the Released and Unallocated Account for each Exempt Loan. Each Exempt Loan for which a separate account is maintained shall be treated separately for purposes of Subsection (a) governing the release of shares from the Suspense Account.

(c)          If the Employer is a C-Corporation and no more than one-third of the Employer contributions that are used to repay the principal and interest due on an Exempt Loan and that are deductible under Code section 404(a)(9) are allocated to the accounts of Highly Compensated Employees during the Plan Year, then Annual Additions do not include forfeitures of the Employer Stock purchased with the proceeds of an Exempt Loan and also do not include Employer contributions that are used to pay interest on an Exempt Loan and are deductible under Code section 404(a)(9)(B) and charged against the Participant's Account.

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Section 4A.04      PROHIBITED ALLOCATION

(a)          Section 1042. Notwithstanding any provision in this Plan to the contrary, if shares of Employer Stock (in a C-Corporation only) are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Code section 1042, no assets attributable to such Employer Stock may be allocated to the ESOP Accounts of: (i) the shareholder, and any person who is related to such shareholder [within the meaning of Code section 267(b)], during the Nonallocation Period except that lineal descendants of such shareholder may receive allocations so long as no more than 5% of the aggregate amount of all Employer Stock sold by such shareholder in a transaction to which Code section 1042 applies is allocated to such lineal descendants of such shareholder; and (ii) any other person who owns [after application of Code section 318(a)] more than 25 percent in value of the outstanding securities of the Employer.

For purposes of this Subsection, "nonallocation period" means the period beginning on the date of a sale of Employer Stock to the Plan financed with an Exempt Loan and ending on the later of ten years after the date of such sale or the date of the allocation attributable to the final payment on the Exempt Loan incurred with respect to the sale.

(b)          Subchapter S Corporations.

(1)         In General. Notwithstanding any provision in this Plan to the contrary, if the Employer Stock is issued by an S Corporation, no portion of the assets attributable to (or allocable in lieu of) Employer Stock may, during a Nonallocation Year, accrue (or be allocated directly or indirectly under any Employer plan qualified under Code section 401(a)) for the benefit of any S Corporation Disqualified Person. This Subsection (b) shall be effective for Plan Years beginning after December 31, 2004 and only to the extent that Employer Stock consists of shares in an S Corporation. However, in the case of: (i) an employee stock ownership plan established after March 14, 2001 (within the meaning of Internal Revenue Service Revenue Ruling 2003-6); or (ii) an employee stock ownership plan established on or before March 14, 2001 where the employer securities held by the Plan consist of stock in a corporation that is not an S Corporation on such date, this Subsection (b) shall be effective for Plan Years ending after March 14, 2001.

(2)         Prevention of Nonallocation Year. In the absence of a Board resolution to otherwise prevent a Nonallocation Year, or if the Plan Administrator determines that a future event will cause a Nonallocation Year, the Plan Adminstrator will reduce the account balances of S Corporation of Disqualified Persons by transferring as described below the number of shares of Employer Stock necessary to prevent a Nonallocation Year. The affected Employer Stock will be transferred from the ESOP Portion to the Non-ESOP Portion prior to the Nonallocation Year. Immediately following the transfer, the number of shares transferred from that Participant's account in the ESOP portion will be credited to the Participant's Non-ESOP portion. The Plan Administrator will take steps to ensure that all actions necessary to implement the transfer are taken before the Nonallocation Year occurs.

(3)         Other Rules. The following other rules apply for purposes of this Subsection (b):

(A)         Treatment of Synthetic Equity.

(i)          In General. For purposes of Subsections (3)(A) and (3)(B), in the case of a person who owns Synthetic Equity in the S Corporation, except to the extent provided in regulations, the shares of stock in such corporation on which such Synthetic Equity is based shall be treated as outstanding stock in such corporation and Deemed-Owned Shares of such person if such treatment of Synthetic Equity of one or more such persons results in (i) the treatment of any person as a S Corporation Disqualified Person, or (ii) the treatment of any year as a Nonallocation Year. For purposes of this Subsection, Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of Code section 318(a)) as modified in this paragraph. In applying Code section 318(a)(1), the members of an individuals family include the Members of the Family and Code section 318(a)(4) regarding stock options ins disregarded. Notwithstanding the employee trust exception in section 318(a)(2)(B)(i), an individual is treated as owning Deemed-Owned Shares of the individual. If, without regard to this Subsection, a person is treated as a S Corporation Disqualified Person or a year is treated as a Nonallocation Year, this Subsection shall not be construed to result in the person or year not being so treated.

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(ii)         Determination of Other Synthetic Equity. This Subsection (2) shall apply with regard to other Synthetic Equity described in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(A) or superseding guidance. The Plan Administrator shall use the first day of the Plan Year as the annual determination date and the number of shares of Synthetic Equity owned shall be treated as owned for the period from a determination date through the date immediately preceding the next following determination date pursuant to Treas. Reg. section 1.409(p)-1(f)(4)(iii)(B). The Plan Administrator shall use triannual recalculations specified in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(C). Such triannual recalculations may be modified as provided in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(C)(3).

Section 4A.05      NON-ESOP PORTION OF PLAN

(a)          Non-ESOP Portion. Assets held under the Plan in accordance with this Section are held under a portion of the Plan that is not an employee stock ownership plan (ESOP), within the meaning of Code section 4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the Non-ESOP portion) shall be held in Accounts that are separate from the Accounts for the amounts held in the remainder of the Plan (the ESOP Portion). Any statements provided to Participants and/or Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Section, all of the terms of the Plan apply to any amount held under the Non-ESOP Portion of the Plan in the same manner and to the same extent as an amount held under the ESOP Portion of the Plan.

(b)          Transfers from ESOP Portion to Non-ESOP Portion of Plan.

(1)         Amount to be Transferred. In the case of any event that the Plan Administrator determines would otherwise cause a Nonallocation Event to occur, shares of employer stock held under the Plan before the date of the Nonallocation Event shall be transferred from the ESOP Portion of the Plan to the Non-ESOP Portion of the Plan as provided in Subsection (b)(2). The amount transferred under this Subsection shall be the amount that the Plan Administrator determines to be the minimum amount that is necessary to ensure that a Nonallocation Year does not occur, but in no event is the amount so transferred to be less than the excess of (i) the total number of shares of Employer Stock that, held in the ESOP account of those Participants who are or who would be S Corporation Disqualified Persons after taking into account the Participant's Synthetic Equity and the Nonallocation Event exceeds (ii) the number of shares of Employer Stock equal to 49.9% of the total number of shares of Employer Stock outstanding after taking the Nonallocation Event into account (causing a Nonallocation Year to occur). The Plan Administrator shall take steps to ensure that all actions necessary to implement the transfer are taken before the Nonallocation Event occurs.

(2)         Ordering Rules.

(A)         Except as provided for in Subsection (b)(2)(B), at the date of the transfer, the total number of shares transferred, as provided for in Subsection (b)(1), shall be charged against the accounts of Participants who are S Corporation Disqualified Persons (i) by first reducing the ESOP account of the Participant who is a S Corporation Disqualified Person whose account has the largest number of shares (with the addition of Synthetic Equity shares) and (ii) thereafter by reducing the ESOP accounts of each succeeding Participant who is a S Corporation Disqualified Person who has the largest number of shares in his or her account (with the addition of Synthetic Equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant's account in the ESOP Portion of the Plan shall be credited to an account established for that Participant in the Non-ESOP portion of the Plan.

(B)         Notwithstanding Subsection (b)(2)(A), the number of shares transferred shall be charged against the accounts of Participants who are S Corporation Disqualified Person (i) by first reducing the account of the Participant with the fewest shares (including Synthetic Equity shares) who is a S Corporation Disqualified Person and who is a Highly Compensated Employee to cause the Participant not to be a disqualified person, and (ii) thereafter reducing the account of each other Participant who is a S Corporation Disqualified Person and a Highly Compensated Employee, in the order of who has the fewest ESOP shares (including synthetic equity shares). A transfer under this Subsection (b)(2)(B) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under Subsection (b)(2)(A).

(3)         Tie Breaker.

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ARTICLE 4 CONTRIBUTIONS

(A)         If two or more Participants described in Subsection (b)(2) have the same number of shares, the account of the Participant with the longest service shall be reduced first.

(B)         Beneficiaries of the Plan are treated as Plan Participants for purposes of this Section.

(c)          Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under Code section 512(e) with respect to shares of employer stock held in the Non-ESOP Portion of the Plan, the income tax payments made by the Trustee shall be charged against the accounts of each Participant or Beneficiary who has an account in the Non-ESOP Portion of the Plan in proportion to the ratio of the shares of employer stock in such Participant's or Beneficiary's account in the non-ESOP Portion of the Plan to the total shares of employer stock in the non-ESOP Portion of the Plan. The Employer shall purchase shares of employer stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such account to the extent cash is not otherwise available to make the income tax payments from the Participant's or Beneficiary's ESOP accounts or his or her other defined contribution plan accounts.

ARTICLE 5 LIMITATIONS ON CONTRIBUTIONS

Section 5.01         MAXIMUM AMOUNT OF ANNUAL ADDITIONS

(a)          General Rule.

(1)         One Plan. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e) maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension plan, as defined in Code section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount specified in Section 5.01(b) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed such maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

(2)         Multiple Plans. This Subsection 5.01(a)(2) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount specified in Section 5.01(b) reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans for the same Limitation Year.

(b)          Maximum Permissible Amount. For Limitation Years beginning on or after January 1, 2002, the maximum permissible amount is the lesser of:

(1)         $40,000, as adjusted for increases in the cost-of-living under Code section 415(d); or

(2)         100% of the Participant's Statutory Compensation for the Limitation Year. The Compensation limit referred to in this Subsection (b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition. Notwithstanding the preceding sentence, Statutory Compensation for purposes of Section 5.01 for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled.

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ARTICLE 4 CONTRIBUTIONS

Prior to determining the Participant's actual Statutory Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Statutory Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Statutory Compensation for the Limitation Year.

(c)          Correction of Excess. If there is an allocation in excess of the Maximum Permissible Amount, the Plan Administrator shall correct such excess pursuant to the procedures outlined under EPCRS as described in Rev. Proc. 2008-50 and any superseding guidance.

(d)          Special ESOP Rule.

(1)         General Rule. In the case of an applicable plan that meets the requirements of Subsection (d)(2) below, the limitations imposed by this Section do not apply to: (i) forfeitures of employer securities (within the meaning of Code section 409(l)) if such securities were acquired with the proceeds of a loan (as described in Code section 404(a)(9)(A)); or (ii) employer contributions which are deductible under Code section 404(a)(9)(B) and charged against the Participant's Account.

(2)         Applicable Plan. An employee stock ownership plan as described in Code section 4975(e)(7) meets the requirements of this Subsection if no more than one-third of the employer contributions for the Limitation Year that are deductible under Code section 404(a)(9) are allocated to Highly Compensated Employees. This Subsection (f) shall not apply if the Employer Stock is issued by an S Corporation.

(e)          Stock Value Declines Below Basis. Notwithstanding the foregoing, the amount of Company contributions attributable to ESOP Contributions that is considered an Annual Addition for any Limitation Year shall in no event be greater than the lesser of (i) the amount of the payment of principal and interest on the Acquisition Loan or (ii) the fair market value of shares released from the Suspense Account on account of the repayment and allocated to Participants.

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ARTICLE 6 VESTING

ARTICLE 6 VESTING

Section 6.01         PARTICIPANT CONTRIBUTIONS

A Participant shall have a fully vested and nonforfeitable interest in his Rollover Contribution Account. A Participant shall also be fully vested in cash dividends that the Participant elects to have reinvested in the Plan pursuant to Section 9.09(a)(2)(B).

Section 6.02         NON-ELECTIVE CONTRIBUTIONS

The Participant's interest in his Non-Elective Contribution Account shall vest based on his Years of Vesting Service in accordance with the terms of the Adoption Agreement.

For purposes of the Adoption Agreement, "3-7 Year Graded", "2-6 Year Graded", "1-5 Year Graded", "1-4 Year Graded", "5 Year Cliff", "3 Year Cliff" and "2 Year Cliff" shall be determined in accordance with the following schedules:

	Years of Vesting Service	Vesting Percentage
"3-7 Year Graded":
	Less than Three Years	0%
	Three Years but less than Four Years	20%
	Four Years but less than Five Years	40%
	Five Years but less than Six Years	60%
	Six Years but less than Seven Years	80%
	Seven or More Years	100%

"2-6 Year Graded":
	Less than Two Years	0%
	Two Years but less than Three Years	20%
	Three Years but less than Four Years	40%
	Four Years but less than Five Years	60%
	Five Years but less than Six Years	80%
	Six or More Years	100%

"1-5 Year Graded":
	Less than One Year	0%
	One Year but less than Two Years	20%
	Two Years but less than Three Years	40%
	Three Years but less than Four Years	60%
	Four Years but less than Five Years	80%
	Five or More Years	100%

"5 Year Cliff":
	Less than Five Years	0%
	Five or More Years	100%

"3 Year Cliff":
	Less than Three Years	0%
	Three or More Years	100%

"2 Year Cliff":
	Less than Two Years	0%
	Two or More Years	100%

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ARTICLE 6 VESTING

Notwithstanding the foregoing, a Participant will become fully (100%) vested upon his attainment of Normal Retirement Age while an Employee. In addition, the Adoption Agreement may provide that a Participant will become fully (100%) vested upon (i) his death while an Employee, or (ii) his suffering a Disability while an Employee.

Section 6.03         FORFEITURES

(a)          Participants Receiving a Distribution. A Participant who receives a distribution of the value of the entire vested portion of his Account shall forfeit the nonvested portion of such Account as soon as administratively feasible after such distribution; but no later than the end of the Plan Year following the date of such distribution. For purposes of this Section, if the value of a Participant's vested Account balance is zero upon Termination, the Participant shall be deemed to have received a distribution of such vested Account. A Participant's vested Account balance shall not include accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989. If the Participant elects to the extent permitted by Article 7 to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance. No forfeitures will occur solely as a result of a Participant's withdrawal of employee contributions.

(b)          Participants Not Receiving a Distribution. The nonvested portion of the Account balance of a Participant who has a Termination of Employment and does not receive a complete distribution of the vested portion of his Account shall be forfeited as soon as administratively feasible after the date he incurs five consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method); but no later than the end of the Plan Year following the date of such break in service.

(c)          Reemployment.

(1)         Before Five One-Year Breaks. If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method) following the date of the distribution. If a zero-vested Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method), upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution. Forfeitures that are restored pursuant to the foregoing shall be accomplished by an allocation of forfeitures, or if such forfeitures are insufficient, by a special Company contribution.

(2)         After Five One-Year Breaks. If a Participant resumes employment as an Eligible Employee after forfeiting the nonvested portion of his Account balance after 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method) and is not fully vested upon reemployment, the Participant's Account balance attributable to his pre-break service shall be kept separate from that portion of his Account balance attributable to his post-break service until such time as his post-break Account balance becomes fully vested.

(d)          Disposition of Forfeitures. Amounts forfeited from a Participant's Account under this Section shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.

(e)          Employer Stock Fund. The portion of a Participant's Account invested in Investment Funds other than the Employer Stock Fund shall be forfeited before that portion of the Account invested in the Employer Stock Fund. If the Participant's Account is invested in more than one class of qualifying employer securities, the Participant shall forfeit the same proportion from each such class

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ARTICLE 6 VESTING

(f)          Vesting Following In-Service Withdrawals or Payment in Installments. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of his Account derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:

(1)         A separate Account will be established for the Participant's interest in the Plan as of the time of the distribution, and

(2)         At any relevant time the Participant's nonforfeitable portion of the separate Account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

ARTICLE 7 DISTRIBUTIONS

Section 7.01         COMMENCEMENT OF DISTRIBUTIONS

(a)          Normal Retirement. A Participant, upon attainment of Normal Retirement Age, shall be entitled to retire and to receive his Account as his benefit hereunder pursuant to Section 7.02.

(b)          Late Retirement. If a Participant continues in the employ of the Company beyond his Normal Retirement Age, his participation under the Plan shall continue, and his benefits under the Plan shall commence following his actual Termination of Employment pursuant to Section 7.02.

(c)          Disability Retirement. If a Participant becomes Disabled, he shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment.

(d)          Death. If a Participant dies, either before or after his Termination of Employment, his Beneficiary designated pursuant to Section 7.04 shall become entitled to receive the Participant's vested Account pursuant to Section 7.02.

(e)          Termination of Employment. A Participant shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment.

Section 7.02         TIMING AND FORM OF DISTRIBUTIONS

(a)          ESOP Accounts.

(1)         Distribution for Reasons of Attainment of Retirement Age, Disability or Death. If a Participant's ESOP Accounts become distributable pursuant to Section 7.01 on account of attainment of Normal or Late Retirement, Disability or death, payment of his vested ESOP Accounts shall commence with respect to Employer Stock acquired by or contributed to the Plan after December 31, 1986 (or all Employer Stock if so provided in the Adoption Agreement) not later than one year after the close of the Plan Year in which the Participant otherwise separates from service unless the Participant elects a later date.

(2)         Distribution for Reasons Other than Retirement, Disability or Death. If a Participant's ESOP Accounts become distributable pursuant to Section 7.01 on account of any reason other than Normal or Late Retirement Age, Disability or death, payment of his vested ESOP Accounts shall commence with respect to Employer Stock acquired by or contributed to the Plan after December 31, 1986 (or all Employer Stock if so provided in the Adoption Agreement) not later than the close of the Plan Year which is the 6th Plan Year following the Plan Year in which the Participant otherwise separates from service unless the Participant elects a later date. This Subsection (a)(2) shall not apply if the Participant is reemployed by the Company before distribution is required to begin.

(3)         Form of Payments. Form of Payments. The benefit of a Participant entitled to a distribution of his ESOP Accounts derived from Employer Stock acquired by or contributed to the Plan after December 31, 1986 (or all Employer Stock if so provided in the Adoption Agreement) shall be payable in substantially equal annual, or more frequent installments over a period not to exceed the greater of (i) five (5) years, or (ii) in case of Participant with account balance greater than $1,035,000, five (5) years plus one year for each $205,000 that the balance exceeds $1,035,000. These dollar amounts are adjusted for cost of living by the Secretary of the Treasury in accordance with Code section 409(o)(2) at the same time and manner as under Code section 415(d). To the extent permitted in the Adoption Agreement, a Participant may elect to have payments extend over a longer or shorter period.

(4)         Delayed Distribution. Notwithstanding the foregoing and at the election of the Plan Administrator, distribution of the ESOP Contribution Account (other than for reasons specified in Paragraph (1) above) need not commence until the close of the Plan Year in which the Exempt Loan is repaid in full; provided that the proceeds of the Exempt loan were not used to acquire Employer Stock issued by an S Corporation.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

(5)         To the extent provided in the Adoption Agreement, distributions may also be paid over the periods applicable to Accounts other than the ESOP Accounts. In any event, distributions made on account of the death of the Participant must be made in the manner described in Subsections (c)(1)(A), (B) & (C) and Subsections (c)(2)(A) & (B) below.

(6)         Any amendment or exercise of employer discretion regarding revisions of optional forms of benefit shall be subject to the requirements of Treas. Reg. section 1.411(d)-4 Q&A-2(d).

(b)          Accounts other than ESOP Accounts.

(1)         Distribution for Reasons Other Than Death. If a Participant's Accounts other than his ESOP Account becomes distributable pursuant to Section 7.01 for any reason other than death and such amount is not required to be distributed in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10, payment of his vested Accounts other than his ESOP Account shall commence at such times and shall be payable in the form and at such times as specified in the Adoption Agreement. To the extent permitted in the Adoption Agreement, a Participant may elect to have the Plan Administrator apply his Accounts other than his ESOP Account toward the purchase of an annuity contract. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable and shall be distributed to the Participant.

The method of distribution shall be selected by the Participant on a form prescribed by the Plan Administrator. If no such selection is made by the Participant, payment shall be made in the form of a lump sum distribution unless payment is required to be made in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10. No distribution shall be made if the Participant is rehired by the Company before payments commence.

(2)         Distribution on Account of Death. If a Participant's Accounts other than his ESOP Account becomes distributable pursuant to Section 7.01 on account of death, the distributions will be made pursuant to Subsection (c) below.

(c)          Distribution on Account of Death.

(1)         Before Distribution Has Begun. If the Participant dies before distribution of his Account begins and such amount is not required to be distributed in the form of a Qualified Preretirement Survivor Annuity pursuant to Section 7.10, distribution of the Participant's entire Account shall be completed by the time and in the manner specified in the Adoption Agreement. To the extent permitted in the Adoption Agreement, payments may be made over the following periods:

(A)         A complete distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the Participant's death;

(B)         Distributions may be made over the life or over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; and/or

(C)         If the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with Subparagraph (B) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Plan permits Participant elections under this Subsection (c)(1) and the Participant has not made an election as to form of payment by the time of his death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

If the surviving spouse dies after the Participant, the provisions of this Subsection (c)(1), with the exception of Subparagraph (C) therein, shall be applied as if the surviving spouse were the Participant.

(2)         After Distribution Has Begun. If the Participant dies after distribution of his Account has begun, the remaining portion of such Account will continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death. If the Participant's Account was not being distributed in the form of an annuity at the time of his death: (i) distribution of the Participant's entire Account shall be completed by the time and in the manner specified in the Adoption Agreement; and (ii) the Beneficiary may elect to receive the Participant's remaining vested Account balance in a lump sum distribution. To the extent permitted in the Adoption Agreement, payments may be made over the following periods:

(A)         A complete distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the Participant's death; and/or

(B)         Distributions shall continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death.

The Beneficiary shall provide the Plan Administrator with the death notice or other sufficient documentation before any payments are made pursuant to this Subsection.

(d)          Special Rules Relating to ESOP Accounts.

(1)         In General. Unless a Participant elects to receive his distribution in cash, distribution of a Participant's vested ESOP Account shall be made in whole shares of Employer Stock, with any fractional shares paid in cash. Shares of Employer Stock distributed may include such legend restrictions on transferability as the Company may reasonably require to assure compliance with applicable federal and state securities laws. Notwithstanding any provision of the Plan to the contrary: (i) a Participant shall not have the right to receive Employer Stock with respect to the portion of the Participant's Account that has been reinvested pursuant to Section 9.02(b), and (ii) except as otherwise provided in the Adoption Agreement and if the Plan is an Applicable Plan , a distribution from the Employer Stock Fund shall be made in cash. If pursuant to the foregoing a Participant elects to receive any portion of his ESOP Account in the form of Employer Stock that is invested in Investment Funds other than the Employer Stock Fund, the Plan Administrator shall direct the Trustee to liquidate such other Investment Funds and purchase whole shares Employer Stock with the proceeds. In the event that there is not enough Employer Stock available for purchase, the Participant may elect to: (i) receive Employer Stock to the extent available and receive the balance in cash, (ii) receive Employer Stock to the extent available and receive the balance in Employer Stock at a later date when such stock becomes available, or (iii) defer distribution until such Employer Stock becomes available.

(2)         Put Option. If the Employer Stock is not readily tradable on an established market (within the meaning of IRS Notice 2011-19 for Plan Years beginning on or after January 1, 2012 or such later date provided in such Notice) and the Plan is not an Applicable Plan, the Employer or the Plan will purchase Employer Stock that has been distributed to a Participant or Beneficiary if the Participant or Beneficiary offers the Employer stock for sale to the Employer or the Plan during one of the two put option periods described below. A fair valuation formula that meets the requirements of section 9.10 will be used to determine the amount to be paid to the Participant or Beneficiary.

The first put option period is the period of 60 days beginning on the date following the date that the Employer Stock distributed to the Participant or Beneficiary. The second put option period is a period of 60 days in the following Plan Year.

Such put option shall be enforceable by the Participant for a period of at least 60 days following the date of distribution of Employer Stock and, if the put option is not exercised within such 60-day period, for an additional period of at least 60 days in the following Plan Year (as provided in applicable Treasury regulations). The Company may permit the Trustee to purchase any shares covered by the put option directly from the Participant.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

(A)         Payment Requirement for Total Distribution. If the Company is required to repurchase Employer Stock that is distributed to the Participant as part of a total distribution, the Company may make payments in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding 5 years, provided that there is adequate security provided and reasonable interest paid on the unpaid amounts. For purposes of this paragraph, the term "total distribution" means the distribution within one taxable year to the recipient of the balance to the credit of the recipient's account.

(B)         Payment Requirement for Installment Distributions. If the Company is required to repurchase Employer Stock as part of an installment distribution, payment shall made not later than 30 days after the exercise of the put option described in this paragraph (3).

(3)         Right of First Refusal. To the extent provided in the Adoption Agreement, shares of Employer Stock distributed by the Trustee to a Participant or Beneficiary shall be subject to a "Right of First Refusal" if such shares do not constitute registration-type securities within the meaning of Code section 409(e).

(A)         Parties. The Right of First Refusal shall be in favor of the Company, the Plan, or both in any order of priority as determined by the Plan Administrator.

(B)         Price. The selling price and other terms under the Right of First Refusal must not be less favorable to the Participant than the greater of the value of the Employer Stock determined under Section 9.10, or the purchase price and other written terms offered by an independent and unrelated buyer making a good faith offer to purchase the Employer Stock.

(C)         Term. The Right of First Refusal must lapse no later than 14 days after the Participant gives written notice to the holder of the Employer Stock by an independent and unrelated buyer.

(D)         Conditions. The Company may require that the distributee execute such documents (and may provide suitable legends on the applicable stock certificates) that include the terms of the right of first refusal prior to receiving Employer Stock.

(4)         Stock Reshuffling. If the Plan is an Applicable Plan, any Employer Stock held in an ESOP Account shall be redeemed or transferred annually to the extent provided in the Adoption Agreement. Such redemption or transfer shall be subject to the following:

(A)         Employer Stock diversified under sections 9.02(b) shall not be mandatorily returned to Participants' Accounts who are subject to such provisions.

(B)         If the Participant may take an immediate distribution of his or her Account and does not consent to a distribution and is subject to the Reshuffling provisions such Participant must be provided sufficient investment options in order to ensure that the loss of the Employer Stock investment is not a significant detriment within the meaning of Treas. Reg. section 1.411(a)-11(c)(2)(i).

(e)          Valuation Date. The distributable amount of a Participant's Account is the vested portion of his Account as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or Beneficiary as reduced by any subsequent distributions, withdrawals or loans.

(f)          Restriction on Deferral of Payment. Unless otherwise elected, benefit payments under the Plan will begin to a Participant not later than the 60th day after the latest of the close of the Plan Year in which:

(1)         the Participant attains Normal Retirement Age;

(2)         occurs the 10th anniversary of the year in which his participation commenced; or

(3)         the Participant has a Termination of Employment.

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ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

(g)          Minimum Distribution Requirements. Distributions shall be made in a method that is in conformance with the requirements set forth in Section 7.05. Section 7.05 shall not be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and Beneficiaries that is not otherwise permitted by the Plan. Any elections described in Section 7.02(a)(5) and 7.02(c) shall also apply to this Section 7.05.

Section 7.03         CASH-OUT OF SMALL BALANCES

(a)          Vested Account Balance Does Not Exceed $5,000. Notwithstanding the foregoing, if involuntary cash-out is selected in the Adoption Agreement and the vested amount of an Account payable to a Participant or Beneficiary does not exceed $5,000 (or such lesser amount specified in the Adoption Agreement) at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury Regulations), such vested Account shall be paid in a lump sum to the extent it is not subject to the automatic rollover provisions of Section 7.06(c) below.

(b)          Vested Account Balance Exceeds $5,000. If the value of a Participant's vested Account balance exceeds $5,000 or such lesser amount as specified in the Adoption Agreement, and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. Notwithstanding the foregoing and unless otherwise specified in the Adoption Agreement, payments shall commence as of the Participants Required Beginning Date in the form of a lump sum or installment payments. The Participant's consent shall be obtained in writing within the 180-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date specified in the Adoption Agreement. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. Except to the extent provided in Section 7.10, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. In the event a Participant's vested Account balance becomes distributable without consent pursuant to this Subsection (b), and the Participant fails to elect a form of distribution, the vested Account balance of such Participant shall be paid in a single sum except to the extent provided in Section 7.10.

(c)          For purposes of this Section 7.03, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of Code section 72(o)(5)(B).

(d)          Required Distributions and Plan Termination. Consent of the Participant or his spouse shall not be required to the extent that a distribution is required to satisfy Code sections 401(a)(9) or 415. In addition, upon termination of this Plan the Participant's Account balance shall be distributed to the Participant in a lump sum distribution unless payment is made in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10. However, if the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

(e)          Rollovers          (1)         Applicability and Effective Date. This Section 7.03(e) shall apply if elected by the Plan Sponsor in the Adoption Agreement and shall be effective January 1, 2002 unless otherwise specified in the Adoption Agreement.

(2)         Treatment of Rollovers. If elected in the Adoption Agreement, Rollovers shall be disregarded in determining the value of the Account balance for involuntary distributions. For purposes of this Section 7.03, the Participant's vested Account balance shall not include that portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

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(f)          Notice of Right to Defer. Any description of a Participant's right to defer a distribution under Code section 411(a)(11) must also include a description of the consequences of failing to defer receipt of the distribution. The Plan will not be treated as failing to meet these notice requirements if the Plan Administrator makes a reasonable attempt to comply with the new requirements during the period that is within 90 days of the issuance of regulations.

Section 7.04         BENEFICIARY

(a)          Beneficiary Designation Right. Each Participant, and if the Participant has died, the Beneficiary of such Participant, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon such individual's death. To the extent that a Participant's Account is not subject to Section 7.10, the spouse of a married Participant shall be the sole primary Beneficiary of such Participant unless the requirements of Subsection (b) are met. To the extent that a Participant's Account is subject to Section 7.10, the spouse of a married Participant shall be the Beneficiary of 100% of such Participant's Account unless the spouse waives his or her rights to such benefit pursuant to Section 7.10. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant's lifetime (or if the Participant has died, during the lifetime of the Beneficiary of such Participant who desires to designate a further Beneficiary). Except as provided in Section 7.04(b) or Section 7.10, as applicable, each Participant (or Beneficiary) shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Plan Administrator.

(b)          Form and Content of Spouse's Consent. To the extent that a Participant's Account is not subject to Section 7.10, the Participant may designate a Beneficiary other than his spouse pursuant to this Subsection if: (i) the spouse has waived the spouse's right to be the Participant's Beneficiary in accordance with this Subsection, (ii) the Participant has no spouse, or (iii) the Plan Administrator determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations. If required, such consent: (i) shall be in writing, (ii) shall relate only to the specific alternate Beneficiary or beneficiaries designated (or permits Beneficiary designations by the Participant without the spouse's further consent), (iii) shall acknowledge the effect of the consent, and (iv) shall be witnessed by a plan representative or notary public. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent that permits subsequent changes by the Participant to the Beneficiary designation without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right.

(c)          In the event that the Participant fails to designate a Beneficiary, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant's spouse or, if there is no spouse, if there is no spouse, to the Participant's children in equal shares or, if there are no children to the Participant's estate unless otherwise specified in the Adoption Agreement.

Section 7.05         MINIMUM DISTRIBUTION REQUIREMENTS

(a)          General Rules.

(1)         Effective Date.

(A)         In General. Subject to Section 7.10, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified in the Adoption Agreement, the provisions of this Section apply to calendar years beginning after December 31, 2002.

(B)         2009 Waiver of Requirements. Notwithstanding other provisions of the Plan to the contrary; to the extent provided in the Adoption Agreement and by Code section 401(a)(9), IRS Notice 2009-82 and any superseding guidance, a Participant or Beneficiary who would have been required to receive 2009 RMDs or Extended 2009 RMDs will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

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(i)          In addition, notwithstanding other provisions of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009, as chosen in the Adoption Agreement, will be treated as eligible rollover distributions.

(ii)         Definitions:

(1)         "2009 RMDs" are Required Minimum Distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code;

(2)         "Extended 2009 RMDs" are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's designated Beneficiary, or for a period of at least 10 years.

(2)         Construction. All distributions required under this Section shall be determined and made in accordance with the regulations under Code section 401(a)(9) and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G). Nothing contained in this Section shall be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and/or Beneficiaries that is not otherwise permitted by the Plan.

(3)         Limits on Distribution Periods. As of the first distribution calendar year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods:

(A)         the life of the Participant;

(B)         the joint lives of the Participant and a designated Beneficiary;

(C)         a period certain not extending beyond the life expectancy of the Participant; or

(D)         a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated Beneficiary.

(b)          Time and Manner of Distribution.

(1)         Required Beginning Date. Unless an earlier date is specified in Section 7.02(b), the Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

(2)         Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)         If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then unless an earlier date is specified in Section 7.02(b), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)         If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, unless otherwise specified in Section 7.02(b), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)         If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death unless an earlier date is specified in Section 7.02(b).

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(D)         If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Subsection (b)(2), other than Subsection (b)(2)(A), will apply as if the surviving spouse were the Participant except as otherwise provided in Section 7.02(b).

For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section Subsection (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)         Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d) to the extent otherwise permitted by the Plan. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code 401(a)(9) and the regulations.

(c)          Required Minimum Distributions During Participant's Lifetime.

(1)         Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)         the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-2 using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)         if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-3 using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)         Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant's date of death.

(3)         The amount of the Required Minimum Distribution shall include the amount payable under a QLAC that has passed its annuity starting date (as defined in the QLAC).

(d)          Required Minimum Distributions After Participant's Death.

(1)         Death On or After Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(i)          The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)         If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the

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year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)        If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)         No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of the September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)         Death Before Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Subsection (d)(1).

(B)         No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)         Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(i), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e)          Definitions.

(1)         Designated Beneficiary. The individual who is designated by the Participant (or the Participant's surviving spouse) as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code section 401(a)(9) and Treas. Reg. section 1.401(a)(9)-4.

(2)         Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)         Life expectancy. Life expectancy is computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9, Q&A-1.

(4)         Participant's Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by (1) distributions made in the valuation calendar year after the Valuation Date and (2) any amount held in a QLAC that has not reached its annuity starting date (as defined in the QLAC). The Account balance for

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the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f)          TEFRA Section 242(b)(2) Elections.

(1)         Notwithstanding the other requirements of this Section and subject to the requirements of Section 7.10, distribution on behalf of any employee, including a More than 5% Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "section 242(b)(2) election") may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(A)         The distribution by the Plan is one which would not have disqualified such plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)         The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(C)         Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

(D)         The Employee had accrued a benefit under the Plan as of December 31, 1983.

(E)         The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

(2)         A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(3)         For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (f)(1)(A) and (E).

(4)         If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)         In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treas. Reg. section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

(g)          Application of Five Year Rule.

(1)         To the extent permitted in Section 7.02(b), if the Participant dies before distributions are required to begin and there is a designated Beneficiary, distributions to the designated Beneficiary are not required to begin by the date specified in Subsection (b)(2), but the Participant's entire interest may be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the

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Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(2)         To the extent permitted in Section 7.02(b), Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Subsections (b)(2) and (d)(2) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Subsections (b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsections (b)(2), (d)(2) and (h)(1).

Section 7.06         DIRECT ROLLOVERS

(a)          In General. This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner), a distributee may not make the election described in the preceding sentence to roll over a portion of the eligible rollover distribution. This Paragraph shall be subject to Code sections 401(a)(31) and 402(f); Treas. Reg. sections 1.401(a)(31)-1, 1.402(c)-2; and IRS Notices 2005-5, 2008-30, 2009-69, and 2009-75.

(b)          Definitions.

(1)         Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any hardship distribution; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)         Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code section 408(a), individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), or a qualified plan described in Code section 401(a), that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code section 414(p).

If any portion of an eligible rollover distribution is attributable to payments or distributions from a Roth Elective Deferral Account, an eligible retirement plan shall only include another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c). The Plan will not provide for a direct

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rollover (including an automatic rollover) for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant's other Accounts are reasonably expected to total less than $200 during a year. The provisions of this Section that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 are applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant's other Accounts in the Plan, even if the amounts are distributed at the same time.

Notwithstanding the foregoing, effective for distributions made after December 31, 2007, a Participant may roll over a distribution from the Plan to a Roth IRA provided that the amount rolled over is an eligible rollover distribution (as defined in Code section 402(c)(4)) and, pursuant to Code section 408A(d)(3)(A), there is included in gross income any amount that would be includible if the distribution were not rolled over.

Notwithstanding the foregoing, effective January 1, 2007, a non-spouse Beneficiary who is a designated Beneficiary within the meaning of Code section 401(a)(9)(E) may, after the death of the Participant, make a direct rollover of a distribution to an IRA established on behalf of the designated Beneficiary; provided that the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant's spouse. Such direct rollovers shall be subject to the terms and conditions of IRS Notice 2007-7 and superseding guidance, including but not limited to the provision in Q&A-17 regarding required minimum distributions. Effective January 1, 2010, the distributions described in this paragraph shall be subject to Code sections 401(a)(31), 402(f) and 3405(c).

Notwithstanding the foregoing, effective for taxable years beginning on or after January 1, 2007, a portion of a distribution shall not fail to be an eligible rollover distribution merely because such portion consists of amounts which are not includible in gross income. However, such portion may be transferred as a direct rollover only to a qualified trust or to an annuity contract described in Code section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(3)         Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)         Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)          Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) in accordance with the provisions of Section 7.03(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.02, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. Unless otherwise elected in the Adoption Agreement, for purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant's distribution attributable to any Rollover Contribution is included. Eligible rollover distributions from a Participant's Roth Elective Deferral Account are separately taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

(d)          Special Rule for S Corporations. The Plan may permit a direct rollover of the distribution of S Corporation stock to an IRA, provided that:

(1)         The S Corporation shall repurchase the stock immediately upon the Plan's distribution of the stock to an IRA;

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(2)         Either: (i) the S Corporation must repurchase the S Corporation stock contemporaneously with, and effective on the same day as, the distribution, or (ii) the Plan may assume the rights and obligations of the S Corporation to repurchase the S Corporation stock immediately upon the Plan's distribution of the stock to an IRA and the Plan repurchases the S Corporation stock contemporaneously with, and effective on the same day as, the distribution;

(3)         No income (including tax-exempt income), loss, deduction, or credit attributable to the distributed S Corporation stock under Code section 1366 shall be allocated to the Participant's IRA.

Section 7.07         MINOR OR LEGALLY INCOMPETENT PAYEE

If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian. If a distribution is to be made to such person and there is no legal guardian, the Plan Administrator may direct that payment be made to: (a) a parent, (b) a person holding a power of attorney; (c) a person authorized to act on behalf of such person under state law, or (d) the custodian for such person under the Uniform Transfer to Minors Act, if such is permitted by the laws of the state in which such minor resides. Such payment shall fully discharge the Trustee, Plan Administrator, Trust Fund, and the Employer from further liability on account thereof.

Section 7.08         MISSING PAYEE

If all or any portion of the distribution payable to a Participant or Beneficiary remains unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after making reasonable efforts to contact the Participant or Beneficiary (which may include, but not be limited to, sending a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary; and/or a commercial locating service) the Plan Administrator may use a reasonable method to remove the assets from the Plan that is consistent with ERISA and the Code. Such methods may include, but not be limited to, (a) creating an individual retirement plan designated by the Plan Administrator; or (b) if, for a period of more than five years after such distribution becomes payable or six months after all attempts to locate the Participant or Beneficiary, the Plan Administrator is still unable to ascertain the whereabouts of the Participant or Beneficiary, the amount so distributable may be treated as a forfeiture under Article 6 hereof. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit pursuant to clause (b) of the preceding sentence, such benefit shall be reinstated without any credit or deduction for earnings and losses. Amounts forfeited from a Participant's Account under this Section shall be used pursuant to Section 6.03(d).

Section 7.09         DISTRIBUTIONS UPON TERMINATION OF PLAN

Except as provided in Section 7.10, a Participant may receive the balance of his Account in a lump sum payment upon termination of the Plan without the establishment of alternative defined contribution plan (as described in Treas. Reg. section 1.401(k)-1(d)(4)) other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA Plan (defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code section 457(b) or (f).

Section 7.10         JOINT AND SURVIVOR ANNUITIES

(a)          Application. Notwithstanding any provision to the contrary, this Section shall apply: (i) if a Participant elects benefits in the form of any annuity; or (ii) to the portion of the Participant's Transfer Account attributable to funds subject to the survivor annuity requirements of Code section 401(a)(11) and section 417 that were transferred from another plan (or to such other Accounts if the amounts subject to such survivor annuities and were not separately accounted for). This Section shall only apply if the Participant's Account exceeds $5,000 (or such lesser amount specified in the Adoption Agreement) at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury regulations). Effective January 1, 2002 unless otherwise specified in the Adoption Agreement and if elected by the Plan Sponsor in the Adoption Agreement, for purposes of this Section 7.10(a), the Participant's vested Account balance shall not include that portion of the Account balance that is

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attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(b)          Qualified Joint and Survivor Annuity. Unless otherwise elected pursuant to Subsection (d) below, a Participant's vested Account balance, to the extent provided in Subsection (a) above, will be paid to him by the purchase and delivery of an annuity in the form of a Qualified Joint and Survivor Annuity. Effective for Annuity Starting Dates in Plan Years beginning after December 31, 2007, to the extent that the Plan must offer a Qualified Joint and Survivor Annuity, the Plan shall also offer a Qualified Optional Survivor Annuity as another optional form of benefit.

A Participant may waive the Qualified Joint and Survivor Annuity during a period that begins on the first day of the 180-day period ending on the Annuity Starting Date and ends on the later of the Annuity Starting Date or the 30th day after the Plan Administrator provides the Participant with a written explanation of the Qualified Joint and Survivor Annuity. The Plan Administrator shall no less than 30 days and no more than 180 days prior to the Annuity Starting Date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (v) the relative values of the various optional forms of benefits under the Plan pursuant to Treas. Reg. section 1.417(a)(3)-1(c)(2).

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(c)          Qualified Preretirement Survivor Annuity. Unless otherwise elected within the applicable election period and to the extent provided in Subsection (a) above, if a Participant dies before the Annuity Starting Date then at least 50% of the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse which shall be distributed to the spouse. The surviving spouse may direct the commencement of payments under the qualified preretirement survivor annuity within a reasonable time after the Participant's death. The terms of such annuity contract shall comply with the provisions of this Plan and the annuity contract shall be nontransferable. The applicable election period shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the election period shall begin on the date of separation. A Participant who has not yet attained age 35 may waive the annuity specified in this Subsection (c) provided that (1) the Participant receives a written explanation pursuant to the following paragraph and (2) such election is not effective as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Subsection. Notwithstanding anything in this Section to the contrary, the surviving spouse may elect, in writing, to have the Account balance be distributed pursuant to Section 7.02(b).

The Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the annuity described in this Subsection (c) in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection (b) applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; or (iii) within a reasonable period ending after Termination of Employment in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs,

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and ending one year after that date. If a Participant who separates from service before the Plan Year in which he attains age 35 thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(d)          Elections. Any waiver of the annuities described in Subsections (b) and (c) above shall not be effective unless: (i) the Participant's spouse consents in writing to the election; (ii) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse (within the meaning of Code section 417) or that the spouse cannot be located, a waiver will be deemed a qualified election. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Subsections (b) and (c).

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Subsections (b) and (c).

For purposes of determining a Participant's spouse, the Plan Administrator shall apply the one-year rule in Code section 417(d), Treas. Reg. section 1.401(a)-20 to the extent selected in the Adoption Agreement.

(f)          Deferred Annuity Contracts. In determining whether and/or how the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity rules described in Code sections 401(a)(11) and 417 apply to a deferred annuity contract purchased under the Plan, the provisions of Internal Revenue Service Revenue Ruling 2012-3 and any superseding guidance shall apply.

ARTICLE 8 IN-SERVICE DISTRIBUTIONS AND LOANS

Section 8.01         HARDSHIP

(a)          Hardship. A Participant may receive a distribution on account of hardship from the Accounts specified in the Adoption Agreement. Notwithstanding anything in the Plan to the contrary if the Adoption Agreement permits a hardship distribution from an Account, the amount available for a hardship distribution from such Account shall include any amounts grandfathered under Treas. Reg. section 1.401(k)-1(d)(3)(ii)(B). Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a hardship distribution pursuant to this Section 8.01 from Accounts that are fully (100%) vested.

(b)          Hardship - Safe Harbor. If the Adoption Agreement provides that the Plan has adopted safe harbor criteria for Hardship withdrawal, the following shall apply:

(1)         Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding by the Plan Administrator of an immediate and heavy financial need where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy:

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(A)         Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Employee, or the Employee's spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(B)         Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(C)         Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee's spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(D)         Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence;

(E)         Payments for burial or funeral expenses for the employee's deceased parent, spouse, children or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B));

(F)         Expenses for the repair of damage to the employee's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(G)         Other expenses as provided by the Commissioner as specified in Treas. Reg. section 1.401(k)-1(d)(3)(v).

(2)         Amount Necessary to Satisfy Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(A)         The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(B)         The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer; and

(C)         All plans maintained by the Employer provide that the Participant's Elective Deferrals (and after tax contributions) will be suspended for 6 months (12 months, for hardship distributions before 2002) after the receipt of the hardship distribution; and

(c)          Hardship - Non Safe Harbor. If the Adoption Agreement provides that the Plan has adopted the non-safe harbor criteria for hardship for permitted Accounts, the following shall apply:

(1)         Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding by the Plan Administrator of an immediate and heavy financial need where such Participant lacks other available resources. Whether a Participant has an immediate and heavy financial need is to be determined based on all relevant facts and circumstances. The need to pay the funeral expenses of a family member would constitute an immediate and heavy financial need and a distribution made to a Participant for the purchase of a boat or television would not constitute a distribution made on account of an immediate and heavy financial need. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Participant.

(2)         Amount Necessary to Satisfy Need. A distribution is not treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount

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required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Participant. This determination generally is to be made on the basis of all relevant facts and circumstances. For purposes of this Subsection, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. A vacation home jointly owned (regardless of the nature of legal title) by the Participant and the Participant's spouse will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act is not treated as a resource of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution generally may be treated as necessary to satisfy a financial need if the Employer relies upon the Participant's written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(A)         Through reimbursement or compensation by insurance or otherwise;

(B)         By liquidation of the Participant's assets;

(C)         By cessation of all Participant contributions under the Plan;

(D)         By other currently available distributions (including distribution of ESOP dividends under Code section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(E)         By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of this Subsection, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the Employee from obtaining other necessary financing.

Section 8.02         SPECIFIED AGE

A Participant may receive a distribution on attainment of a specified age from the Accounts specified in the Adoption Agreement. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a specified age distribution pursuant to this Section 8.02 from Accounts that are fully (100%) vested.

Section 8.03         OTHER WITHDRAWALS

(a)          After a Period Certain. To the extent provided in the Adoption Agreement, a Participant may receive a distribution from his Non-Elective Contribution Account which has accumulated for at least twenty-four (24) months. However, an individual who has been a Participant for five (5) or more Plan Years shall be entitled to receive a distribution of his Non-Elective Contribution Account regardless of the length of time the funds have accumulated. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a distribution pursuant to this Section 8.03(a) from Accounts that are fully vested.

(b)          At Any Time. To the extent provided in the Adoption Agreement, a Participant may receive a distribution from his Rollover Contribution Account at any time.

Section 8.04         TRANSFER ACCOUNT

In addition to the foregoing, a Participant may receive a distribution from his Transfer Account as permitted under the terms of any plan from which funds in such Account were transferred to the extent that such optional forms of benefit must be preserved pursuant to Code section 411(d)(6).

Section 8.05         RULES REGARDING IN-SERVICE DISTRIBUTIONS

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(a)          In General. This Section shall apply only to the extent that in-service withdrawals are otherwise permitted pursuant to this Article 8.

(b)          Frequency and Amount of Withdrawals. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of withdrawals; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000. Unless otherwise provided in the Adoption Agreement, such distributions may be paid in cash or in-kind

(c)          Form of Withdrawals. All distributions of amounts withdrawn pursuant to Sections 8.01, 8.02, 8.03 and 8.04 shall be made in the form of a single sum as soon as practicable following the Valuation Date as of which such withdrawal is made. Such distributions shall be paid in cash; provided however, that in-service withdrawals may be made from ESOP Accounts in Employer Stock to the extent that the Plan permits distributions from ESOP Accounts in Employer Stock.

(d)          Active Employment. Only Employees shall be eligible to receive in-service distributions pursuant to this Article 8.

(e)          Ordering Rule. The Plan Administrator shall determine the ordering rule for in-service distributions. Such ordering rule may provide that the Participant may elect to have payments made any combination of such accounts and any other Account.

(f)          Transfer Account. A Participant may receive a distribution from the vested portion of his Transfer Account only to the extent such account was not transferred from a qualified plan subject to Code section 412, to the extent Section 8.04 applies or to the extent the Adoption Agreement permits distributions to be made to a Participant who has attained age 62 and who has not separated from employment.

(g)          Spousal Consent. If Section 7.10 applies to the Account distributed a Participant must obtain the consent of his or her spouse, if any, to obtain an Account balance as an in-service distribution. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the in-service distribution is to be so secured. The consent must be in writing, must acknowledge the effect of the in-service distribution, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that in-service distribution.

Section 8.06         LOANS

(a)          Eligible Participants. To the extent provided in the Adoption Agreement, a Participant may apply for a loan from the Plan and the provisions of Code section 72(p) and Treas. Reg. section 1.72(p)-1 shall apply to the Plan and are hereby incorporated by reference. The Plan Administrator may provide that a loan may only be granted for the purpose of enabling the Participant to meet a financial hardship or an unusual or special situation in his financial affairs. Loans shall only be granted pursuant to the terms of this Section to persons who the Plan Administrator determines have the ability to repay the loan. Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants. Loans shall be made available to all Participants on a nondiscriminatory and reasonably equivalent basis.

(b)          Maximum Loan Amount. Unless otherwise provided in the Adoption Agreement, loans shall not be made from an ESOP Account. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of:

(1)         $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

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(2)         one-half the present value of the vested Account balance of the Participant or, if greater and so provided in the Adoption Agreement, the total vested Account balance up to $10,000; provided that additional security is given to the extent such loan exceeds 50% of the vested Account balance .

For the purpose of the above limitation, all loans from all qualified plans of the Employer are aggregated.

(c)          Loan Term and Amortization. Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If so provided in the Adoption Agreement, a loan term may extend beyond five years if the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

(d)          Minimum Loan Amount - Maximum Number of Loans. The Adoption Agreement shall specify a minimum loan amount and the maximum number of loans outstanding at any one time.

(e)          Interest Rate. Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

(f)          Security. All loans shall be secured by no more than one-half of the vested portion of the Participant's Accounts (determined immediately after the origination of the loan) and such additional security as the Plan Administrator may deem necessary. All loans made to Participants under this Section are to be considered Trust Fund investments and shall be segregated for purposes of Article 9 hereof unless provided otherwise in the Adoption Agreement.

(g)          Repayment. Loans shall be repaid in accordance with the foregoing and the Plan Administrator may require as a condition to granting such loan that it be repaid through payroll deductions. Unless the loan note provides otherwise, the principal amount of the loan and accrued interest shall become immediately due and payable upon a Termination of Employment. Repayment may be suspended pursuant to Code section 414(u).

(h)          Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, against the Account of the Participant to whom the loan is granted.

(i)          Default. In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.

(j)          Loans to Self-Employed Persons. For Plan loans made before January 1, 2002, no loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation. An owner-employee means, if the Employer is a sole proprietorship, an individual who is the sole proprietor, or, if the Employer is a partnership, a partner owning more than 10% of either the capital or profits interest of the partnership.

(k)          Loan Procedures. The Plan Administrator is authorized to adopt any administrative rules or procedures that it deems necessary or appropriate with respect to the granting and administering of loans under this Article 8.

(l)          Spousal Consent. If Section 7.10 applies or if so provided in the Adoption Agreement, a Participant must obtain the consent of his or her spouse, if any, to use the Account balance as security for a loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

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(m)          Ordering Rule. The Plan Administrator shall determine from which Accounts a Participant may receive a loan and the ordering rule for loans.

If Section 7.10 applies and a valid spousal consent has been obtained, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

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ARTICLE 9 INVESTMENT AND VALUATION OF TRUST FUND

Section 9.01         INVESTMENT OF ASSETS

All existing assets of the Trust Fund and all future contributions shall be invested in accordance with the terms of this Article 9. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Company and which qualifies under Code section 401(a) and may be held as a single fund under one or more trust instruments; provided that the value of each plan's assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of Participants in the other plans.

Section 9.02         PARTICIPANT SELF-DIRECTION

(a)          In General. To the extent provided for in the Adoption Agreement, the Plan Administrator may permit Participants to direct the investment of their Accounts pursuant to this Section 9.02. Any Participant self direction shall be made pursuant to such uniform guidelines and procedures as the Plan Administrator may establish from time to time. Notwithstanding the foregoing, a Participant may not alter his investment in the Employer Stock Fund except as provided in Subsection (b) below.

(b)          Pre-Retirement Diversification Rights.

(1)         The Plan Administrator shall offer a Qualified Participant the option to direct the investment of Employer Stock acquired by or contributed to the Plan after December 31, 1986 (or all Employer Stock if so provided in the Adoption Agreement) into other Investment Funds pursuant to this Subsection and Code section 401(a)(28)(B)(ii)(II) during the Diversification Election Period. The Participant must elect such option within 90 days after the end of each Plan Year during the Diversification Election Period, and the value of such Employer Stock will be invested as directed by such Participant within 180 days after the end of such Plan Year.

(2)         The maximum number of shares of Employer Stock which a Qualified Participant may elect to reinvest as of the end of each of the Plan Years during the Diversification Election Period shall be that number of such shares (rounded to the nearest whole number) which is equal to the result determined by the formula (25% x (A + B)) - B, where A is the number of shares of Employer Stock which are allocated to his Account as of the applicable date and B is the number of shares of Employer Stock, if any, previously reinvested by the Participant pursuant to this Subsection, provided that for purposes of determining such maximum number of shares for the last Plan Year in a Diversification Election Period, fifty percent (50%) shall be substituted for twenty-five percent (25%). No Participant may elect to reinvest during any Diversification Election Period if the fair market value as of the end of the preceding Plan Year of Employer Stock allocated to such Participant's account is $500 or less, determined as of the Plan's valuation date immediately preceding the first day on which a Qualified Participant is eligible to make a diversification election.

(3)         In the event a Qualified Participant elects to diversify pursuant to the foregoing, the Plan Administrator may elect instead to distribute to the Qualified Participant the amounts subject to such election. The distribution must occur within 90 days after the last day of the annual Diversification Election Period. Distribution of diversified Employer Stock must comply with section 7.02(a).

(4)         In the event a Qualified Participant elects to diversify pursuant to the foregoing, the Plan Administrator may elect instead to transfer an amount equal to the value of the diversified Employer Stock to another qualified defined contribution plan of the Employer that offers at least three investment options (each of which must be diversified and have materially different risk and return characteristics). This transfer must be made within 90 days after the last day of the annual Diversification Election Period and must comply with applicable qualification requirements, including Code section 414(l), 411(d)(6) and 401(a)(11).

(c)          Investment Elections. To the extent provided in Subsections (a) and (b), each Qualified Participant shall direct in the form and manner and at the time or times prescribed by the Plan Administrator the percentage of the applicable Accounts to be invested in one or more of at least three alternative investment options available under the Plan. Each of

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these investment options must be diversified and have materially different risk and return characteristics. The Plan must invest the value of the diversified Employer Stock in accordance with the direction of the Qualified Participant within 90 days after the end of the annual Diversification Election Period. After the death of the Participant, a Beneficiary shall be entitled to make investment elections as if the Beneficiary were the Participant. Notwithstanding the foregoing, the Plan Administrator may restrict investment transfers to the extent required to comply with applicable law.

(d)          Loans. If the Adoption Agreement does not permit Participant self-direction, any assets that are held in the form of a Participant loan made pursuant to Article 8 shall be treated as a segregated investment unless otherwise provided by the Plan Administrator.

Section 9.03         INDIVIDUAL ACCOUNTS

To the extent provided in the Adoption Agreement, there shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Non-Elective Contribution Account, Rollover Contribution Account, Transfer Account and any other Account established by the Plan Administrator. Each such Account shall separately reflect the Participant's interest in the Trust Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Account. A Participant's interest in the Trust Fund shall be determined and accounted for based on his beneficial interest in such fund.

Section 9.04         QUALIFYING EMPLOYER INVESTMENTS

Subject to Section 1.02, the Trustee may invest up to 100% (to extent that the Plan is not subject to Section 7.10) of the fair market value of the assets of the Trust Fund in Qualifying Employer Securities or Qualifying Employer Real Property". In accordance with IRC 409(l), the term "employer security" means (i) common stock issued by the Employer, or by a corporation within the same controlled group, which is readily tradeable on an established securities market (this requires that sales of the stock take place regularly and consistently based on the facts and circumstances), (ii) if there is no readily tradeable common stock, closely held common stock of the Employer which has a combination of voting power and dividend rights equal to or in excess of the class of common stock of the Employer having the greatest dividend rights, and (iii) noncallable preferred stock if the stock is convertible into stock which meets the requirements of (i) or (ii) above, and if the conversion price is reasonable as of the date the ESOP acquired the preferred stock.

Section 9.05         ALLOCATION OF EARNINGS AND LOSSES

(a)          Reinvestment. Except as provided in Section 9.09, the dividends, capital gains distributions, and other earnings received on the Trust Fund shall be allocated to such fund and reinvested.

(b)          Valuation. Except as provided in Section 9.10, the assets of each Investment Fund shall be valued at their current fair market value as of each Valuation Date, and Accounts of each Participant with interests in that Investment Fund shall be credited with such Participant's allocable share of the earnings and losses of each Investment Fund since the immediately preceding Valuation Date. Such allocation shall be done on the basis of such Participant's interest in the applicable Investment Fund. For purposes of the allocation of investment earnings and losses, the Plan Administrator may adjust the value of interests of Investment Funds in Accounts as of the preceding Valuation Date to account for any contributions, distributions or withdrawals that occur after such preceding Valuation Date.

(c)          Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any distributions and withdrawals made therefrom since the preceding Valuation Date, (ii) increasing or reducing such Accounts by the Participant's share of earnings and losses and reasonable fees charged against such accounts at the direction of the Plan Administrator, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

(d)          Allocation of Expenses. The Plan Administrator may allocate all, none or any portion of the Plan's expenses to Participant Accounts. When allocating expenses among Participant Accounts, the Plan Administrator may allocate such expenses using any reasonable method that does not violate Title I of ERISA and does not discriminate in favor of Highly Compensated Employees within the meaning of applicable provisions of Code section 401(a)(4). Such methods may include, but not be limited to: (i) allocating expenses only to current or former employees (or among any

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other classification(s) of employees), (ii) allocating expenses directly to individual employees, (iii) allocating expenses using the per capita or pro rata method, and (iv) any combination of the foregoing.

(e)          Valuation for Distribution. Except as provided in Section 9.10, for the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Articles 7 and 8, the value of the Participant's interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the date benefits are paid.

(f)          No Rights Created by Allocation. An allocation of contributions or earnings to the separate Account of a Participant under this Article 9 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

(g)          Dividends and Credits. Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account for whose benefit the contract is held. No contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Company and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Company or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Company may be returned to the Company pursuant to Article 10.

Section 9.06         VOTING RIGHTS

(a)          Accounts other than ESOP Accounts. To the extent provided in the Adoption Agreement, a Participant and a Beneficiary of a deceased Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to investments allocated to Accounts other than ESOP Accounts. An individual's allocable share of investment in the applicable Accounts shall be determined in the discretion of the Plan Administrator. As soon as practicable prior to the occasion for the exercise of such voting rights, the person designed by the Plan Administrator (the "Designee") shall deliver or cause to be delivered, to each Participant and Beneficiary of a deceased Participant entitled to vote all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to such investment allocated to the Participant's Account. Instructions by Participants and Beneficiaries to the Designee shall be in such form and pursuant to such regulations as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Designee. Any investments for which no instructions are received by the Designee within such time specified by notice and, unless otherwise required by applicable law, any shares which are not allocated to Participants' Accounts shall be voted in the same proportion that the shares for which instructions are received are voted. With respect to fractional shares for which instructions are received by the Designee, the Designee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted in the same proportion that the shares for which instructions are received are voted.

(b)          ESOP Accounts. Except as provided below, all Employer Stock held in the Trust and allocated to ESOP Accounts shall generally be voted by the Trustee, as directed by the Plan Administrator.

(1)         In General. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Employer Stock then allocated to his ESOP Accounts.

(2)         Nonregistered Securities. Notwithstanding the foregoing, this Subsection (b)(2) shall apply if the Employer Stock does not constitute registration-type securities within the meaning of Code section 409(e). A Participant or Beneficiary shall only be entitled to direct the Trustee with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by applicable Treasury regulations promulgated under Code section 409(e). Each participant shall be entitled to one vote with respect to such issues.

(3)         Instructions. If Participants are entitled to so direct the Trustee as to the voting of Employer Stock pursuant to Subsection (b)(1) or (b)(2), all such Employer Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted in accordance with such instructions. However, the Trustee shall vote any unallocated Employer Stock in the Trust Fund, or any allocated Employer Stock as to which no voting

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instructions have been received, in the same proportion as Employer Stock as to which voting instructions have been received, unless otherwise directed by the Plan Administrator.

(4)         Exempt Loan Subject to Code Section 133. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any and all voting rights attributable to shares of Employer Stock then allocated to his Account that were acquired with the proceeds of an Exempt Loan that is subject to the full pass through voting requirements of Code section 133.

(5)         Tender Offer. In the event of a tender offer for any Common Stock, the Plan Administrator shall direct the Trustee to accept or reject the offer with respect to the shares of Employer Stock held in the Trust Fund.

Section 9.07         LIQUIDITY

(a)          Trustee's Put Option. If Trustee determined that the Trust does not have sufficient cash to provide for distributions of benefits, payment of expenses or for other expenditures, the Trustee shall have an option to sell shares of Employer Stock to the Company to the to the extent necessary to provide for such expenditures, provided the sale does not violate the terms of the Plan or applicable law. The sales price shall be determined pursuant to Section 9.10.

(b)          Loans. If permitted under applicable law, rulings or regulations, and not a prohibited transaction under Code section 4975(c) or sections 406 or 407 of ERISA (or a prohibited transaction exemption), the Plan Administrator, at the request of the Trustee, shall cause the Company to advance to the Trustee the amounts needed for distributions of benefits, payment of expenses or for other expenditures. Such amounts shall be reimbursed by the Trustee to the Company, with such interest as may be permitted under ERISA.

Section 9.08         RESTRICTIONS ON COMPANY STOCK

Except as required by Code section 409(h) and by Treas. Reg. section 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Employer Stock purchased with an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan within the meaning of Code section 4975(e)(7) at that time. The Plan shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

Section 9.09         TREATMENT OF DIVIDENDS

(a)          Cash Dividends.

(1)         Dividends on Unallocated Employer Stock. Any cash dividends received which are attributable to shares of Employer Stock (i) acquired with the proceeds of an Exempt Loan and (ii) held in the Suspense Account or the Released and Unallocated Account shall be either: (x) held invested until the next Exempt Loan repayment, at which time such dividends, and interest thereon, shall be applied to repay the principal and, at the Plan Administrator's discretion the interest, of the Exempt Loan; or (y) allocated to Participants' Accounts under Article 4 for such Plan Year.

(2)         Dividends on Allocated Employer Stock. As determined in the sole discretion of the Plan Administrator, any cash dividends paid with respect to shares of Employer Stock allocated to a Participant's Account may be: (i) used to repay the principal balance of an outstanding Exempt Loan or interest thereon in whole or in part pursuant to Subsection (a)(2)(A) below; (ii) allocated to Participants' Accounts; or (iii) distributed currently (or within 90 days after the close of the Plan Year in which such dividends are paid to the Trustee) in cash to such Participants (or their Beneficiaries) on a nondiscriminatory basis pursuant to Subsection (a)(2)(B) below.

(A)         Repay Exempt Loan. In the event the Plan Administrator elects to repay the Exempt Loan, Employer Stock with a fair market value of not less than the amount of such dividend shall be allocated to each Participant to whom such dividend would have been allocated.

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(B)         Distribute to Participants. The Plan Administrator may distribute cash dividends paid with respect to shares of Employer Stock allocated to Participants' Accounts. The Plan Administrator may also allow Plan Participants to further elect to have such dividends paid to the Plan, or be distributed currently in cash to such Participants (or their Beneficiaries) under such election procedures as may be established by the Plan Administrator; provided that the dividends are paid within 90 days after the close of the Plan Year in which such dividends are paid. Such distributions may be made directly by the Corporation or by the Trustee after receipt of the dividends.

(b)          Stock Dividends. Stock dividends paid (and stock received by the Trustee as a result of a stock split, stock conversion, reorganization or recapitalization of the Company) shall be credited to the account under which such dividends arise.

Section 9.10         USE OF APPRAISER

If the Employer Stock is not readily tradable on an established securities market (within the meaning of IRS Notice 2011-19 for Plan Years beginning on or after January 1, 2012 or such later date provided in such Notice), all valuations of Employer Stock acquired by or contributed to the Plan after December 31, 1986 with respect to activities carried on by the Plan shall be performed by an independent appraiser. For purposes of the preceding sentence, the term "independent appraiser" means any appraiser meeting the requirements of Code section 170(a). Valuations of Employer Stock must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between the Plan and a S-Corporation Disqualified Person, value must be determined as of the date of the applicable transaction. For all other purposes under the Plan, value must be determined as of the most recent Valuation Date under the Plan. Earnings on shares allocated to Participant's accounts will be allocated to those accounts at least annually.

Section 9.11         LIFE INSURANCE

(a)          Purchase of Life Insurance. To the extent provided in the Adoption Agreement, a Participant may request that his Accounts that are not ESOP Accounts be invested in insurance on his life, and if the Plan Administrator, in its discretion, approves such request, it shall direct the Trustee to apply for and be the owner of any insurance contract purchased under the terms of this Section. The insurance contract(s) must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's Beneficiary in accordance with the distribution provisions of this Plan. The form and type of contract purchased shall be determined by the Plan Administrator. The Plan Administrator may also establish rules that prohibit the purchase of life insurance where the annual premium is estimated to be less than a certain minimum amount. If the Plan Administrator directs the Trustee to borrow against such contracts, such borrowings shall be on a uniform and nondiscriminatory basis. Any discretion shall be exercised in a non-discriminatory manner.

(b)          Maximum Insurance Amounts. The total premiums paid for a Participant's ordinary life insurance shall be less than 50% of the aggregate Company contributions allocated to such Participant's Account. If term insurance or universal life insurance is purchased, the aggregate premiums shall not exceed 25% of aggregate Company contributions allocated to the insured Participant's Account. If both ordinary life insurance and either term insurance or universal life insurance is purchased for a Participant, the aggregate premiums for such term insurance and/or universal life insurance plus one-half of the total premiums for such ordinary life insurance shall not in the aggregate exceed 25% of the aggregate Company contributions allocated to the insured Participant's Account. However, the foregoing restrictions shall not apply to funds that may be withdrawn or distributed from the Plan in accordance with applicable law even if such withdrawals/distributions are not permitted under the terms of the Plan.

(c)          Beneficiary. The Trust Fund shall be designated as the Beneficiary to receive death benefits payable pursuant to the provisions of any life insurance policy purchased pursuant to this Section. Any death proceeds received by the Trust Fund shall be added to the deceased Participant's Account and distributed pursuant to Article 7 hereof. Under no circumstances shall the Trust Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

(d)          Conversion of Policies. If an insured Participant does not die prior to retirement, the Trustee may: (i) convert the entire value of any such life insurance contract at or before retirement into cash to provide the retirement

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benefits set forth in Article 7 so that no portion of such value may be used to continue life insurance protection beyond retirement; or (ii) distribute any such contract to the Participant. Nothing provided herein shall be construed to prohibit the purchase, sale, transfer or exchange of any individual life insurance contract which would otherwise be permitted under applicable prohibited transaction class exemptions or Department of Labor Regulations.

(e)          Distributions. Any distribution of an insurance policy or the proceeds of an insurance policy purchased pursuant to this Section shall be subject to the requirements of Article 7.

Section 9.12         NONTERMINABLE PROTECTIONS AND RIGHTS

If the Plan provides for an exempt loan and that loan is repaid or if the Plan ceases to be an ESOP plan, any existing put, call or other option, or buy-sell or similar arrangement existing at the time of the change are nonterminable with respect to distributions of securities that were acquired with the exempt loan, as required under Treas.

Section 9.13         QUALIFYING LONGEVITY ANNUITY CONTRACT (QLAC)

(a)          Purchase of QLAC. To the extent provided in the Adoption Agreement, a Participant may request that a portion of his Account be invested in a QLAC. The QLAC must meet all requirements as stated under Treasury Regulation 1.401(a)(9)-6.

(b)          Maximum QLAC Amount. The total amount of all QLACs purchased for a Participant under this Plan or any other plan cannot exceed the limits as specified in Treasury Regulation 1.401(a)(9)-6, A-17(b). The Plan Administrator may rely on information provided by the Participant with regard to QLACs purchased for the Participant under any other plan.

(c)          Excess Premiums. If a QLAC fails to meet the maximum QLAC amount under Treasury Regulation 1.401(a)(9)-6, A-17(b), the amount will no longer be considered a QLAC and will be included in the Participant's Account Balance for purposes of distributions under Plan Section 7.05 as of the date the excess premium payment is made unless the amount is returned to a non-QLAC portion of the Participant's Account by the end of the calendar year following the calendar year in which the excess premium payment was made.

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Section 10.01         TRUST FUND

(a)          Continuation of Trust Fund. A Trust is hereby established or continued under the Plan and the Trustee will maintain a trust account for the Plan and, as part thereof, Participants' Accounts for such individuals as the Company shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Company, including amounts transferred by any prior trustee of the Plan, and such earnings, income and appreciation as may accrue thereon; less losses, depreciation and payments made by the Trustee to carry out the purposes of the Plan. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan.

(b)          Exclusive Benefit. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding Trust).

(c)          Return of Contributions. Notwithstanding any other provision of the Plan: (1) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of the Plan under Code section 401(a), if the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Company within one year after such determination, provided the application for determination is made by the time prescribed by law; (2) contributions made by the Company based upon mistake of fact may be returned to the Company within one year of such contribution; (3) as all contributions to the Plan are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the Company within one year of the disallowance of such deduction; and (4) after all liabilities under the Plan have been satisfied, the remaining assets of the Trust shall be distributed to the Company if such distribution does not contravene any provision of applicable law.

In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount that may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Company but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Trustee pursuant to this Section shall be made only upon the direction of the Company, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.

(d)          Assets Not Held by Trustee. The Trustee shall not be responsible for any assets of the Plan that are held outside of the Trust Fund. The Trustee is expressly hereby relieved of any responsibility or liability for any losses resulting to the Plan arising from any acts or omissions on the part of any insurance company holding assets outside of the Trust Fund. The Trustee may require the Company to serve as custodian for all promissory notes and related documents issued in connection with the Plan's Participant loan program and require the Company to be responsible for the safekeeping of same.

(e)          Group Trust. In the event that the Trust is a part of any group trust (within the meaning of Internal Revenue Service Revenue Rulings 81-100 and 2011-1): (1) participation in the Trust is limited to (i) individual retirement accounts which are exempt under Code section 408(e), (ii) pension and profit-sharing trusts which are exempt under Code section 501(a) by qualifying under Code section 401(a) and (iii) accounts under Code sections 403(b)(7), 403(b)(9) and governmental retiree benefit plans under Code section 401(a)(24) to the extent the requirements of Revenue Ruling 2011-1 are met; (2) no part of the corpus or income which equitably belongs to any individual retirement account or Employer's trust may be used for or diverted to any purposes other than for the exclusive benefit of the individual or the Employees, respectively, or their Beneficiaries who are entitled to benefits under such participating individual retirement account or Employer's trust; (3) no part of the equity or interest in the Trust Fund shall be subject to assignment by a participating individual retirement account or Employer's trust; and (4) the Trustee shall maintain separate accounts for each participating trust or individual retirement account.

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Section 10.02         DUTIES OF THE TRUSTEE

(a)          In General. The Trustee is not a party to, and has no duties or responsibilities under the Plan, other than those that may be expressly contained in this Article. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee. The Trustee shall discharge its assigned duties and responsibilities under this Article and the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b)          Contributions. The Trustee agrees to accept contributions that are paid to it by the Company (as well as Rollover Contributions and direct transfers from other eligible retirement plans) in accordance with the terms of this Article. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee. In-kind contributions of other than qualifying employer securities are permitted provided that the contribution is discretionary and unencumbered. Qualifying employer securities may be contributed subject to the requirements of ERISA section 408(e). The Trustee shall have no responsibility for any property until it is received by the Trustee. The special trustee specified in the Adoption Agreement has the duty to determine and collect contributions under the Plan. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

(c)          Distributions. The Trustee shall make distributions out of the Trust Fund pursuant to instructions described in Section 10.05. The Trustee shall not have any responsibility or duty under this Article for determining that such are in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments, the Company acknowledges that the Trustee is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes. In the event that any dispute shall arise as to the persons to whom payment or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been settled by the parties concerned or shall have been determined by a court of competent jurisdiction.

(d)          Records. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

(e)          Accounting. The Trustee shall file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account and all property held at the end of the accounting period. The Trustee shall use its best effort to file such written account within ninety (90) days, but not later than one hundred twenty (120) days after the end of each Plan Year. Upon approval of such accounting by the Plan Administrator, neither the Company nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date on which the accounting is delivered to the Plan Administrator.

(f)          Participant Eligibility. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely in good faith solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

(g)          Indicia of Ownership. The Trustee shall not hold the indicia of ownership of any assets of the Trust Fund outside of the jurisdiction of the District Courts of the United States, unless in compliance with section 404(b) of ERISA and regulations thereunder.

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(h)          Notice. The Trustee shall provide the Company with advance notice of any legal actions the Trustee may take with respect to the Plan and Trust and shall promptly notify the Company of any claim against the Plan and Trust.

(i)          Other Fiduciaries. The Trustee shall not be responsible for the acts or omissions of any other persons except as may be required by ERISA section 405.

Section 10.03         GENERAL INVESTMENT POWERS

In addition to all powers and authority under common law, statutory authority and other provisions of this Article, the Trustee shall have the following powers and authorities to be exercised in accordance with and subject to the provisions of Section 10.04 hereof:

(a)          Invest and reinvest the Trust Fund in any property, real, personal or mixed, wherever situated, and whether situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, options, mutual funds, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

(b)          Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, provided that such property is held in conformance with DOL Reg. section 2550-403a-1(b) and that such property is held by (i) a bank or trust company that is subject to supervision by the United States or a state, or a nominee of such bank or trust company, (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; (iii) a "clearing agency," as defined in section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee; or (iv) any other entity as provided in DOL Reg. section 2550-403a-1(b);

(c)          Collect income payable to and distributions due to the Trust Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

(d)          To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

(e)          Pursuant to the terms of Section 10.06, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(f)          Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise monies from any lender, upon such terms and conditions as are necessary to settle such transactions or distributions;

(g)          To keep such portion of the Trust Fund uninvested in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(h)          To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(i)          To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

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(j)          To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Plan and/or Trust Fund in all suits and legal and administrative proceedings (arbitration shall not be permitted to the extent the claim involves a Participant);

(k)          To invest in Treasury Bills and other forms of United States government obligations;

(l)          To deposit cash in accounts in the banking department of the Trustee or an affiliated banking organization;

(m)          To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(n)          To invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Code section 501(a), including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds which have been or may hereafter be operated by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust so long as any portion of the Trust Fund shall be invested through the medium thereof;

(o)          To sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust created hereunder, partition or exchange any real property which may from time to time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for the passing of the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price;

(p)          To repair, alter, improve or demolish any buildings which may be on any real estate forming part of the Trust Fund or to erect entirely new structures thereon;

(q)          To renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond or note secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;

(r)          To purchase any authorized investment at a premium or at a discount;

(s)          To purchase any annuity contract; and

(t)          To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

Section 10.04         OTHER INVESTMENT POWERS

(a)          Requirement for Preapproval. The powers granted the Trustee under Section 10.03 shall be exercised by the Trustee upon the written direction from the Investment Fiduciary pursuant to Sections 10.05 and 10.06. Any written direction of the Investment Fiduciary may be of a continuing nature, but may be revoked in writing by the Investment

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Fiduciary at any time. The Trustee shall comply with any direction as promptly as possible, provided it does not contravene the terms of the Plan or the provision of any applicable law. The Investment Fiduciary, by written direction, may require the Trustee to obtain written approval of the Investment Fiduciary before exercising such of its powers as may be specified in such direction. Any such direction may be of a continuing nature or otherwise and may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall not be responsible for any loss that may result from the failure or refusal of the Investment Fiduciary to give any such required direction or approval.

(b)          Prohibited Transactions. The Trustee shall not engage in any prohibited transaction within the meaning of the Code and ERISA.

(c)          Legal Actions. The Trustee is authorized to execute all necessary receipts and releases and shall be under the duty to make efforts to collect such sums as may appear to be due (except contributions hereunder); provided, however, that the Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of any asset unless it has been indemnified to its satisfaction for counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action. Notwithstanding anything to the contrary herein contained, the Trustee is authorized to compromise and adjust claims arising out of any asset held in the Trust Fund upon such terms and conditions as the Trustee may deem just, and the action so taken by the Trustee shall be binding and conclusive upon all persons interested in the Trust Fund.

(d)          Retention of Advisors. The Trustee, with the consent of the Investment Fiduciary, may retain the services of investment advisors to invest and reinvest the assets of the Trust Fund, as well as employ such legal, actuarial, medical, accounting, clerical and other assistance as may be required in carrying out the provisions of the Plan. The Trustee may also appoint custodians, subcustodians or subtrustees as to part or all of the Trust Fund.

Section 10.05         INSTRUCTIONS

(a)          Reliance on Instructions. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Investment Fiduciary, Plan Administrator or Company, the Trustee shall be entitled to act in good faith upon any written communication signed by any person or agent designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act in good faith on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

(b)          Designation of Agent.

(1)         Plan Sponsor. The Plan Sponsor shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor. After such notification, the Trustee shall be fully protected in acting in good faith upon the directions of, or dealing with, any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Plan Sponsor.

(2)         Trustee. To the extent provided in the Adoption Agreement, if there is more than one Trustee, the Trustees may designate one or more of the Trustees to act on behalf of the Trustees. Such designated Trustee shall be authorized to take any and all actions and execute and deliver such documents as may be necessary or appropriate.

(c)          Procedures. The Trustee may adopt such rules and procedures as it deems necessary, desirable, or appropriate including, but not limited to: (1) taking action with or without formal meetings; and (2) in the event that there is more than one Trustee, a procedure specifying whether action may be taken by a less than unanimous vote.

(d)          Payment of Benefits. The Trustee shall pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely in good faith on such directions

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furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

Section 10.06         INVESTMENT OF THE FUND

(a)          Investment Funds. The Investment Fiduciary shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the first sentence of Subsection (b) below, the available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

(b)          Participant Self-Direction. To the extent permitted by the Plan Administrator and the Adoption Agreement pursuant to Section 9.02, each Participant shall have the right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate Accounts of the Participant under the Plan among any one or more of the available Investment Funds; provided, however, that during any transition period as may be determined by the Investment Fiduciary, the Investment Fiduciary may direct the investment by the Trustee into the Investment Funds available during such period with respect to which individual Participants' directions shall not have been made or shall not have been permitted to be made under the Plan. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions.

(c)          Investment Managers.

(1)         Appointment of Investment Managers. The Investment Fiduciary may appoint one or more Investment Managers with respect to some or all of the assets of the Trust Fund as contemplated by section 402(c)(3) of ERISA. Any such Investment Manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Trust Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Investment Fiduciary shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Investment Fiduciary rescinds the appointment or the Investment Manager has resigned.

(2)         Separation of Duties. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Investment Fiduciary and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that each party shall have the full protection of section 405(d) of ERISA.

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(d)          Proxies.

(1)         Delivery of Information. The Trustee shall deliver, or cause to be delivered, to the Company or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant.

(2)         Voting. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Company, the Investment Fiduciary, or to the extent provided in the Adoption Agreement, the Participant or the Beneficiary of the Participant, if the Participant is deceased. However, the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, the Investment Fiduciary or the Company.

(3)         Investment Manager. To the extent not delegated to Participants pursuant to Subsection (b), the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.

(e)          Life Insurance. Any life insurance investment allowed under Article 9 shall be a permitted Investment Fund.

Section 10.07         COMPENSATION AND INDEMNIFICATION

(a)          Compensation. The Trustee shall be entitled to reasonable compensation for its services as is mutually agreed upon with the Plan Sponsor; provided that such compensation does not result in a prohibited transaction within the meaning of the Code and ERISA. If the Trustee and the Company mutually agree that the Trustee may retain as additional compensation for its services any earnings resulting from the anticipated short-term investment of funds ("float") on Plan assets deposited in or transferred to a Trustee general or omnibus account, then the Trustee shall be authorized to retain such float; provided, that such agreement: (i) discloses the specific circumstances under which float will be earned and retained, (ii) in the case of float on distributions, discloses when the float period commences and ends, and (iii) discloses the rate of the float or the specific manner in which such rate will be determined. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Trust Fund unless paid directly by the Company.

(b)          Indemnification. Unless otherwise provided in an Addendum to the Adoption Agreement, each Company shall indemnify and hold harmless the Trustee (and its delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with its duties hereunder to the extent not covered by insurance, except when the same is due to the Trustee's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under the Plan or ERISA.

Section 10.08         RESIGNATION AND REMOVAL

(a)          Resignation. The Trustee may resign at any time by written notice to the Plan Sponsor which shall be effective 60 days after delivery unless prior thereto a successor Trustee assumes the responsibilities of Trustee hereunder.

(b)          Removal. The Trustee may be removed by the Plan Sponsor at any time.

(c)          Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Plan Sponsor appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 45 days after notice of resignation shall have been given under the provisions of

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this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Plan Sponsor may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

(d)          Transfer of Trust Fund. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Plan Sponsor.

Section 10.09         OTHER TRUST AGREEMENT

(a)          General. This Section 10.09 shall apply only to the extent provided in the Adoption Agreement. If this Section applies, the terms of a separate trust agreement shall apply and Sections 9.06, 10.01 through 10.08 and Article 12 shall apply only to the extent that they are not superseded by the terms of the separate trust agreement. Other Sections of the Plan shall be construed in a manner compatible with the separate trust agreement.

(b)          Trustee. The Trustee shall be the person(s) or entity listed in the separate trust agreement. The Trustee shall be obligated under the terms and conditions of the separate trust agreement as executed by the Trustee and the Plan Administrator or Sponsor.

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ARTICLE 11 SPECIAL TOP-HEAVY RULES

ARTICLE 11 SPECIAL TOP-HEAVY RULES

Section 11.01         TOP-HEAVY STATUS

The special provisions set forth in this Article 11 shall apply during any Plan Year in which this Plan, together with any other retirement plans required to be aggregated under Code section 416(g) and the Treasury Regulations promulgated thereunder, is "Top-Heavy." This Plan is Top-Heavy for any Plan Year beginning after 1983:

(a)          If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b)          If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

(c)          If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Section 11.02         MINIMUM ALLOCATIONS

(a)          In General. In General. Notwithstanding other provisions of this Plan, for any Plan Year during which this Plan is Top-Heavy and the Top-Heavy minimum allocation is not met solely or partially in another plan, the following shall apply:

(1)         Unless otherwise provided in the Adoption Agreement and subject to (a)(4) and (a)(5) below, a Participant specified in Subsection (a)(2) below shall receive the minimum allocation or benefit requirement applicable to Top-Heavy plans specified in (a)(3) below.

(2)         Participants Receiving Minimum Allocation/Benefit. If the Participant is not eligible to participate in a defined benefit plan in a group specified in Section 11.01 other than a frozen plan in which no additional accruals are being made, he or she shall receive the minimum allocation or benefit in this Plan or any other defined contribution plan that is sponsored by the Employer provided, he or she is (i) an Eligible Employee as described in the Adoption Agreement; and (ii) employed by the Employer on the last day of the Plan Year. If the Participant is eligible to participate in a defined benefit plan in a group specified in Section 11.01, and the Top-Heavy minimum is to be made in this Plan for such Participant, he or she shall receive the minimum allocation or benefit in this Plan or any other defined contribution plan that is sponsored by the Employer provided, he or she is (i) an Eligible Employee as described in the applicable plan document; and (ii) has completed 1,000 Hours of Service (in accordance with such defined benefit plan) during such Plan Year. In the event a Participant is entitled to a Top-Heavy minimum benefit accrual under a defined benefit plan and is not otherwise eligible for a Top-Heavy minimum allocation under this Plan because of severance of employment prior to the last day of the Plan Year, such requirement shall be waived in this Plan solely to the extent the Top-Heavy minimum is required to be given in this Plan.

(3)         Amount of Minimum Allocation/Benefit. If the Participant is not eligible to participate in a defined benefit plan in a group specified in Section 11.01, the Top-Heavy minimum allocation ("defined contribution minimum") shall not be less than the lesser of 3% of such Participant's Statutory Compensation or the largest percentage of Company contributions (including Elective Deferrals) and forfeitures, as a percentage of Key Employee's Statutory Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that Plan Year. If: (i) the Participant is eligible to participate in a defined benefit plan in a group specified in Section 11.01, (ii) satisfies the requirement in the defined benefit plan to receive the Top-Heavy minimum under the terms of that plan, and (iii) the Top-Heavy minimum is to be given in this Plan, the Top-Heavy minimum benefit ("defined benefit minimum") shall be determined under one of the following methods:

(A)         Defined Benefit Minimum. A defined benefit minimum, which is an accrued benefit at any point in time equal to at least the product of (i) a Participant's average annual compensation for the period of

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consecutive years (not exceeding five) when the Participant had the highest aggregate compensation from the Employer and (ii) the lesser of 2% per year of service or 1-year period of service (within the meaning of Code section 416), as applicable, with the Employer or 20%, subject to the rules of Code section 416 and the Regulations thereunder;

(B)         Floor Offset. A floor offset approach, pursuant to Revenue Ruling 76-259, 1976-2 C.B. 111, under which the defined benefit minimum of the defined benefit plan that is provided pursuant to Subsection (A) above is offset by the benefits provided under the defined contribution plan (or plans);

(C)         Comparability Analysis. A demonstration, using a comparability analysis of Rev. Rul. 81-202, that the plans are providing benefits at least equal to the defined benefit minimum that is provided pursuant to Subsection (A) above; or

(D)         Defined Contribution Minimum. An allocation of Employer contributions and forfeitures that are made on behalf of such Participant under this Plan (or any defined contribution plan that is sponsored by the Employer) equal to 5% of the Participant's Statutory Compensation unless off-setting a portion of the minimum allocation in another plan or the Participant in this Plan is not a participant in the defined benefit plan. If the Plan allocates its Profit Sharing or Pension Contribution using permitted disparity (integration), it may, therefore, substitute the 3% in the first step of its allocation process with 5% (or such other amount required) in order to satisfy the Top-Heavy minimum allocation.

(4)         The minimum allocation is determined without regard to any Social Security contribution. The Top-Heavy minimum shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of: (i) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan); (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or (iii) Compensation less than a stated amount. Except as provided in Subsections (b) and (c) below, neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying the minimum Top-Heavy contribution requirement.

(5)         Contributions under other Plans. To the extent provided in the Adoption Agreement, the minimum allocation requirement discussed in Subsection 11.02(a) may be met solely or partially in another plan. If the minimum allocation requirement of this Section 11.02 for any Plan Year is met partially in another plan, this Plan may offset the minimum required allocation in Subsection 11.02(a) by the amount allocated in or the benefit accrued in the other plan. If, after applying the requirements of Code section 416, corresponding regulations and this Article 11, the Top-Heavy minimum allocation is not satisfied, then additional contributions may be made to this Plan and/or to one or more plans that are part of the Required Aggregation Group or Permissive Aggregation Group.

(b)          Matching Contributions. Employer Matching Contributions may be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP test and other requirements of Code section 401(m).

(c)          The Top-Heavy requirements of Code section 416 and this Section shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code sections 401(k)(11), 401(k)(12) or 401(k)(13) and Matching Contributions with respect to which the requirements of Code sections 401(m)(10), 401(m)(11) or 401(m)(12) are met; or in which the Plan is part of an "eligible combined plan" in compliance with Code section 414(x), IRS Notice 2009-71, and any superseding/subsequent guidance.

Section 11.03         MINIMUM VESTING

(a)          For any Plan Year in which this Plan is Top-Heavy, the Top-Heavy vesting schedule specified in the Adoption Agreement shall automatically apply to the Plan to the extent that it is more favorable than the vesting schedule provided for in Article 6.

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For purposes of the Adoption Agreement, "2-6 Year Graded" and "3 Year Cliff" shall be determined in accordance with the following schedules:

	Years of Vesting Service	Vesting Percentage
"2-6 Year Graded":
	Less than Two Years	0%
	Two Years but less than Three Years	20%
	Three Years but less than Four Years	40%
	Four Years but less than Five Years	60%
	Five Years but less than Six Years	80%
	Six or More Years	100%

"3 Year Cliff":
	Less than Three Years	0%
	Three or More Years	100%

(b)          The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee contributions or those already subject to a vesting schedule which vests at least as rapidly as the schedule listed above, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan initially became Top-Heavy and such Employee's Account balance attributable to Company contributions and forfeitures will be determined without regard to this Section. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

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ARTICLE 12 PLAN ADMINISTRATION

ARTICLE 12 PLAN ADMINISTRATION

Section 12.01         PLAN ADMINISTRATOR

(a)          Designation. The Plan Administrator shall be specified in the Adoption Agreement. In the absence of a designation in the Adoption Agreement, the Plan Sponsor shall be the Plan Administrator. If a Committee is designated as the Plan Administrator, the Committee shall consist of one or more individuals who may be Employees appointed by the Plan Sponsor and the Committee may elect a chairman and may adopt such rules and procedures as it deems desirable. The Committee may also take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the Committee, to execute documents in its behalf.

(b)          Authority and Responsibility of the Plan Administrator. The Plan Administrator shall be the Plan "administrator" as such term is defined in section 3(16) of ERISA and as such shall have total and complete discretionary power and authority:

(1)         to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects and resolve ambiguities and inconsistencies therein and to supply omissions thereto. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding;

(2)         to determine the amount, form or timing of benefits payable hereunder and the recipient thereof and to resolve any claim for benefits in accordance with this Article 12;

(3)         to determine the amount and manner of any allocations and/or benefit accruals hereunder, including whether the Plan maintains an ERISA account and the manner in which amounts deposited in such ERISA account shall be allocated;

(4)         to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

(5)         to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under applicable law or the provisions of this Plan;

(6)         to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(7)         to approve and enforce any loan hereunder including the repayment thereof;

(8)         to provide directions to the Trustee with respect to the purchase of life insurance (to the extent permitted in the Adoption Agreement), methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(9)         to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable; and shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by same;

(10)        to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees;

(11)        to arrange for bonding, if required by law;

(12)        to adjust Accounts in order to correct errors or omissions;

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(13)        to determine whether any domestic relations order constitutes a Qualified Domestic Relations Order and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

(14)        to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

(15)        to supply such information to any person as may be required;

(16)        to establish, revise from time to time, and communicate to the Trustee and/or the Investment Fiduciary and Investment Manager(s), a funding policy and method for the Plan;

(17)        to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published; and

(18)        to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Investment Fiduciary or Trustee.

(c)          Procedures. Unless otherwise provided in the Adoption Agreement and to the extent that the Adoption Agreement provides that the Board adopts procedures for the Plan Administrator and the Board fails to adopt such procedures, the Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished to it. The Plan Administrator's decisions shall be binding and conclusive as to all parties. Except as otherwise provided in a separate trust agreement, the Investment Fiduciary's decisions shall be binding and conclusive as to all parties.

(d)          Allocation of Duties and Responsibilities. The Plan Administrator may designate other persons to carry out any of his duties and responsibilities under the Plan.

Section 12.02         INVESTMENT FIDUCIARY

(a)          Designation. The Plan Investment Fiduciary shall be designated by the Plan Sponsor. In the absence of a designation, the Plan Administrator shall be the Investment Fiduciary. The Investment Fiduciary may consist of a committee consisting of one or more individuals who may be Employees appointed by the Plan Sponsor. If a committee is appointed, the committee shall elect a chairman and may adopt such rules and procedures as it deems desirable. The committee may take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the committee, to execute documents in its behalf.

(b)          Authority and Responsibility of the Investment Fiduciary. The Investment Fiduciary shall have the following discretionary authority and responsibility:

(1)         to manage the investment of the Trust Fund;

(2)         to appoint one or more Investment Managers;

(3)         to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;

(4)         to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), an investment policy for the Plan; and

(5)         to supply such information to any person as may be required.

(c)          Procedures. Unless otherwise provided in the Adoption Agreement and to the extent that the Adoption Agreement provides that the Board adopts procedures for the Investment Fiduciary and the Board fails to adopt such

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procedures, the Investment Fiduciary may adopt such rules and procedures as it deems necessary, desirable, or appropriate in furtherance of its duties hereunder. When making a determination or calculation, the Investment Fiduciary shall be entitled to rely upon information furnished to it.

Section 12.03         COMPENSATION OF PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY

The Plan Administrator and Investment Fiduciary shall be entitled to reasonable compensation for their services as is mutually agreed upon to the extent that such compensation would not constitute a prohibited transaction within the meaning of the Code and ERISA.

Section 12.04         PLAN EXPENSES

All direct expenses of the Plan, Trustee, Plan Administrator and Investment Fiduciary or any other person in furtherance of their duties hereunder shall be paid or reimbursed by the Company, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Section 12.05         ALLOCATION OF FIDUCIARY RESPONSIBILITY

A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and Trust Agreement. It is intended that each fiduciary shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

Section 12.06         INDEMNIFICATION

Unless otherwise provided in an Addendum to the Adoption Agreement, the Company shall indemnify and hold harmless any person serving as the Investment Fiduciary and/or Plan Administrator (and their delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such persons in connection with their duties hereunder to the extent not covered by insurance, except when the same is due to such person's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA.

Section 12.07         CLAIMS PROCEDURES

(a)          Application for Benefits. A Participant or any other person entitled to benefits from the Plan (a "Claimant") may apply for such benefits by completing and filing a claim with the Plan Administrator. Any such claim shall be in writing and shall include all information and evidence that the Plan Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. The Plan Administrator may request any additional information necessary to evaluate the claim.

(b)          Timing of Notice of Denied Claim. The Plan Administrator shall notify the Claimant of any adverse benefit determination within a reasonable period of time, but not later than 90 days (45 days if the claim relates to a disability determination) after receipt of the claim. This period may be extended one time by the Plan for up to 90 days (30 additional days if the claim relates to a disability determination), provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial review period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim relates to a disability determination, the period for making the determination may be extended for up to an additional 30 days if the Plan Administrator notifies the Claimant prior to the expiration of the first 30-day extension period.

(c)          Content of Notice of Denied Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the Claimant must take if he wishes to appeal the denial including a statement that the Claimant may bring a civil action under ERISA.

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ARTICLE 12 PLAN ADMINISTRATION

(d)          Appeals of Denied Claim. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day (180th day if the claim relates to a disability determination) after he receives the Plan Administrator's written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days (45 days if the claim relates to a disability determination). However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days (90 days if the claim relates to a disability determination) to rule on an appeal.

(e)          Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, and (4) a statement describing the Claimant's right to bring an action under section 502(a) of ERISA. The determination rendered by the Plan Administrator shall be binding upon all parties.

(f)          Determinations of Disability. If the claim relates to a disability determination, determinations of the Plan Administrator shall include the information required under applicable United States Department of Labor regulations.

Section 12.08         WRITTEN COMMUNICATION

To the extent permitted by applicable Treasury and/or Department of Labor Regulations and accepted by the Plan Administrator and, as applicable, the Trustee, all provisions of the Plan and Trust that require written notices and elections shall be interpreted to mean authorized electronic and telephonic notices and elections. Any notice made under the terms of the Plan may be made in any electronic or telephonic method.

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ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

Section 13.01         AMENDMENT

The provisions of the Plan may be amended in writing at any time and from time to time by the Plan Sponsor, provided, however, that:

(a)          No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit and no amendment shall increase the duties and liabilities of the Trustee without the Trustee's consent. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code section 412(c)(8). For purposes of this Subsection, a Plan amendment which has the effect of decreasing a Participant's Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

A Plan amendment may not decrease a Participant's accrued benefits, or otherwise place greater restrictions or conditions on a Participant's rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11). Notwithstanding the foregoing, an amendment described in the previous sentence does not violate Code section 411(d)(6) to the extent: (1) it applies with respect to benefits that accrue after the applicable amendment date; (2) the Plan amendment changes the Plan's Vesting Computation Period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c); or (3) permitted under Code section 412(d)(2) or Treas. Reg. sections 1.411(d)-3 and 1.411(d)-4 and any superseding guidance.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment is permitted under applicable Treasury Regulations.

A Plan amendment may also provide exceptions from the general prohibition against the elimination or restriction of optional forms of benefit for in-kind distributions and elective transfers as specified under Treas. Reg. section 1.411(d)-4 Q&A 2 and 3.

(b)          If the Plan's vesting schedule is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(c)          If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least 3 Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 Years of Vesting Service" for "3 Years of Vesting Service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)         60 days after the amendment is adopted;

(2)         60 days after the amendment becomes effective; or

(3)         60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

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ARTICLE 13 AMENDMENT, MERGER AND TERMINATION

The election provided for in this Section 13.01 shall be made in writing and shall be irrevocable when made.

(d)          Code section 411(d)(6) protected benefits will be available without regard to Employer discretion in accordance with Treas. Reg. section 1.411(d)(4), Q & A's #8 & 9.

(e)          Amendment to Other Vesting Provisions.

(1)         Except as provided in Subsection (e)(2), a plan amendment may not decrease a Participant's accrued benefits, or otherwise place greater restrictions or conditions on a Participant's rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11).

(2)         An amendment described in Subsection (e)(2) does not violate Code section 411(d)(6) to the extent: (i) it applies with respect to benefits that accrue after the applicable amendment date; or (ii) the plan amendment changes the Plan's vesting computation period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c).

(f)          An amendment or restatement of the Plan may be made by any method including a formal record of action by the Board or other written document and execution of such amendment or restatement may be made by written or electronic means.

Section 13.02         MERGER AND TRANSFER

(a)          Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a Participant had such plan been terminated at that time.

(b)          Transfer. The Plan Administrator may direct the Trustee to accept assets and related liabilities from another qualified plan provided that it receives sufficient evidence that the transferor plan is a tax-qualified plan. The Plan Administrator may direct the Trustee to transfer assets and related liabilities to another qualified plan provided that it receives sufficient evidence that the transferee plan is a tax-qualified plan.

Section 13.03         TERMINATION

(a)          It is the intention of the Plan Sponsor that this Plan will be permanent. However, the Plan Sponsor reserves the right to terminate the Plan at any time for any reason.

(b)          Each entity constituting the Company reserves the right to terminate its participation in this Plan. Each such entity constituting the Company shall be deemed to terminate its participation in the Plan if: (1) it is a party to a merger in which it is not the surviving entity and the surviving entity is not an affiliate of another entity constituting the Company; or (2) it sells all or substantially all of its assets to an entity that is not an affiliate of another entity constituting the Company.

(c)          Any termination of the Plan shall become effective as of the date designated by the Plan Sponsor. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants or to meet the administrative expenses of the Plan. In the event of the termination or partial termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In the event of a partial termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable. Upon termination of the Plan, Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

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ARTICLE 14 MISCELLANEOUS

ARTICLE 14 MISCELLANEOUS

Section 14.01         NONALIENATION OF BENEFITS

(a)          Except as provided in Section 14.01(b), the Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, Participants or Beneficiaries under the Plan and all payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Company, Participant or Beneficiary. Except as provided in Section 14.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary. Any reference to a Participant or Beneficiary shall include an Alternate Payee or the Beneficiary of an Alternate Payee.

(b)          Notwithstanding the foregoing, the Trustee and/or Plan Administrator may:

(1)         Subject to Section 14.02 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).

(2)         Comply with any federal tax levy made pursuant to Code section 6331.

(3)         Subject to the provisions of Code section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.

(4)         Bring action to recover benefit overpayments.

Section 14.02         RIGHTS OF ALTERNATE PAYEES

(a)          General. An Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order that are consistent with this Section 14.02.

(b)          Distribution. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or a portion of a Participant's benefits under the Plan to an Alternate Payee in accordance with the terms and conditions of a Qualified Domestic Relations Order. The Plan hereby specifically permits and authorizes distribution of a Participant's benefits under the Plan to an Alternate Payee in accordance with a Qualified Domestic Relations Order prior to the date the Participant has a Termination of Employment, or prior to the date the Participant attains his earliest retirement age as defined in Code section 414(p). Unless otherwise provided in the Adoption Agreement, the preceding sentence does not apply to the Participant's ESOP Account.

(c)          Investment Funds. If the Qualified Domestic Relations Order does not specify the Participant's Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant's Accounts, and the Investment Funds in which such Accounts are invested (excluding any amounts invested as a Participant loan), on a pro rata basis. A Qualified Domestic Relations Order may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant's vested Accounts after deduction of any outstanding loan.

(d)          Default Rules. Unless a Qualified Domestic Relations Order establishing a separate account for an Alternate Payee provides to the contrary:

(1)         Death Benefits. An Alternate Payee shall have the right to designate a Beneficiary who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If

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ARTICLE 14 MISCELLANEOUS

the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid pursuant to Section 7.04(c) (substituting "Alternate Payee" for "Participant"). Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum as soon as administratively practicable after the Alternate Payee's death.

(2)         Investment Direction. An Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

(3)         Voting Rights. An Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights in the same manner as provided with respect to a Participant.

(e)          Withdrawals/Loans. An Alternate Payee shall not be permitted to make any withdrawals under Article 8 and shall not be permitted to make a loan from the separate Account established for the Alternate Payee pursuant to the Qualified Domestic Relations Order.

(f)          Treatment as Spouse. A former spouse may be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

(g)          Plan Procedures. Effective April 6, 2007, pursuant to DOL regulation 2530.206, a domestic relations order will not fail to be a Qualified Domestic Relations Order solely because the domestic relations order: (1) revises or is issued after another domestic relations order or Qualified Domestic Relations Order, or (2) the domestic relations order is issued after the Participant's death, divorce or Annuity Starting Date..

Section 14.03         NO RIGHT TO EMPLOYMENT

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

Section 14.04         NO RIGHT TO TRUST ASSETS

No Employee, Participant, former Participant, Beneficiary or Alternate Payee shall have any rights to, or interest in, any assets of the Trust upon Termination of Employment or otherwise, except as specifically provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

Section 14.05         GOVERNING LAW

This Plan shall be construed in accordance with and governed by the laws of the state or commonwealth specified in the Adoption Agreement to the extent not preempted by Federal law.

Section 14.06         SEVERABILITY OF PROVISIONS

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 14.07         HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

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ARTICLE 14 MISCELLANEOUS

Section 14.08         GENDER AND NUMBER

Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.widctlpar

Section 14.09         DISASTER RELIEF

The Plan may grant temporary disaster relief in compliance with Code sections 1400M and 1400Q, and subsequent guidance and/or law, to the extent provided in a resolution by the Plan Sponsor. Such resolution by the Plan Sponsor may include, but is not limited to: (a) increasing the statutory limits on, delaying the repayment of, and/or waiving the adequate security requirement for Participants loans; (b) permitting qualified disaster distributions; and/or (c) permitting the re-contribution of prior disaster distributions by Participants.

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